AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 30, 2006

                                                     Registration No. 333-______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                   ----------

                            XTRA-GOLD RESOURCES CORP.
                 (Name of Small Business Issuer in Its Charter)

            NEVADA                          1000                  91-1956240
------------------------------- ---------------------------- -------------------
(State or Other Jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
Incorporation or Organization)     Classification Number)    Identification No.)

                                6 Kersdale Avenue
                         Toronto, Ontario M6M 1C8 Canada
                            Telephone: (416) 653-5151
                            Facsimile: (416) 981-3055

       (Address, Telephone and Fax Number of Principal Executive Offices)

                                   ----------

                            Nevada Corporate Services
                            1800 E. Sahara, Suite 107
                               Las Vegas NV 89104
                            Telephone: (702) 734-7557

            (Name, Address and Telephone Number of Agent for Service)

                                   ----------

                        Copies of all communications to:

                                Roxanne K. Beilly
                        Schneider Weinberger & Beilly LLP
                      2200 Corporate Blvd., N.W., Suite 210
                              Boca Raton, FL 33431

                            Telephone: (561) 362-9595
                            Facsimile: (561) 362-9612

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering      [ ]
pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c)     [ ]
under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d)     [ ]
under the Securities Act, check the following box and list the Securities
Act registration number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434,   [ ]
please check the following box.

                                      CALCULATION OF REGISTRATION FEE
                                                          PROPOSED             PROPOSED
       TITLE OF EACH                                      MAXIMUM              MAXIMUM         AMOUNT OF
    CLASS OF SECURITIES               AMOUNT TO BE    OFFERING PRICE           AGGREGATE      REGISTRATION
      TO BE REGISTERED                REGISTERED      PER SECURITY (1)   OFFERING PRICE (1)     FEE (1)
Common Stock, par value
$.001 per share (2) ...............      8,238,672         1.20             $   9,886,407       $  1,060

Common Stock, par value
$.0001 per share (3) ..............        300,000         1.20             $     360,000       $     39

Common Stock, par value
$.001 per share, issuable
upon the exercise of options (4) ..      1,296,000         1.20             $   1,555,200       $    166

Common Stock, par value
$.001 per share, issuable
upon the exercise of options (5) ..        400,000         1.20             $     480,000       $     51

Common Stock, par value
$.001 per share, issuable
upon the exercise of
warrants (6) ......................        996,056         1.20             $   1,195,267       $    127

Common stock issuable
upon the conversion of
convertible debentures
and accrued interest (7) ..........        915,750         1.20             $   1,098,900       $    117
                                        ----------        -----             -------------       --------

TOTAL REGISTRATION FEE ............     12,146,478                                              $  1,560
                                        ==========                                              ========

__________

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 based on the average of the high and low sale price of the common stock as reported on the Pink Sheets on November 24, 2006.

(2)      Includes shares of common stock presently outstanding.

(3) Includes shares of common stock issuable upon the exercise of options with an exercise price of $0.55 per share expiring on June 20, 2015.

(4) Includes shares of common stock issuable upon the exercise of options with an exercise price of $0.70 per share expiring between April 21, 2009 and May 1, 2009.

(5) Includes shares of common stock issuable upon the exercise of options with an exercise price of $0.90 per share expiring on August 1, 2009.

(6) Includes shares of common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $1.50 per share expiring between June 16, 2007 and October 31, 2007.

(7) Includes shares of common stock issuable upon the conversion of $900,000 principal amount of convertible debentures and up to a maximum of $15,750 in the event that the holders convert the then accrued interest which would be no more than for a three month period, based upon a conversion price of $1.00 per share until June 30, 2010.

To the extent permitted pursuant to Rule 416, this Registration Statement also covers such additional number of common shares as may be issuable as a result of reclassifications, stock splits, stock dividends or similar events of the common stock, options, common stock purchase warrants and convertible debentures listed above.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                       Subject to Completion _______, 2006

PROSPECTUS

                            XTRA-GOLD RESOURCES CORP.

                        12,146,478 SHARES OF COMMON STOCK

         This prospectus (the "PROSPECTUS") and the registration statement (the "REGISTRATION STATEMENT"), of which it is a part, are being filed with the Securities and Exchange Commission (the "COMMISSION") to satisfy our obligations to the recipients of certain shares of common stock, share purchase warrants (the "WARRANTS"), optionees who have been granted nonqualified stock options ("OPTIONS") and holders of convertible debentures ("CONVERTIBLE DEBENTURES") (collectively, the "SELLING SECURITY HOLDERS") of Xtra-Gold Resources Corp. This Prospectus and the Registration Statement cover the resale:

o by certain Selling Security Holders and their transferees, donees or successors, of 8,238,672 shares of our issued and outstanding common stock;

o by certain Selling Security Holders and their transferees, donees or successors, of 996,056 shares of common stock issuable upon exercise of the Warrants at an exercise price of $1.50 per share expiring on June 16, 2007, July 31, 2007 and October 31, 2007 respectively;

o by certain Selling Security Holders and their transferees, donees or successors, of up to 1,996,000 shares of common stock issuable upon the exercise of the Options (i) at a price of $.55 per share expiring on June 20, 2015; (b) at a price of $.70 per share expiring on April 21, 2009 and May 1, 2009 respectively; and (c) at a price of $0.90 per share expiring on August 1, 2009; and

o by certain Selling Security Holders and their transferees, donees or successors, of up to 900,000 shares of common stock issuable upon the conversion of convertible debentures and up to a maximum of 15,750 shares of common stock issuable in the event that the holders convert the then accrued interest which would be no more than for a three month period at a price of $1.00 per share expiring on June 30, 2010.

         We will not receive any proceeds from sales of shares by the Selling Security Holders.

         Our common stock is quoted "Pink Sheets" quotation system ("PINK SHEETS") maintained by Pink Sheets LLC under the symbol "XTGR". The last reported sales price of our common stock on the Pink Sheets on November 24, 2006 was $1.20.

         For a description of the plan of distribution of the shares, please see page 91 of this Prospectus.

         THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 8 OF THIS PROSPECTUS TO READ ABOUT RISKS OF INVESTING IN OUR COMMON STOCK.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     The date of this Prospectus is            , 2006.

                               PROSPECTUS SUMMARY

THE COMPANY

SUMMARY OF BUSINESS

         We primarily engage in the exploration, development and mining of gold properties exclusively in the Republic of Ghana ("GHANA"), West Africa. Our interests in our projects are held, by our Ghanaian subsidiaries, through prospecting licences and mining leases granted by the Government of Ghana for licensed or leased areas respectively located within and upon concessions. A concession is a grant of a tract of land made by a government or other controlling authority in exchange for an agreement that the land will be used for a specific purpose. To a much lesser extent, we also plan in the next year or two to engage in the exploration of oil and gas producing properties in Canada and Ghana through two of our wholly-owned subsidiaries, which subsidiaries currently conduct no activity except one subsidiary has filed an application for a petroleum agreement with the Ghana National Petroleum Corporation ("GNPC").

CORPORATE HISTORY

         Xtra-Gold Resources Corp. ("XTRA-GOLD") was incorporated under the laws of the State of Nevada on September 1, 1998 under the name Silverwing Systems Corporation with an authorized capital consisting of 25,000,000 shares of common stock at a par value of $.001 per share. On August 19, 1999, we changed our name to Advertain On-Line Inc. On June 18, 2001, we changed our name to RetinaPharma International, Inc. ("RETINAPHARMA"). On December 16, 2003, following the acquisition of our wholly-owned subsidiary, Xtra-Gold Resources, Inc., a Florida corporation ("XGRI") on October 31, 2003, we changed our name to Xtra-Gold Resources Corp. and increased the number of shares of common stock we are authorized to issue to 250,000,000 shares effective December 19, 2003.

         On October 20, 2005, we amended the name of XGRI to Xtra Energy Corp. ("XTRA ENERGY"). On October 20, 2005, we incorporated our wholly-owned subsidiary, Xtra Oil & Gas Ltd. ("XOG"), an Alberta, Canada corporation, and on March 2, 2006, we incorporated our wholly-owned subsidiary, Xtra Oil & Gas (Ghana) Limited ("XOG GHANA"), an Accra, Ghana corporation for the business purpose set forth hereunder. On April 7, 1998, our wholly-owned subsidiary Xtra-Gold Exploration Limited ("XGEL"), a Ghana corporation, was formed. On June 7, 1989, our 90% owned subsidiary, Xtra-Gold Mining Limited ("XG MINING"), a Ghana corporation, was formed.

LOCATION

         Our head office is located at 6 Kersdale Avenue, Toronto, Ontario, Canada, M6M 1C8, and our telephone number there is (416) 653-5151. We maintain technical offices at P.O. Box CT5239, Cantonments, House No. 15, Ade-Coker Road, East Legon, Accra, Ghana and at 430 Westmount Avenue, Unit F, Sudbury, Ontario, P3A 5Z8. References in this Prospectus to "Xtra-Gold", "Company", "we", "us" and "our" are to Xtra-Gold Resources Corp., a Nevada corporation, and our wholly owned subsidiaries, Xtra Energy, a Florida corporation; XOG, an Alberta corporation; XGEL, a Ghana corporation, XOG Ghana, a Ghana corporation and our 90% owned subsidiary, XG Mining, a Ghana corporation.

OTHER PERTINENT INFORMATION

         All information in this Prospectus gives effect to a 5:1 forward split of our outstanding common stock on December 19, 2003. Our fiscal year end is December 31.

THE OFFERING

         This Prospectus covers the resale of a total of 12,146,478 shares of our common stock by Selling Security Holders. Of those shares covered by this Prospectus, 8,238,672 shares have been issued and are currently outstanding. The remaining 3,907,806 shares are issuable upon the exercise of Warrants, Options and Convertible Debentures and up to a maximum of 15,750 shares of common stock issuable in the event that the holders convert the then accrued interest (the "ACCRUED INTEREST") which would be no more than for a three month period that may be converted by certain Selling Security Holders. Selling Security Holders may resell their shares from time to time, including through broker-dealers, at prevailing market prices. We will not receive any proceeds from the resale of our shares by the Selling Security Holders. We will pay all of the fees and expenses associated with the registration of the shares covered by this Prospectus.

Common Stock:

   Outstanding Prior to this Offering . 28,088,157 shares

   Outstanding After this Offering  ... 31,995,963 shares, including an aggregate of 3,907,806 shares covered by this Prospectus which are reserved for possible issuance upon the exercise of outstanding Warrants and Options and the conversion of Convertible Debentures and the Accrued Interest.

   Common Stock Reserved  ............. 996,056 shares issuable upon exercise of outstanding Warrants, 1,996,000 shares
                                        issuable upon exercise of outstanding
                                        Options and up to 915,750 shares
                                        issuable on conversion of the
                                        outstanding principal owing under the
                                        Convertible Debentures and the Accrued
                                        Interest (the resale of which is covered by this Prospectus). The Warrants are exercisable at $1.50 per share, the Options are exercisable at $.55 per share, $.70 per share and $.90 respectively and the Convertible Debentures and the Accrued Interest are convertible into shares at $1.00 per share.

SELECTED FINANCIAL DATA

         The selected financial data set forth hereunder has been derived from our audited consolidated financial statements for the years ended December 31, 2005 and 2004 and our unaudited consolidated financial statements for the nine months ended September 30, 2006 and should be read in conjunction with the consolidated financial statements included elsewhere in this Prospectus.

BALANCE SHEET DATA

                                       SEPTEMBER 30           DECEMBER 31
                                           2006            2005          2004
--------------------------------------------------------------------------------

Working capital equity .............   $  3,426,518   $  2,745,926   $   981,740
Current assets .....................   $  3,513,872   $  3,138,250   $ 1,089,646
Total assets .......................   $ 12,352,310   $ 11,757,304   $ 9,613.617
Current liabilities ................   $     87,354   $    392,324   $   107,906
Total liabilities ..................   $  1,034,494   $  1,336,157   $   147,771
Stockholders' equity ...............   $ 11,317,816   $ 10,421,147   $ 9,465,846


STATEMENT OF OPERATIONS DATA

                       NINE MONTHS ENDED SEPTEMBER 30   YEARS ENDED DECEMBER 31
                           2006             2005           2005         2004
                       ---------------------------------------------------------

Revenues ............  $          -     $          -    $       -     $       -

Cost of revenues ....  $          -     $          -    $       -     $       -

Operating expenses ..  $    678,195     $    208,836    $ 416,639     $ 215,362

Net (loss) income ...  $ (1,375,973)    $    197,803    $(272,572)    $(398,533)

Net (loss) per share   $      (0.05)    $       0.00    $   (0.01)    $   (0.01)


                                  RISK FACTORS

         AN INVESTMENT IN THE SECURITIES OFFERED HEREBY IS SPECULATIVE IN NATURE AND INVOLVES A HIGH DEGREE OF RISK. THE FOLLOWING FACTORS ARE BELIEVED BY MANAGEMENT OF OUR COMPANY ("MANAGEMENT") TO BE THE MATERIAL RISKS THAT SHOULD BE CAREFULLY CONSIDERED BY INVESTORS BEFORE PURCHASING OUR SHARES.

SALES OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK INTO THE PUBLIC MARKET BY THE SELLING SECURITY HOLDERS MAY RESULT IN SIGNIFICANT DOWNWARD PRESSURE ON THE PRICE OF OUR COMMON STOCK AND COULD AFFECT THE ABILITY OF OUR STOCKHOLDERS TO REALIZE THE CURRENT TRADING PRICE OF OUR COMMON STOCK.

         Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock. We had 28,088,157 shares of our common stock issued and outstanding as at November 27, 2006. Upon this Registration Statement being declared effective, the Selling Security Holders will be able to resell up to 12,146,478 shares of our common stock.

         Further, to the extent any of the Selling Security Holders exercise any of the Warrants or Options or convert any portion of the principal owing under the Convertible Debentures into shares, and then resell the shares of common stock issued to them upon such exercise or conversion (subject to applicable securities law restrictions), the price of our common stock may decrease due to the additional shares of common stock in the market.

         As of November 27, 2006, there were 15,083,598 outstanding shares of our common stock that are restricted securities as that term is defined in Rule 144 under the Securities Act of 1933, as amended (the "SECURITIES ACT"). Albeit the Securities Act and Rule 144 place certain prohibitions on the sale of restricted securities, restricted securities may be sold into the public market under certain conditions.

         As of November 27, 2006, there is an aggregate of (i) 996,056 shares of common stock issuable upon the exercise of Warrants; (ii) 1,996,000 shares of common stock issuable upon the exercise of Options; (iii) 900,000 shares issuable upon the conversion under the Convertible Debentures; and (iv) 15,750 shares issuable upon the conversion of the Accrued Interest.

         As a result of the foregoing, a substantial number of our shares of common stock may be issued and may be available for immediate resale, which could have an adverse effect on the price of our common stock. As a result of any decrease in price of our common stock, purchasers who acquire shares from the Selling Security Holders may lose some or all of their investment. Any significant downward pressure on the price of our common stock as the Selling Security Holders sell their shares of our common stock could encourage short sales by the Selling Security Holders or others. Any such short sales could place further downward pressure on the price of our common stock.

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS RAISED DOUBT OVER OUR CONTINUED EXISTENCE AS A GOING CONCERN.

         We have incurred substantial operating and net losses, as well as negative operating cash flow, since our inception. As a result, we continued to have significant working capital and stockholders' deficits including a substantial accumulated deficit of $673,805 and $401,233, at December 31, 2005 and 2004, respectively, and $2,049,778 at September 30, 2006. In recognition of such, our independent registered public accounting firm has included an explanatory paragraph in their report on our consolidated financial statements for the fiscal years ended December 31, 2005 and 2004, which expresses substantial doubt regarding our ability to continue as a going concern.

OUR PROFITABILITY DEPENDS PRIMARILY ON THE SUCCESS OF OUR GOLD PROJECTS IN
GHANA.

         We are focused primarily on the development and production of our projects located at our Kwabeng concession (the "KWABENG PROJECT") and our Pameng concession (the "PAMENG PROJECT") and the exploration of our project located at our Banso and Muoso concessions (the "BANSO AND MUOSO PROJECT"), our project located at our Apapam concession (the "APAPAM PROJECT") and our project located at our Edum Banso concession (the "EDUM BANSO PROJECT") (collectively, our "PROJECTS"). Accordingly, our profitability will depend entirely upon the successful development and operation of our Projects. We are currently incurring losses and we expect to continue to incur losses until gold production begins at our Kwabeng and Pameng Projects. We cannot assure you that we will achieve production at any of Projects or that we will ever be profitable even if production is achieved. The failure to successfully develop any of our other Projects would have a material adverse effect on our financial condition, results of operations and cash flows. Even if we are successful in achieving production, an interruption in operations at any of our Projects that prevent us from extracting ore for any reason would have a material adverse impact on our business and financial condition.

WE WILL NEED SUBSTANTIAL ADDITIONAL FINANCING TO COMPLETE THE DEVELOPMENT AND TO COMMENCE PRODUCTION AT OUR KWABENG AND PAMENG PROJECTS.

         We estimate that the initial capital cost for the full development of our Kwabeng and Pameng Projects will be approximately a minimum of $3,000,000 and a maximum of $6,000,000. A maximum of $6,000,000 will be expended in the event we decide to purchase an earthmoving and ancillary equipment fleet or a minimum expenditure of approximately $3,000,000 will be spent to engage the services of a contract earthmoving company, in order to carry out the majority of the mining and earthmoving required. The capital cost includes working capital, land purchases and contingencies, but excludes reclamation bonding requirements, inflation, interest and other financing costs. Those estimates could change after the detailed engineering process has been completed. We are exploring various financing alternatives for the balance of the projected costs and expenses. We cannot assure you that we will be able to obtain the necessary financing for our Kwabeng and Pameng Projects on favorable terms or at all. Additionally, if the actual costs to complete the development of our Kwabeng and Pameng Projects are significantly higher than we expect, we may not have sufficient funds to cover these costs and we may not be able to obtain other sources of financing. The failure to obtain all necessary financing would prevent us from achieving production at our Kwabeng and Pameng Projects and impede our ability to become profitable.

         We will also need substantial additional financing to complete the exploration programs at our Banso and Muoso, Apapam and Edum Banso Projects. We plan to have the exploration programs for these Projects carried out by CME & Company ("CME"), an independent geological firm in Ghana, who we previously engaged to conduct exploration programs at our Banso and Muoso Project in 2004 and 2005, however, we may decide in the future to engage another geological firm.

         Our exploration costs and the exploration programs and the exploration contracts entered into or to be entered into in connection therewith for our Banso and Muoso, Apapam and Edum Banso Projects are within the control of our Company. We are entitled to terminate the exploration programs at any time without liability. Should we determine that the exploration costs may exceed the allowable budget for each exploration program, we can, among other things, reduce the number of samples to be taken to ensure there are no cost overruns. During each stage of exploration should we not encounter positive results, we can abandon the exploration program at any time if deemed to be in the best interest of our Company.

         We estimate that the costs for the 2006 Phase II exploration program at our Banso and Muoso Project are approximately $200,000, which includes additional reconnaissance soil sampling as well as more detailed soil sampling, trenching and pitting. We have entered into an exploration contract with CME for the 2006 Phase II exploration program which commenced in September 2006. We anticipate that this program will be completed in November 2006. We entered into a contract with CME to carry out a Phase I mineral exploration program at our Apapam Project consisting of stream sediment sampling, exploration grid establishment, soil sampling, geological prospecting and bedrock sampling. This program was completed in late September 2006 at an approximate cost of $100,000. We are currently awaiting results of this program. We estimate that the costs for the exploration program at our Edum Banso Project are approximately $155,000 which includes soil sampling, trenching, pitting and an Induced Polarization ("IP") (geophysical) survey. We have not yet negotiated a contract for the exploration program at our Edum Banso Project as our immediate priority is with the Banso and Muoso Project, however, we expect to negotiate and approve a contract with CME in the near future with exploration field work being conducted shortly thereafter.

MOST OF OUR MINERAL PROJECTS ARE IN THE EXPLORATION STAGE AND MAY NOT RESULT IN THE DISCOVERY OF COMMERCIAL BODIES OF MINERALIZATION.

         Except for our Kwabeng and Pameng Projects, all of our project interests are in the exploration stage only and have no ongoing mining operations. Mineral exploration involves a high degree of risk and few properties which are explored are developed into producing mines. The exploration efforts on our Banso and Muoso and Edum Banso Projects may not result in the discovery of commercial bodies of mineralization which would require us to seek other exploration projects or cease operations. While we consider our Apapam Project to be an exploration project, there are historical proven placer gold reserves of 58,000 ounces on this concession.

AS WE HAVE AN ACCUMULATED DEFICIT AND WE HAVE NOT REPORTED REVENUES IN OUR LAST TWO FISCAL YEARS, OR FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006, THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO GENERATE REVENUES OR ACHIEVE THE FINANCING NECESSARY TO ENABLE US TO PROCEED WITH OUR EXPLORATION, DEVELOPMENT AND MINING ACTIVITIES.

         We had a working capital equity of $2,745,926 as of December 31, 2005 and $3,426,518 as of September 30, 2006. We did not report revenues in our last two fiscal years ended December 31, 2005 and December 31, 2004 or from the beginning of our development stage on January 1, 2003 to September 30, 2006. Our plan of operations calls for substantial expenditures of approximately a maximum of $6,755,000 or a minimum of $3,755,000 to be incurred by us over the next 12 months in order to continue mining and development activities at our Kwabeng and Pameng Projects and to pursue exploration activities at our Banso and Muoso, Apapam and Edum Banso Projects. While we will apply future proceeds from anticipated gold sales to cover these expenditures, we anticipate that proceeds from gold sales over the next 12 months will not exceed our projected expenditures during this period with the result that we will require substantial financing in order for us to pursue our plan of operations. If we do not obtain the necessary financing, then we will not be able to proceed with our planned exploration, development and mining activities and our financial condition, business prospects and results of operations will be materially adversely affected.

THE DEVELOPMENT OF OUR KWABENG AND PAMENG PROJECTS MAY BE DELAYED.

         We may experience delays in developing our Kwabeng and Pameng Projects. These delays may affect the timing of development of these projects, and could increase their development costs, affect their economic viability, or prevent us from completing their development. The timing of development of our Kwabeng and Pameng Projects depends on many factors, some of which are beyond our control, including the:

         o  timely issuance of permits; and

         o acquisition of surface land and easement rights required to develop and operate the projects, particularly if we are required to acquire surface land through expropriation in connection with our mining concessions;

Adverse political and environmental developments in Ghana could also delay or preclude the issuance of permits or the expropriation of land necessary to develop our Projects. In addition, factors such as fluctuations in the market price of gold and in foreign exchange or interest rates, as well as international political unrest, could adversely affect our ability to obtain adequate financing to fund the development of our Projects.

WE MAY NOT BE ABLE TO OBTAIN OR RENEW ALL OF THE PERMITS NECESSARY TO DEVELOP AND OPERATE OUR PROJECTS.

         Pursuant to Ghanaian law, we must obtain various approvals, licences or permits in connection with the operation and development of our Projects. While we have secured several key approvals, permits and licences including prospecting licences and mining leases, we must obtain a variety of approvals, licences or permits in connection with environmental protection and the use of water resources. In addition to requiring permits for the development of our mining concessions located at each of our Kwabeng and Pameng Projects, we may need to obtain other permits and approvals during the life of these projects. Obtaining and renewing the necessary governmental permits and approvals can be a complex and time-consuming process. Although it is understood that that the issuance of all of the permits and approvals will not be unreasonably withheld, we cannot be assured that all the permits will be granted to us and in a timely manner or whether we will be able to fulfill all the requirements imposed pursuant to these permits and licences. The failure to obtain the necessary permits or licences or meet their requirements could delay development, increase our costs or, in some cases, require us to discontinue mining operations.

OUR BUSINESS MAY BE NEGATIVELY AFFECTED BY INACCURATE ESTIMATES OF OUR ORE RESERVES.

         The ore reserve figures for the Kwabeng and Pameng Projects are estimates, and we cannot assure you that we will recover the indicated levels of gold. Reserve estimates are imprecise and depend on geological analysis based partly on statistical inferences drawn from drilling and sample analysis, which may prove unreliable, and assumptions about operating costs and gold prices. Valid estimates may change significantly when new information becomes available. The reserve estimates for our Kwabeng and Pameng Projects are based as of March 2006 on, among other things, an assumed long-term gold price of $400 per ounce, a cut-off grade of 0.65 g/bcm and projected average cash operating costs of $271 per ounce of gold. These assumptions may not be accurate and increases in production costs, fluctuations in the market price of gold or changes in grade estimates may result in changes to our reserve estimates.

         As we have not yet commenced production at our Kwabeng and Pameng Projects, there is additional risk that we may need to reduce or adjust the reserves and the extent of mineralization (including grade estimates) based upon actual production experience. A material reduction in the estimates of our reserves, or in our ability to extract these reserves, could require material write downs in investment in our Kwabeng and Pameng Projects and increase amortization, reclamation and closure costs.

THE GOVERNMENT OF GHANA HAS THE RIGHT TO PARTICIPATE IN THE OWNERSHIP AND CONTROL OF CERTAIN SUBSIDIARIES, AND THEREBY DILUTE THE INTERESTS OF OUR PUBLIC STOCKHOLDERS.

         The Government of Ghana currently has a 10% free carried interest in XG Mining, one of our Ghanaian subsidiaries that holds two mining leases covering our Kwabeng and Pameng concessions. The Government of Ghana also has: (a) the right to acquire up to an additional 20% equity interest in XG Mining for a price to be determined by agreement or arbitration; (b) the right to acquire a special share or golden share (see "Ghanaian Law - Ghanaian Ownership and Special Rights") in XG Mining at any time for no consideration or such consideration as the Government of Ghana and XG Mining might agree; and (c) a preemptive right to purchase all gold and other minerals produced by XG Mining. We cannot assure you that the Government of Ghana would not seek to exercise one or more of these rights, which would reduce our equity interest in XG Mining and, therefore, the value of our shares. However, we are aware of only one occasion where the Government of Ghana has ever exercised the right referred to in item (a) above.

UNEXPECTED AND ADVERSE CHANGES IN GHANA OR OTHER FOREIGN COUNTRIES COULD RESULT IN PROJECT DISRUPTIONS, INCREASED COSTS AND POTENTIAL LOSSES.

         Increased international political instability, evidenced by the threat or occurrence of terrorist attacks, such as the September 11, 2001 attacks in the United States and elsewhere, heightened national security measures, uncertainties relating to the ongoing military action in Iraq and Afghanistan, strained international relations with North Korea and other countries, and conflicts in the Middle East, Asia and elsewhere may halt or hinder our ability to develop our Projects and to conduct exploration activities on future mineral projects in which we may acquire an interest. This increased instability may, for example, negatively impact the reliability and cost of transportation, negatively affect the desire of our employees to travel, adversely affect our ability to obtain adequate insurance at reasonable rates or require us to take extra security precautions. In addition, this international political instability has had, and may continue to have, negative effects on financial markets, which could adversely affect our ability to finance the development of our Projects.

ILLEGAL MINERS ON OUR KWABENG AND PAMENG PROJECTS, OR ANY OTHER FUTURE PROJECTS, COULD ADVERSELY AFFECT OUR TITLE TO OUR PROJECTS AND SUBJECT US TO LIABILITY CLAIMS WHICH COULD HURT OUR FINANCIAL CONDITION.

         We are not aware of illicit mining on our minable deposits at our Kwabeng and Pameng Projects, however we have implemented security measures to protect the integrity of these Projects as we could experience incidents of artisanal miners illegally working at our Kwabeng and Pameng Projects. While we are sympathetic to the economic needs of those engaged in this activity, illegal mining typically results in uncontrolled environmental damage and is often conducted in an unsafe manner. In addition, the work performed by any illegal miners could cause environmental or other damage to our Kwabeng and Pameng Projects, or personal injury or death to others for which we could potentially be held responsible. Extensive illegal mining could result in surface depletion of mineral deposits, potentially making the future mining of such deposits uneconomic. While we have sought to and been successful in discouraging this activity, both by dialogue and by establishing a security presence, we may be unable to prevent the future presence of illegal miners at our Kwabeng and Pameng Projects.

MINING ACTIVITIES ARE INHERENTLY DANGEROUS AND SUBJECT TO CONDITIONS OR EVENTS BEYOND OUR CONTROL, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

         Mining activities involve various types of risks and hazards, including:

         o  environmental hazards;

         o  industrial accidents;

         o  metallurgical and other processing problems;

         o  flooding;

         o  fires;

         o  gold losses; and

         o periodic interruptions due to inclement or hazardous weather conditions.

These risks could result in damage to, or destruction of, mineral properties, production facilities or other properties, personal injury, environmental damage, delays in mining, increased production costs, monetary losses and possible legal liability. We may not be able to obtain insurance to cover these risks at economically feasible premiums. Insurance against certain environmental risks, including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from production, is not generally available to us or to other companies within the mining industry. We may suffer a material adverse effect on our business if we incur losses related to any significant events that are not covered by our insurance policies.

OUR PRIMARY OPERATIONS ARE SUBJECT TO THE RISKS OF DOING BUSINESS IN FOREIGN COUNTRIES.

         As our exploration and mine development activities are located in Ghana, we are subject to risks associated with conducting business in a foreign country. These risks include:

         o  uncertain political and economic environments;

         o  limits on repatriation of earnings;

         o  war, terrorism and civil disturbances;

         o  expropriation or nationalization;

         o  high rates of inflation;

         o  illegal mining activities;

         o submitting to the jurisdiction of a foreign court or panel or enforcing the judgment of a foreign court or arbitration panel against a sovereign nation within its own territory; and

         o forced modification of existing contracts and unenforceability of contractual rights.

Changes in mining or investment policies or shifts in the prevailing political climate in any of the countries in which we conduct exploration and development activities, or changes in U.S. regulations relating to foreign trade, investment and taxation, could adversely affect our business.

         We believe that we are in substantial compliance with current laws and regulations in Ghana and elsewhere. However, these laws and regulations are subject to frequent change and reinterpretation. Due to the substantial increase in mining development in Ghana in recent years, the Government of Ghana has been reviewing the adequacy of reclamation bonds and guarantees throughout the country and in some cases has requested higher levels of bonding than previously had been required. In the event we are required to comply with the application process to commence mining operations, we may have insufficient capital for the required bond. Moreover, once the bond is in place, there also can be no assurance that our bond requirement would not increase. Amendments to current laws and regulations governing operations and activities of mining companies or more stringent implementation or interpretation of these laws and regulations could have a material adverse impact on us, cause a reduction in levels of production and delay or prevent the development or expansion of our Projects. Any of these actions would delay or hinder revenue production and, therefore, adversely affect our results of operations.

OUR ACTIVITIES ARE SUBJECT TO ENVIRONMENTAL LAWS AND REGULATIONS THAT MAY INCREASE OUR COSTS OF DOING BUSINESS AND MAY RESTRICT OUR OPERATIONS.

         All of our exploration, development and production activities in Ghana are subject to regulation by governmental agencies under various environmental laws. To the extent we conduct exploration activities or undertake new mining activities in other foreign countries, we will also be subject to environmental laws and regulations in those jurisdictions. These laws address emissions into the air, discharges into water, management of waste, management of hazardous substances, protection of natural resources, antiquities and endangered species, and reclamation of lands disturbed by mining operations. Environmental legislation in many countries is evolving and the trend has been towards stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and increasing responsibility for companies and their officers, directors and employees. Compliance with environmental laws and regulations may require significant capital outlays and may cause material changes or delays in our intended activities. We cannot assure you that future changes in environmental regulations will not adversely affect our business, and it is possible that future changes in these laws or regulations could have a significant adverse impact on some portion of our business, causing us to re-evaluate those activities at that time.

OUR ACTIVITIES ARE SUBJECT TO COMPLEX LAWS, SIGNIFICANT GOVERNMENT REGULATIONS AND ACCOUNTING STANDARDS THAT MAY DELAY OR PREVENT OPERATIONS AT OUR PROJECTS AND CAN ADVERSELY AFFECT OUR OPERATING AND DEVELOPMENT COSTS, THE TIMING OF OUR OPERATIONS, OUR ABILITY TO OPERATE AND OUR FINANCIAL RESULTS.

         Our business, mining operations and exploration and development activities are subject to extensive Ghanaian, United States, Canadian and other foreign, federal, state, provincial, territorial and local laws and regulations governing various matters as set forth hereunder and also exploration, development, production, exports, taxes, labor standards, waste disposal, protection of the environment, reclamation, historic and cultural resource preservation, mine safety and occupational health, toxic substances, reporting and other matters, as well as accounting standards. Compliance with these laws, regulations and standards or the imposition of new such requirements could adversely affect our operating and development costs, the timing of our operations, our ability to operate and our financial results.

         o  environmental protection;

         o  management and use of toxic substances;

         o  management of natural resources;

         o exploration, development of mines, production and post-closure reclamation;

         o  export and import controls and restrictions;

         o  price controls;

         o  taxation;

         o labor standards and occupational health and safety, including mine safety;

         o  historic and cultural preservation; and

         o  general accepted accounting principles.

The costs associated with compliance with these laws and regulations are substantial and possible future laws and regulations, or more stringent enforcement of current laws and regulations by governmental authorities, could cause additional expense, capital expenditures, restrictions on or suspensions of our operations and delays in the development of our Projects. These laws and regulations may allow governmental authorities and private parties to bring lawsuits based upon damages to property and injury to persons resulting from the environmental, health and safety impacts of our past and current operations, and could lead to the imposition of substantial fines, penalties or other civil or criminal sanctions. In addition, our failure to comply strictly with applicable laws, regulations and local practices relating to permitting applications or reporting requirements could result in loss, reduction or expropriation of entitlements, or the imposition of additional local or foreign parties as joint venture partners. Any such loss, reduction, expropriation or imposition of partners could have a materially adverse effect on our operations or business.

OUR MINERAL TITLES AND RELATED LAND SURFACE RIGHTS MAY BE CHALLENGED.

         Our policy is to seek to confirm the validity of our rights to title, or contract rights with respect to, each mineral property in which we have a material interest. However, we cannot guarantee that title to our properties will not be challenged. Title insurance generally is not available, and our ability to ensure that we have obtained secure claim to individual mineral properties or mining concessions and related surface rights may be severely constrained. In addition, we may be unable to operate at our Projects as permitted or to enforce our rights with respect to our Projects.

THE MINING INDUSTRY IS AN INTENSELY COMPETITIVE INDUSTRY, AND IF WE ARE UNABLE TO EFFECTIVELY COMPETE WITH OTHER MINING COMPANIES WE MAY NOT BECOME PROFITABLE AND INVESTORS WILL LOSE THEIR INVESTMENT IN US.

         Mines have limited lives and, as a result, we must continually seek to replace and expand our reserves through the acquisition of new mineral projects. Significant competition exists for the acquisition of properties producing or capable of producing gold. We may be at a competitive disadvantage in acquiring additional mining properties because we must compete with other individuals and companies, many of which may have greater financial resources and larger technical staffs than we have. As a result of this competition, we may be unable to acquire attractive mining properties on acceptable terms.

IF COSTS OF EXPLORATION AND OR DEVELOPMENT, AS APPLICABLE, OF OUR PROJECTS ARE HIGHER THAN ANTICIPATED, THEN OUR PROFITABILITY COULD BE ADVERSELY AFFECTED.

         We are proceeding with the development of our Kwabeng and Pameng Projects on the basis of estimated capital and operating costs. Should capital and operating costs be greater than anticipated, in particular, with respect to fuel, electricity, labor and transportation costs, then the profitability of production at our Kwabeng and Pameng Projects could be adversely affected. This reduced profitability will cause us to have less funds for other expenses, such as (i) administrative and overhead expenses for these Projects; and (ii) further development of our Kwabeng and Pameng Projects.

         We are currently conducting a 2006 Phase II exploration program at our Banso and Muoso Project on the basis of results from our prior programs and estimated exploration costs. We have recently completed a Phase I exploration program at our Apapam Project and may proceed with a further exploration program based on the results from this program which are currently unavailable. We have not yet approved the proposed exploration program for our Edum Banso Project. We currently estimate the aggregate exploration programs for these Projects will cost approximately $755,000. Further exploration programs at our Projects will depend on the results of prior programs. Exploration costs can be controlled by our Company. For example, budgets are submitted for consideration, approved, then established and followed. While cost overruns can occur, they are not usually significant. As our exploration programs are conducted in stages, exploration costs for subsequent stages can be reduced if warranted by our Company. However, should our exploration costs be greater than anticipated and we are unable to reduce exploration costs for subsequent stages in our exploration programs, then we will have less funds for other expenses.

WE DEPEND ON THE CONTINUED SERVICES OF OUR VICE-PRESIDENT, EXPLORATION, SENIOR PROJECT MANAGER, EXPLORATION, MANAGER, LODE GOLD EXPLORATION AND PROJECT MANAGER, OPERATIONS WHOSE EXPERTISE IS CRITICAL TO OUR SUCCESS, AND WHO WE MAY BE UNABLE TO REPLACE.

         Our future success depends upon the continued services of our geological team, comprised of our Vice-President, Exploration, our Senior Project Manager, Exploration, our Manager, Lode Gold Exploration and our Project Manager, Operations. The mining engineering and exploration expertise of these individuals with respect to the geological knowledge and experience that is fundamental to our business operations is unique and if we were to lose their services, we may encounter difficulty in replacing them, which could have a material adverse effect on our business, financial condition and results of operations.

WE MAY EXPERIENCE DIFFICULTY IN ENGAGING THE SERVICES OF QUALIFIED PERSONNEL IN CONNECTION WITH OUR TECHNICAL OPERATIONS AT OUR KWABENG AND PAMENG PROJECTS.

         Although we have engaged the services of an experienced and qualified mining consultant as our Project Manager to plan and oversee our technical operations at our Kwabeng and Pameng Projects, the term of his contract will expire in February 2007 and we may not be successful in negotiating a renewal of his contract and will be required to find a suitable replacement. We will also need to engage additional sought-after professionals to operate our Kwabeng and Pameng Projects according to plan, including an environmental manager, a geological manager and a processing manager.

         Our inability to retain the services of qualified persons for these positions in a timely manner could impede the commencement of gold production at our Kwabeng and Pameng Projects which would have a material adverse effect on our ability to conduct our business.

WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, STOCKHOLDERS MAY HAVE REDUCED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND OTHER MATTERS.

         Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. Because our stock is not listed on an exchange or quoted on NASDAQ, we are not required to adopt these corporate governance standards. While our board of directors has adopted a Code of Ethics, our Board has not established Audit and Compensation Committees and we have not adopted all of the corporate governance measures which we might otherwise have been required to adopt if our securities were listed on a national securities exchange or NASDAQ. It is possible that if we were to adopt some or all of the corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

IN THE EVENT THAT WE ISSUE ADDITIONAL SHARES UPON THE EXERCISE OF OPTIONS AND WARRANTS AND THE CONVERSION OF CONVERTIBLE DEBENTURES, INCLUDING SHARES ISSUABLE UPON EXERCISE OF OPTIONS AND WARRANTS AND THE CONVERSION OF CONVERTIBLE DEBENTURES COVERED BY THIS PROSPECTUS, THE MARKET PRICE FOR OUR SHARES MAY BE ADVERSELY AFFECTED.

         We have granted 1,996,000 Options and issued Warrants to purchase an aggregate of 996,056 shares of our common stock and issued Convertible Debentures which entitles the holders to convert the unpaid principal for the issuance of up to 900,000 shares and up to 15,750 shares for the Accrued Interest, all of which are covered by this Prospectus. An aggregate of 300,000 Options are exercisable at a price of $.55 per share, an aggregate of 1,296,000 Options are exercisable at a price of $.70 per share and an aggregate of 400,000 Options are exercisable at a price of $.90 per share, an aggregate of 996,056 Warrants are exercisable at $1.50 per share and the outstanding principal owing under the Convertible Debentures and the Accrued Interest can be converted at $1.00 per share. To the extent that Options and Warrants are exercised or the Convertible Debentures and the Accrued Interest are converted, the shares that are issued may result in an oversupply of shares and an undersupply of purchasers. The existence of Options and Warrants that are exercisable and Convertible Debentures and Accrued Interest that can be converted at below market may have a depressive effect on the market price for our common stock.

NO ASSURANCE OF LIQUIDITY.

         There is currently only a limited public market for our Common Stock and there can be no assurance that a trading market will develop further or be maintained in the future. Such limited public market may affect the stock price of our Common Stock and may lead to potential loss of an investor's interests.

"PENNY STOCK" RULE LIMITATIONS.

         The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exemptions. Such exemptions include an equity security listed on a national securities exchange or quoted on NASDAQ and an equity security issued by an issuer that has net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for more than three (3) years. Unless such an exemption is available, the regulations require the delivery of a disclosure document to the investor explaining the penny stock market and the risks associated therewith prior to any transaction involving a penny stock. In addition, as long as the common stock is not listed on a national securities exchange or quoted on NASDAQ or at any time that the company has less that $2,000,000 in net tangible assets, trading in the common stock is covered by Rule 15g-9 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), for non-NASDAQ and non-exchange listed securities. Under that rule, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if the market price is at least $5.00 per share. To the extent that our Company does not meet the exemptions under the Penny Stock Rule, there will be reduced liquidity in the market.

OUR COMMON STOCK PRICE IS LIKELY TO BE HIGHLY VOLATILE, WHICH COULD CAUSE THE VALUE OF YOUR INVESTMENT TO DECLINE.

         The market price of our Common Stock may be highly volatile. Investors may not be able to resell their shares of our Common Stock following periods of volatility because of the market's adverse reaction to volatility. We cannot assure you that our Common Stock will trade at the same levels of stocks in our industry or that our industry stocks in general will sustain their current market prices. Factors that could cause such volatility may include, among other things:

         o actual or anticipated fluctuations in our quarterly operating results;

         o  large purchases or sales of our Common Stock;

         o  changes in financial estimates by securities analysts;

         o  investor perception of our business prospects;

         o  conditions or trends in the mining industry;

         o changes in the market valuations of other industry-related companies; and

         o  worldwide economic and financial conditions.

THIS PROSPECTUS PERMITS SELLING SECURITY HOLDERS TO RESELL THEIR SHARES. IF THEY DO SO, THE MARKET PRICE FOR OUR SHARES MAY FALL AND PURCHASERS OF OUR SHARES MAY BE UNABLE TO RESELL THEM.

         This Prospectus includes 12,146,478 shares being offered by existing stockholders, including 3,907,806 shares issuable upon the exercise of (i) 996,056 Warrants; (ii) 1,996,000 Options; (iii) the conversion of the Convertible Debentures for up to 900,000 shares; and (iv) the conversion of the Accrued Interest for up to 15,750 shares. To the extent that these shares are sold into the market for our shares, there may be an oversupply of shares and an undersupply of purchasers. In the event of this occurrence, the market price for our shares may decline significantly and investors may be unable to sell their shares at a profit, or at all. The existence of Warrants and Options that are exercisable and Convertible Debentures and Accrued Interest which may be converted at below market may have a depressive effect on the market price for our shares. In the event that the Warrants and Options are exercised and the Convertible Debentures and the Accrued Interest are converted at a price per share that is below the market price for our shares, the issuance of shares upon exercise may be dilutive to existing stockholders.

ADDITIONAL ISSUANCES OF EQUITY SECURITIES MAY RESULT IN DILUTION TO OUR EXISTING STOCKHOLDERS.

         Our Articles authorize the issuance of 250,000,000 shares of common stock. Our Board has the authority to issue additional shares of our capital stock to provide additional financing in the future and the issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. If we do issue any such additional shares, such issuance will also cause a reduction in the proportionate ownership and voting power of all other stockholders. As a result of such dilution, if you acquire shares of our common stock from the Selling Security Holders, your proportionate ownership interest and voting power will be decreased accordingly. Further, any such issuance could result in a change of control.

ALL OF OUR DIRECTORS AND OFFICERS RESIDE OUTSIDE THE UNITED STATES, WHICH MAY MAKE IT DIFFICULT FOR INVESTORS TO ENFORCE WITHIN THE UNITED STATES ANY JUDGMENTS OBTAINED AGAINST US OR ANY OF OUR DIRECTORS OR OFFICERS.

         All of our directors and officers are residents of countries other than the United States and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on our directors or officers, or enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them. The foregoing risks also apply to those experts identified in this Prospectus that are not residents of the United States.

NEVADA LAW AND OUR ARTICLES OF INCORPORATION MAY PROTECT OUR DIRECTORS FROM CERTAIN TYPES OF LAWSUITS.

         Nevada law provides that our officers and directors will not be liable to us or to our stockholders for monetary damages for all but certain types of conduct as officers and directors. Our By-laws permit us broad indemnification powers to all persons against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our officers and directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our officers and directors against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

WE CANNOT PREDICT WHETHER WE WILL SUCCESSFULLY EFFECTUATE OUR CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SHARES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHERS, THE RISK FACTORS DISCUSSED ABOVE.

                                 USE OF PROCEEDS

         We will not receive any proceeds upon the sale of shares of our common stock offered by the Selling Security Holders under this Prospectus. Currently covered by this Prospectus are 289,056 Warrants having an expiry date of June 16, 2007, 566,000 Warrants having an expiry date of July 31, 2007 and 141,000 Warrants having an expiry date of October 31, 2007 which, if exercised, the maximum we would receive are gross proceeds of approximately $1,494,084. There are also Options covered by this Prospectus which, if exercised, the maximum we would receive are gross proceeds of approximately $1,432,200. There are Convertible Debentures and Accrued Interest covered by this Prospectus which, if converted, would reduce our debt by approximately $915,750.

         The proceeds, if any, that we receive from the exercise of Warrants and Options will be used for working capital primarily in support of our growing business in the gold industry and secondly in support of our future business in the oil and gas industry. The actual allocation of proceeds realized from the exercise of these securities will depend upon the amount and timing of such exercises, our operating revenues and cash position at such time and our working capital requirements. There can be no assurances that any of the outstanding warrants will be exercised.

                   MARKET FOR COMMON STOCK AND DIVIDEND POLICY

QUOTATIONS

         Bid and ask prices for our common stock are quoted from broker dealers on the Pink Sheets operated by Pink Sheets LLC under the symbol "XTGR". The following table sets forth the high and low bid prices for our common stock on the Pink Sheets since commencement. The quotations reflect inter-dealer prices and do not include mark-ups or mark-downs or commissions and do not represent actual transactions. There is limited trading for our shares and the quotation of our shares on the Pink Sheets does not indicate that our shares can be bought or sold at the prices set forth.

MARKET INFORMATION

                    PERIOD                                   HIGH BID   LOW BID

July 1 to September 30, 2006 .............................    $ 1.30     $ 0.90
April 1, 2006 through June 30, 2006 ......................    $ 1.28     $ 0.96
January 1, 2006 through March 31, 2006 ...................    $ 1.25     $ 0.94

October 1, 2005 through December 31, 2005 ................    $ 0.96     $ 0.84
July 1, 2005 through September 30, 2005 ..................    $ 0.84     $ 0.70
April 1, 2005 through June 30, 2005 ......................    $ 0.70     $ 0.65
January 1, 2005 through March 31, 2005 ...................    $ 0.69     $ 0.60

October 1, 2004 through December 31, 2004 ................    $ 0.63     $ 0.58
July 1, 2004 through September 30, 2004 ..................    $ 0.68     $ 0.55
April 1, 2004 through June 30, 2004 ......................    $ 0.69     $ 0.51
January 1, 2004 through March 31, 2004 ...................    $ 0.60     $ 0.50

December 22, 2003 (commencement)
through December 31, 2003 ................................    $ 1.50     $ 0.80

         Since no public information, including audited financial statements was available about our business, operating results or financial condition during the time the bid prices occurred, the bid prices reflected might not reflect the historical valuation of the Company on a per share basis, nor be an accurate indication of the prices at which shares may be traded in the future, had such information been available.

         Of the issued and outstanding shares, 24,110,894 shares of our common stock (2,294,000 shares of which are owned by our officers, directors, directly or indirectly, one of which directors who is also a principal stockholder and 2,064,526 shares which are owned by another principal stockholder, directly or indirectly), have been held for in excess of one year and will be available for public resale pursuant to Rule 144 promulgated under the Securities Act commencing 90 days following the date of this Prospectus. As of the date of this Prospectus, the 8,238,672 issued and outstanding shares being offered by Selling Stockholders can be publicly transferred. Unless covered by an effective registration statement, the resale of our shares of common stock owned by officers, directors and affiliates is subject to the volume limitations of Rule
144. In general, Rule 144 permits our stockholders who have beneficially owned restricted shares of common stock for at least one year to sell without registration, within a three month period, a number of shares not exceeding one percent of the then outstanding shares of common stock. Furthermore, if such shares are held for at least two years by a person not affiliated with us (in general, a person who is not one of our executive officers, directors or principal stockholders during the three month period prior to resale), such restricted shares can be sold without any volume limitation.

         Sales of our common stock under Rule 144 or pursuant to such registration statement may have a depressive effect on the market price for our common stock.

DIVIDENDS

         We have never paid cash dividends on our common stock. We intend to retain future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors. Our retained earnings deficit currently limits our ability to pay dividends.

STOCKHOLDERS OF RECORD

         Our common stock was held by 260 stockholders of record as of November 27, 2006.

SEC "PENNY STOCK" RULES

         The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of these securities. In addition he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them.

                           FORWARD-LOOKING STATEMENTS

         This Prospectus, including the Management's Discussion and Analysis or Plan of Operation, contains forward-looking statements, within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, with respect to our financial condition, results of operations, business prospects, plans, objectives, goals, strategies, future events, capital expenditure, and exploration and development efforts. Words such as "anticipates", "expects", "intends", "plans", "forecasts", "projects", "budgets", "believes", "seeks", "estimates", "could", "might", "should", and similar expressions identify forward-looking statements. Although we believe that our plans, intentions and expectations reflected in these forward-looking statements are reasonable, we cannot be certain that these plans, intentions or expectations will be achieved. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. These statements include comments regarding: the establishment and estimates of mineral reserves and mineral resources, production, production commencement dates, productions costs, cash operating costs per ounce, total cash costs per ounce, grade, processing capacity, potential mine life, feasibility studies, development costs, capital and operating expenditures, exploration, the closing of certain transactions including acquisitions and offerings.

         The following, in addition to the factors described elsewhere in this Prospectus under "Risk Factors", are among the factors that could cause actual results to differ materially from the forward-looking statements:

         o  unexpected changes in business and economic conditions;

         o  significant increases or decreases in gold or oil and gas prices;

         o  changes in interest rates and currency exchange rates;

         o  timing and amount of production;

         o  unanticipated grade changes;

         o  unanticipated recovery rates or production problems;

         o  changes in mining, processing and overhead costs;

         o  changes in metallurgy and processing technology;

         o access and availability of materials, equipment, supplies, labor and supervision, power and water;

         o  determination of mineral reserves and mineral resources;

         o  availability of drill rigs; changes in project parameters;

         o costs and timing of development of new mineral reserves; results of current and future exploration activities;

         o results of pending and future feasibility studies; joint venture relationships;

         o political or economic instability, either globally or in the countries in which we operate;

         o  local and community impacts and issues;

         o timing of receipt of government approvals; accidents and labor disputes; environmental costs and risks; and

         o competitive factors, including competition for property acquisitions; and availability of capital at reasonable rates or at all.

         With respect to any forward-looking statement that includes a statement of its underlying assumptions or bases, we believe such assumptions or bases to be reasonable and have formed them in good faith, assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material depending on the circumstances. When, in any forward-looking statement, we express an expectation or belief as to future results, that expectation or belief is expressed in good faith and is believed to have a reasonable basis, but there can be no assurance that the stated expectation or belief will result or be achieved or accomplished. All subsequent written and oral forward-looking statements attributable to us, or anyone acting on our behalf, are expressly qualified in their entirety by the cautionary statements. We do not undertake any obligations to publicly release any revisions to any forward-looking statements to reflect events or circumstances after the date of this report or to reflect unanticipated events that may occur.

         Factors that may cause our actual results to differ materially from those described in forward-looking statements include the risks discussed elsewhere in this prospectus under the caption "Risk Factors".

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                             AND PLAN OF OPERATIONS

         The following discussion and analysis of our consolidated financial conditions and results of operations for the years ended December 31, 2005 and 2004 and the nine months ended September 30, 2006 should be read in conjunction with the consolidated financial statements and the related notes to our consolidated financial statements and other information presented elsewhere in this Prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed below and elsewhere in this Prospectus, particularly in the section entitled "Risk Factors" beginning on page 9 of this Prospectus. Our consolidated audited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

PLAN OF OPERATIONS

         We are a gold exploration and production company engaged in the exploration, acquisition and development of gold properties in the Republic of Ghana, West Africa. Our mining portfolio currently consists of 246.84 square kilometers (also referred to herein as "SQ KM") comprised of 51.67 sq km for our Banso Project, 55.65 sq km for our Muoso Project, 33.65 sq km for our Apapam Project, 40.51 sq km for our Kwabeng Project and 44.76 sq km for our Pameng Project, or 60,969 acres, pursuant to the leased and licensed areas set forth in our respective mining leases, prospecting licences and/or option agreement.

         Our strategic plan with respect to our gold projects and our oil and gas interests is to acquire further interests in gold mineralized projects and oil and gas prospects that fall within the criteria of providing a geological basis for development of drilling initiatives that can provide near term revenue potential and fast drilling capital repatriation from production cash flows while expanding reserves. We anticipate that our ongoing efforts, subject to adequate funding being available, will continue to be focused on successfully concluding negotiations for the acquisition of gold producing domains and to develop reserves and to provide revenues. We plan to continue building and increasing a strategic base of proven reserves and production base within our Kwabeng and Pameng Projects.

         Our ability to continue to expand land acquisitions and drilling opportunities during the next 12 months is dependent on adequate capital resources being available. Assuming adequate funding is available to us, we intend to continue to develop the mining concession within our Kwabeng and Pameng Projects with a view to commencing production in 2007 and acquiring further interests in mineral projects by way of acquisition or joint venture participation.

         We require additional funding to implement our plan of operations. We anticipate that these funds primarily will be raised through equity and debt financing or from other available sources of financing. If we raise additional funds through the issuance of equity or convertible debt securities, it may result in the dilution in the equity ownership of investors in our common stock. Further, such securities might have rights, preferences or privileges senior to our common stock. There can be no assurance that additional financing will be available upon acceptable terms, if at all. If adequate funds are not available or are not available on acceptable terms, we may be unable to take advantage of prospective new opportunities or acquisitions, which could significantly and materially restrict our operations.

         We do not expect to purchase significant ore processing and gold recovery equipment due to the availability of our floating placer gold ore washing and processing plant, manufactured by IHC in the Netherlands and kept on care and maintenance since 1994 at our Kwabeng concession. Once our full scale mine plan has been thoroughly reviewed, we plan to determine whether we will purchase or contract third parties with respect to the earthmoving and ancillary earthmoving equipment fleet in connection with our gold production at our Kwabeng and Pameng Projects during the next 12 months. As well, we plan to significantly increase the number of key mining personnel including technical consultants, contractors and skilled laborers during the next 12 months on account of our planned gold production in 2007 at our Kwabeng and Pameng Projects. Our current business strategy is that we plan to obtain technical resources under contract where possible as Management believes that this strategy, at its current level of development, provides the best services available in the circumstances, leads to lower overall costs, and provides the best flexibility for our business operations.

RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2005 COMPARED TO THE YEAR ENDED DECEMBER 31, 2004

         Our loss for the year ended December 31, 2005 was $272,572 as compared to a loss of $398,533 for the year ended December 31, 2004, a decrease of $125,961. During the years ended December 31, 2005 and 2004, we generated nil revenue. We incurred expenses of $821,040 in the year ended December 31, 2005 as compared to $488,903 in the year ended December 31, 2004, an increase of $332,137. The significant increase in expenses in the year ended December 31, 2005 can be primarily attributed to (i) exploration costs of $476,223 incurred mostly in connection with an exploration program at our Banso and Muoso Project and care and maintenance costs for our Kwabeng and Pameng Projects as compared to $312,029 expended on these projects in the year ended December 31, 2004; and
(ii) general and administrative expenses of $416,639 as compared to $215,362 for the year ended December 31, 2004. Significant increases were for management and consulting fees (2005 - $145,594; 2004 - $10,000) and for stock-based compensation (2005 - $41,022; 2004 - $Nil). These increases were due to (i) consulting fees in the amount of $97,767 paid to two officers (one, a former officer and one, a current officer), as consultants and various geological, financial, administrative and accounting consultants, to perform various functions for our Company; and (ii) the granting of 720,000 options to a former officer and 300,000 stock options to our CEO during 2005. No stock options were granted in 2004.

         Despite the increase in expenditures, our loss for the year ended December 31, 2005 was less than our loss for the year ended December 31, 2004. This was due to a large increase in income from cash balances and trading securities. Trading securities were comprised mostly of investments in common shares and income trust units of resource companies. Realized gains on the sale of trading securities (2005 - $160,170; 2004 - $1,295) and unrealized gains on trading securities held (2005 - $323,624; 2004 - $66,286) increased significantly. As well, other income, comprised of interest income and dividend income from the income trust units, increased from $22,789 in 2004 to $104,763 in 2005.

         Our basic and diluted loss per share for the year ended December 31, 2005 was 0.01 compared to $0.01 per share for the year ended December 31, 2004. The weighted average number of shares outstanding was 42,075,408 at December 31, 2005 compared to 65,660,173 for the year ended December 31, 2004. The decrease in the weighted average number of shares outstanding can be attributed to the cancellation of 47,000,000 shares during 2005 by one current and one former officer and director of our Company as a condition to our acquisition of XG Mining.

NINE MONTHS ENDED SEPTEMBER 30, 2006 COMPARED TO SEPTEMBER  30, 2005

         Our loss for the nine months ended September 30, 2006 was $1,375,973 as compared to income of $197,803 for the nine months ended September 30, 2005, an increase of $1,573,776. During the nine months ended September 30, 2006 and 2005, we generated nil revenue. We incurred expenses of $1,113,030 in the nine months ended September 30, 2006 as compared to $320,569 in the nine months ended September 30, 2005, an increase of $792,461. The significant increase in expenses in the nine months ended September 30, 2006 can be primarily attributed to (i) exploration costs of $536,633 incurred mostly in connection with our exploration programs at our Banso and Muoso Project, our Apapam Project and care and maintenance costs for our Kwabeng and Pameng Projects as compared to $186,227 for the nine months ended September 30, 2005; and (ii) general and administrative expenses of $678,195 as compared to $208,836 for the nine months ended September 30, 2005. Significant increases were for management and consulting fees (2006 - $318,882; 2005 - $67,909) and for stock-based compensation (2005 - $131,647; 2004 - $20,511). These increases were due to (i) an aggregate of $267,595 for consulting fees paid to former officers and to current officers, either directly or indirectly and an aggregate of $51,287 paid to various geological, financial, administrative and accounting consultants, to perform various functions for our Company, subsequent to September 30, 2005; and
(ii) the vesting of 214,805 stock options during the nine months ended September 30, 2006.

         Other items totaled a loss of $262,943 for the nine months ended September 30, 2006 as compared to a gain of $518,372 for the nine months ended September 30, 2005. Realized gains on the sale of trading securities (2006 - $126,798; 2005 -$150,932) reflects comparable trading, unrealized losses on trading securities (2006 - $462,269; 2005 - gain of $327,680) reflects a general decline in the value of resource company investments after a significant increase during the year ended December 31, 2005, other income (2006 - $131,981; 2005 - $60,698) reflects the increase in dividend income from holding more income trust units for longer periods, and interest expense (2006 - $57,506; 2005 - $20,938) mostly reflects the interest on convertible debentures which were outstanding for only the final quarter of the period ended September 30, 2005 and for the entire period ended September 30, 2006.

         Our basic and diluted loss per share for the nine months ended September 30, 2006 was $0.05 compared to $0.00 per share for the nine months ended September 30, 2005. The weighted average number of shares outstanding was 26,320,756 for the nine months ended September 30, 2006 compared to 46,048,227 for the nine months ended September 30, 2005. The decrease in the weighted average number of shares outstanding can be attributed to the cancellation of 47,000,000 shares during the year ended December 31, 2005 by one current and one former officer and director of our Company as a condition to our acquisition of XG Mining.

LIQUIDITY AND CAPITAL RESOURCES

         Our principal source of funds is our available resources of cash and cash equivalents and investments in trading securities, as well as debt and equity financings.

UNREALIZED GAIN ON MARKETABLE SECURITIES HELD FOR SALE, NET OF INCOME TAX

         Unrealized gain on marketable securities held for sale, net of income tax, represents the change in the fair value of these securities as of the end of the financial reporting period. For the nine months ended September 30, 2006, we recognized an unrealized loss of $462,269 on marketable securities held for sale, net of income tax, as compared to an unrealized gain of $327,680 for the nine months ended September 30, 2005. The change reflects a general decline in the value of resource company investments after a significant increase during the year ended December 31, 2005.

LIQUIDITY DISCUSSION

         Net cash provided by financing activities was $2,090,995 for the nine months ended September 30, 2006 as compared to net cash provided by financing activities of $1,323,218 for the nine months ended September 30, 2005. This change is primarily attributable to $2,097,995 (2005 - $414,420) we received from the sale of trading securities during the nine months ended September 30, 2006.

         As of September 30, 2006, we had working capital equity of $3,426,518, comprised of current assets of $3,513,872 less current liabilities of $87,354. Our current assets were comprised mostly of $760,696 in cash and cash equivalents and $2,697,092 in trading securities, which is based on our analysis of the ready saleable nature of the securities including an existing market for the securities, the lack of any restrictions for resale of the securities and sufficient active volume of trading in the securities. Our trading securities are held in our investment portfolio with an established brokerage in Canada in which we primarily invest in the common shares and income trust fund units of publicly traded resource companies.

         We currently and historically have invested a majority of our cash in various trading equity securities in an effort to increase the rate of return on our cash. U.S. companies that have more than 100 shareholders or are publicly traded in the U.S. and (i) are, or hold themselves out as being, engaged primarily in the business of investing, reinvesting or trading in securities, or
(ii) are engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40 percentum of the value of such issuer's total assets (exclusive of Government securities and cash items) on an unconsolidated basis, are subject to regulation under the Investment Company Act of 1940. We do not believe we are an "investment company" within the scope of the Investment Company Act of 1940, since we do not hold ourselves out as being, engaged primarily in the business of investing, reinvesting or trading in securities and the amount of our investment in trading securities is less than 40 percentum of the value of our total assets (exclusive of Government securities and cash items).

RECENT CAPITAL RAISING TRANSACTIONS

         In March 2006, we completed a private equity financing for net proceeds of $496,420 whereby we sold 792,029 common shares of our common stock. As well, we received $81,375 from the exercise of share purchase warrants.

         In April 2006, an aggregate of 177,200 previously issued share purchase warrants were exercised for which we received gross proceeds of $132,900.

         In June 2006, we completed a private equity financing for net proceeds of $468,300 whereby we sold 578,112 common shares of our common stock and 289,056 underlying warrants at an exercise price of $1.50 per share expiring on June 16, 2007.

         In July 2006, we completed a private equity financing for net proceeds of $1,018,800 whereby we sold 1,132,000 common shares of our common stock and 566,000 underlying warrants at an exercise price of $1.50 per share expiring on October 31, 2007.

         In October 2006, we completed a private equity financing for net proceeds of $310,200 whereby we sold 282,000 common shares of our common stock and 141,000 underlying warrants at an exercise price of $1.50 per share expiring on October 31, 2007.

         As of December 31, 2005, we had working capital equity of $2,745,926 (2004 - $981,740), comprised of current assets of $3,138,250 (2004 - $1,089,646)
less current liabilities of $392,324 (2004 - $107,906). Our current assets were comprised mostly of $458,376 (2004 - $231,480) in cash and cash equivalents and $2,647,207 (2004 - $849,791) in trading securities.

         During the year ended December 31, 2005, net cash flows from financing activities were $2,035,149 (2004 - $1,368,992). These funds were raised through the issuance of convertible debentures (2005 - $900,000; 2004 - $Nil) and the sale of common stock, net of financing costs (2005 - $1,181,351; 2004 - $1,368,992).

         In June 2005, we completed a private equity financing of $294,920 whereby we sold 536,218 equity units comprised of 536,218 shares of our common stock and 268,110 underlying warrants. In July 2005, we completed an aggregate debt financing of $900,000 which was secured by the issuance of convertible debentures (described elsewhere in this Prospectus). In August 2005, we completed a private equity financing of $165,000 whereby we sold 300,000 equity units comprised of 300,000 shares of our common stock and 150,000 underlying warrants. In November 2005, we completed a private equity financing of $852,145 whereby we sold 1,549,354 shares of our common stock.

         During fiscal year 2004, we completed two private equity financings for an aggregate of 4,129,400 units for net proceeds of $1,368,992. For every two shares held, we also issued one common stock purchase warrant to purchase a share of our common stock at an exercise price of $.75 per share for an aggregate of 2,064,700 warrants (the "2004 WARRANTS"). The 2004 Warrants were exercisable for a term of one year and were subsequently extended on approval by our Board to March 31, 2006. As of March 31, 2006, 108,500 of the 2004 Warrants were exercised and the remaining 1,956,200 2004 Warrants expired unexercised.

         Existing working capital, further advances and possible debt instruments, anticipated warrant exercises, further private placements and anticipated cash flow are expected to be adequate to fund our operations over the next year. We have no lines of credit or other bank financing arrangements. Generally, we have financed operations to date through the proceeds of the private equity financings and a debt financing. In connection with our business plan, management anticipates additional increases in operating expenses and capital expenditures relating to: (i) exploration, development and production of our gold projects; (ii) acquisitions of additional gold properties; and (iii) acquisitions of oil and gas operating properties. We intend to finance these expenses with further issuances of securities, debt securities or from investment income. Thereafter, we expect we will need to raise additional capital to meet long-term operating requirements.

         Additional issuances of equity or convertible debt securities will result in dilution to our current stockholders. Further, such securities might have rights, preferences or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective new business endeavors or opportunities or existing agreements which could significantly and materially restrict our business operations.

         The independent auditors' report accompanying our December 31, 2005 and December 31, 2004 consolidated financial statements contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The consolidated financial statements have been prepared "assuming that we will continue as a going concern", which contemplates that we will realize our assets and satisfy our liabilities and commitments in the ordinary course of business.

MATERIAL COMMITMENTS

MINERAL PROPERTY COMMITMENTS

         Save and except for fees payable from time to time to (i) the Minerals Commission for an extension of an expiry date of a prospecting licence or mining lease or annual operating permits; (ii) the Environmental Protection Agency ("EPA") in Ghana for the issuance of permits prior to the commencement of any work at a particular concession or the posting of a bond in connection with any mining operations undertaken by our Company; and (iii) a legal obligation associated with our mineral properties for clean up costs when work programs are completed, we are committed to expend an aggregate of less than $500 in connection with annual or ground rent and mining permits to enter upon and gain access to the following concessions and such other financial commitments arising out of any approved exploration programs in connection therewith:

         (a)   the Kwabeng concession (Kwabeng Project);

         (b)   the Pameng concession (Pameng Project); and

         (c)   the Banso and Muoso concessions (Banso and Muoso Project);

         (d)   the Apapam concession (Apapam Project);

         (e)   the Edum-Banso concession (Edum Banso Project).

         With respect to the Kwabeng and Pameng Projects, upon and following the commencement of gold production, a royalty of 3% of the net smelter returns is payable the Government of Ghana.

         With respect to the Edum Banso Project:

               (i) $5,000 is payable to Adom Mining Limited ("ADOM") on the anniversary date of the Option Agreement in each year that we hold an interest in the agreement;

               (ii) $200,000 is payable to Adom when the production of gold is commenced (or $100,000 in the event that less than 2 million ounces of proven and probable reserves are discovered on our project at this concession; and

               (iii) an aggregate production royalty of 2% of the net smelter returns ("NSR") from all ores, minerals and other products mined and removed from the project, except if less than 2 million ounces of proven and probable reserved are discovered in or at the Project, then the royalty shall be 1% of the NSR.

OIL AND GAS COMMITMENTS

         We have made an application to the Ghana National Petroleum Corporation ("GNPC") for a petroleum agreement to acquire an oil interest in Ghana. The application is currently under review by GNPC and other relevant Ghanaian governmental authorities. As we have not yet been awarded any oil interest, we have not made any financial commitment with respect to expenditures as none can be determined at this time, except for an initial processing fee of $7,500 payable to the Minister of Energy.

REPAYMENT OF CONVERTIBLE DEBENTURES AND ACCRUED INTEREST

         We are committed to repay our Convertible Debenture holders outstanding amounts of principal and interest calculated at 7% per annum on an aggregate face value of $900,000. Interest only payments are payable quarterly on the last days of September, December, March and June in each year of the term or until such time that the principal has been repaid in the full. The Convertible Debenture holders are entitled, at their option, to convert, at any time and from time to time, until payment in full of their respective Convertible Debentures, all or any part of the outstanding principal amount of the Convertible Debenture, plus the Accrued Interest, into shares (the "CONVERSION SHARES") of our common stock at the conversion price of $1.00 per share (the "CONVERSION PRICE"). Provided there is a registration statement then in effect covering the Conversion Shares, or the Conversion Shares may otherwise be resold pursuant to Rule 144, the outstanding principal amount of each Convertible Debenture, and all accrued but unpaid interest, shall automatically be converted into shares of our common stock, at the Conversion Price, in the event that our common stock trade for 20 consecutive trading days (a) with a closing bid price of at least $1.50 per share and (b) a cumulative trading volume during such twenty (20) trading day period of at least 1,000,000 shares.

FURTHER MATERIAL COMMITMENTS

         Further material commitments are subject to new funding arrangements to be obtained or agreements not yet formalized.

PURCHASE OF SIGNIFICANT EQUIPMENT

         We do not expect to purchase significant ore processing and gold recovery equipment due to the availability of our floating placer gold ore washing and processing plant, manufactured by IHC in the Netherlands and kept on care and maintenance since 1994 at our Kwabeng Project. Once our full scale mine plan has been thoroughly reviewed, we may determine to purchase or contract from third parties the earthmoving and ancillary earthmoving equipment fleet with respect to our gold production at our Kwabeng and Pameng Projects during the next 12 months.

OFF BALANCE SHEET ARRANGEMENTS

         We have no off balance sheet arrangements.

SIGNIFICANT ACCOUNTING POLICIES

APPLICATION OF CRITICAL ACCOUNTING POLICIES

         We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our financial statements.

GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

         Our consolidated financial statements have been prepared in conformity with generally accepted accounting principles of the United States of America ("U.S. GAAP").

PRINCIPLES OF CONSOLIDATION

         Our consolidated financial statements include the accounts of our Company and our wholly owned subsidiaries, Xtra Energy (from October 24, 2003), XG Exploration (from February 16, 2004), XOG (from October 20, 2005), XOG Ghana (from March 2, 2006) and our 90% owned subsidiary, XG Mining (from December 22,
2004). All significant intercompany accounts and transactions have been eliminated on consolidation.

CASH AND CASH EQUIVALENTS

         Our Company considers highly liquid investments with original maturities of three months or less to be cash equivalents. At December 31, 2005 and 2004 and the nine months ended September 30, 2006, cash and cash equivalents consisted of cash held at financial institutions.

GENERAL CORPORATE ACTIVITIES

         Costs associated with general corporate activities are expensed in the period incurred.

TRADING SECURITIES

         Our trading securities are reported at fair value, with unrealized gains and losses included in earnings.

MINERAL PROPERTIES AND EXPLORATION AND DEVELOPMENT COSTS

         The costs of acquiring mineral rights are capitalized and allocated between proven and probable reserves and mineralization not considered proven and probable reserves at the date of acquisition, based on relative fair values. If it is later established that some mineralization meets the definition of proven and probable reserves, then it will be reclassified as relating to reserves at that time. After acquisition, various factors can affect the recoverability of the capitalized costs. If, after review, our Management concludes that the carrying amount of a mineral property is impaired, it will be written down to estimated fair value. Exploration and development costs incurred on mineral properties classified as mineralization are expensed as incurred. Development costs incurred on proven and probable reserves will be capitalized. Upon commencement of production, capitalized costs will be amortized using the unit-of-production method over the estimated life of the ore body based on proven and probable reserves.

OIL AND NATURAL GAS PROPERTIES

         Our Company follows the full cost method of accounting for oil and natural gas operations. Under this method, all costs associated with the acquisition of, exploration for and development of oil and gas reserves are capitalized in cost centers on a country-by-country basis. Such costs include property acquisition costs, geological and geophysical studies, carrying charges on non-producing properties, costs of drilling productive wells, and overhead expenses directly related to these activities.

         Depletion is calculated for producing properties by using the unit-of-production method based on estimated proved reserves, before royalties, as determined by our Management or independent consultants. Sales or dispositions of oil and gas properties are credited to the respective cost centers and a gain or loss is recognized when all properties in a cost center have been disposed of, unless such sale or disposition significantly alters the relationship between capitalized costs and proved reserves of oil and gas attributable to the cost center. Costs of abandoned properties are accounted for as adjustments of capitalized costs and written off to expense.

         Undeveloped properties are excluded from the depletion calculation until the quantities of proved reserves can be determined.

         A ceiling test is applied to the proven properties for each cost center and for the aggregate of all cost centers by comparing the net capitalized costs to the estimated future net revenues from production of estimated proved reserves without discount, plus the costs of unproved properties net of impairment. Any excess capitalized costs are written off to expense. Further, the ceiling test for the aggregate of all cost centers is required to include the effects of future removal and site restoration costs, general and administrative expenses, financing costs and income taxes. The calculation of future net revenues is based upon prices, costs and regulations in effect at each year end.

         Unproved properties are assessed for impairment on an annual basis by applying factors that rely on historical experience. In general, our Company may write off any unproved property under one or more of the following conditions:

(a)      there are no firm plans for further drilling on the unproved property;

(b)      negative results were obtained from studies of the unproved properties;

(c) negative results were obtained from studies conducted in the vicinity of the unproved property; or

(d) the remaining term of the unproved property does not allow sufficient time for further studies or drilling.

LONG-LIVED ASSETS

         We account for long-lived assets under the Statements of Financial Accounting Standards Nos. 142 and 144 "Accounting for Goodwill and Other Intangible Assets" and "Accounting for Impairment or Disposal of Long-Lived Assets" ("SFAS No. 142 and 144"). In accordance with SFAS No. 142 and 144, long-lived assets, goodwill and certain identifiable intangible assets held and used by our Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, goodwill and intangible assets, the recoverability test is performed using undiscounted net cash flows related to the long-lived assets.

ASSET RETIREMENT OBLIGATIONS

         Our Company records the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development, and/or normal use of the long-lived assets. We also record a corresponding asset which is amortized over the life of the asset. Subsequent to the initial measurement of the asset retirement obligation, the obligation is adjusted at the end of each period to reflect the passage of time (accretion expense) and changes in the estimated future cash flows underlying the obligation (asset retirement cost).

EQUIPMENT

         Equipment is recorded at cost and is being amortized over its estimated useful lives using the declining balance method at the following annual rates:

         Office furniture and equipment .............   20%
         Computer equipment .........................   30%
         Vehicle ....................................   30%

DEFERRED FINANCING COSTS

         Deferred financing costs consist of expenses incurred to obtain funds pursuant to the issuance of the Convertible Debentures and are being amortized straight-line over the term of the debentures.

STOCK-BASED COMPENSATION

         Our Company calculates the fair value of all stock options granted and records these amounts as compensation expense over the vesting period of the options using the straight-line method. The Black-Scholes option pricing model is used to calculate fair value.

FOREIGN EXCHANGE

         Our Company's functional currency is the U.S. dollar. Non-monetary assets and liabilities that are in a currency other than the U.S. dollar are translated at historical rates. Any monetary assets and liabilities that are in a currency other than the U.S. dollar are translated at the rate prevailing at year end. Revenue and expenses in a foreign currency are translated at rates that approximate those in effect at the time of translation. Gains and losses from translation of foreign currency transactions into U.S. dollars are included in current results of operations.

FINANCIAL INSTRUMENTS

         Our financial instruments consist of cash and cash equivalents, trading securities, receivables, accounts payable and accrued liabilities and convertible debentures. It is our Management's opinion that our Company is not exposed to significant interest, currency or credit risks arising from our financial instruments. The fair values of these financial instruments approximate their carrying values due to their short term nature, unless otherwise noted. Our Company has our cash primarily in one commercial bank in Toronto, Ontario, Canada.

RECENT ACCOUNTING PRONOUNCEMENTS

         In December 2004, Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 153, "Exchanges of Non monetary Assets - an amendment of APB Opinion No. 29" ("SFAS 153") which amends Accounting Principles Board Opinion No. 29, "Accounting for Non monetary Transactions" to eliminate the exception for non monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non monetary assets that do not have commercial substance. A non monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for non monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005.

         In December 2004, FASB issued Statement of Financial Accounting Standards No. 123R, "Share Based Payment" ("SFAS 123R"). SFAS 123R supersedes APB 25 and its related implementation guidance by requiring entities to recognize the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards (with limited exceptions) and revises SFAS 123 as follows:

(i) Public entities are required to measure liabilities incurred to employees in share-based payment transactions at fair value and nonpublic entities may elect to measure their liabilities to employees incurred in share-based payment transactions at their intrinsic value whereas under SFAS 123, all share-based payment liabilities were measured at their intrinsic value.

(ii) Non public entities are required to calculate fair value using an appropriate industry sector index for the expected volatility of its share price if it is not practicable to estimate the expected volatility of the entity's share price.

(iii) Entities are required to estimate the number of instruments for which the requisite service is expected to be rendered as opposed to accounting for forfeitures as they occur.

(iv) Incremental compensation cost for a modification of the terms or conditions of an award is measured by comparing the fair value of the modified award with the fair value of the award immediately before the modification whereas SFAS 123 required that the effects of a modification be measured as the difference between the fair value of the modified award at the date it is granted and the award's value immediately before the modification determined based on the shorter of
         (1) its remaining initially estimated expected life or (2) the expected life of the modified award.

         SFAS 123R also clarifies and expands guidance in several areas, including measuring fair value, classifying an award as equity or as a liability and attributing compensation cost to reporting periods. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and Emerging Issues Task Force No. 96-18 "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods and Services" ("EITF 96-18"). SFAS 123R also does not address the accounting for employee share ownership plans which are subject to Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans". Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first annual reporting period that begins after June 15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first annual reporting period that begins after December 15, 2005. For nonpublic entities, SFAS 123R must be applied as of the beginning of the first annual reporting period beginning after December 15, 2005.

         In May 2005, FASB issued Statement of Financial Accounting Standards No. 154, "Accounting Changes and Error Corrections - A Replacement of APB Opinion No. 20 and FASB Statement No. 3" ("SFAS 154") which is effective for fiscal years ending after December 15, 2005. SFAS 154 requires that changes in accounting policy be accounted for on a retroactive basis.

         The adoption of these new pronouncements is not expected to have a material effect on our Company's consolidated financial position or results of operations.

                             BUSINESS OF OUR COMPANY

BUSINESS DEVELOPMENT

         Our predecessors were inactive from inception until October 21, 2003, except for some non-mining business ventures, raising capital to fund such ventures and two stock consolidations.

         On October 31, 2003, we entered into a share exchange agreement (the "SHARE EXCHANGE AGREEMENT") with Xtra Energy (formerly XGRI) and its shareholders (the "XTRA ENERGY SHAREHOLDERS"). Pursuant to the terms of the Share Exchange Agreement: (i) we acquired 100% of the issued and outstanding shares of common stock of Xtra Energy from the Xtra Energy Shareholders; and
(ii) in exchange, we issued 10,070,000 shares of our common stock to the Xtra Energy Shareholders in proportion to their respective holdings in Xtra Energy. As a result of this transaction, Xtra Energy became our wholly owned subsidiary.

         Since our acquisition of Xtra Energy in October 2003, we have been primarily engaged in the business of exploration for gold mineralization and the development and production from our projects. Since February 2004, we have been focused on exploration for gold mineralization and the development and production from our projects in Ghana, through our Ghanaian subsidiaries, Xtra-Gold Exploration Limited ("XGEL") and Xtra-Gold Mining Limited ("XG MINING").

         At the time of our acquisition of Xtra Energy on October 28, 2003, Xtra Energy held an option to earn up to 90% of the 80% interest in an early stage mineral exploration property located in Switzerland (the "SWISS PROPERTY") held by CaribGold Minerals Inc. ("CARIBGOLD"). We would have earned this 90% interest in the Swiss Property by incurring exploration expenditures of a least CAD$200,000 (USD$176,242) on or before October 28, 2004. Our Board subsequently decided to let the option expire and to instead use our capital to focus on the acquisition of mineral properties in the Republic of Ghana ("GHANA"), West Africa. None of the CAD$200,000 (USD$152,532) was expended, except for approximately $1,200 which was paid for an annual exploration fee to the relevant government authorities and storage fees for core samples. Paul Zyla, our former President and Chief Executive Officer, was the President and a director of CaribGold at the time of this transaction. Mr. Zyla owned 647,500 (.550%) of the 11,758,232 issued and outstanding shares of CaribGold at the time of this transaction.

         Since October 2004 until October 2005, Xtra Energy had been an inactive subsidiary of our Company. In October 2005, the board of directors of Xtra Energy decided to commence preliminary activities towards its business model on the oil and gas industry. As a result of Xtra Energy being a new entrant into the oil and gas industry and currently having no activities thereto, there is no available information regarding production or revenue generation.

         In October 2005, we also became engaged in the business of oil and gas through two other wholly-owned subsidiaries; namely Xtra Energy (formerly XGRI) and XOG, by way of XOG acquiring a 5% participating interest in one oil and gas property located in southeastern Saskatchewan, Canada (the "SASKATCHEWAN PROJECT").

         Since the incorporation of our wholly-owned subsidiary, XOG Ghana on March 2, 2006, its activities in the oil and gas industry have been limited to organizational efforts and pursuing a petroleum interest in Ghana. In April 2006, our subsidiary XOG Ghana made an application to GNPC to acquire a petroleum agreement for an oil interest in Ghana. Final approval of our application is pending. Once negotiations have been completed between GNPC and XOG Ghana (i) a purchase agreement will be entered into and sent to the Ghana Cabinet for approval; (ii) upon receiving Cabinet approval, the purchase agreement is then sent to Parliament for ratification; and (iii) upon receiving ratification from Parliament, the purchase agreement will become effective and a work program can be commenced. We anticipate that this approval process will take approximately nine months from the time of submission of the foregoing application. Other than making this application, XOG Ghana has undertaken no activities and has not formulated a business plan as to its future plans if it receives approval of the application. As a result of XOG Ghana being a new entrant into the oil and gas industry and currently having no activities thereto, there is no available information regarding production or revenue generation at this time.

         In October 2006, we sold our 5% interest to an arm's length oil and gas company pursuant to the terms of a purchase and sale agreement for a consideration of CAD$350,000 (USD$314,258).

OUR BUSINESS IN THE GOLD INDUSTRY

         We engage in the exploration, development and mining of gold properties exclusively in Ghana. Our interests in our Projects are held by our Ghanaian subsidiaries, through prospecting licences, an option agreement in connection with a prospecting licence and mining leases granted by the Government of Ghana for licensed or leased areas respectively located within and upon concessions. A concession is a grant of a tract of land made by a government or other controlling authority in exchange for an agreement that the land will be used for a specific purpose.

         The development of a placer or lode gold project includes detailed exploration, reserve definition, preparation of a feasibility study, an environmental impact study and a detailed mine plan, permitting and construction of a mine.

         The exploration of a gold project typically includes the review of existing data, grid establishment, geological mapping, geophysical surveying, trenching and pitting to test the areas of anomalous soil samples and RC and/or diamond drilling to test targets followed by infill drilling, if successful, to define reserves.

         We are in the process of initiating placer gold production at our Kwabeng and Pameng Projects, continuing a lode gold exploration program at our Banso and Muoso Project, awaiting results from a preliminary lode gold exploration program at our Apapam Project and preparing a preliminary lode gold exploration program at our Edum Banso Project. All of these Projects are located in Ghana. We have not yet produced any gold and we will require substantial additional capital in order to do so.

THE GOLD INDUSTRY

         THE GOLD INDUSTRY IN GHANA

         The mining and minerals development industry in Ghana continues to be focused on gold. Ghana is the second largest gold producer in Africa and is also a major producer of bauxite, manganese and diamonds.

         GEOLOGICAL SETTING

         Ghana is situated mostly within the West African Craton, which stabilized during the early Proterozoic Period some two billion years ago. In a series of tectonic processes, large areas were folded, faulted, metamorphosed, subjected to igneous activity, erosion and sedimentary processes, giving rise to a series of gold belts. Gold deposits can be categorized as Birimian gold and Tarkwaian gold. Birimian supracrustal rocks of West Africa, which extend from Ghana westward to Senegal and Mauritania and northward into Burkina Faso, are richly endowed with Proterozoic greenstone-type lode gold deposits. Deposits are variable and structurally complex, featuring gold that occurs in both quartz-filled shear zones and in altered rocks adjacent to shear zones. The metamorphosed volcanic belts in which they are found average between 15 kilometers and 40 kilometers in width and cover approximately one-sixth of Ghana's surface area. The bulk of Ghanaian gold is derived from Birimian rocks. The second category is Tarkwaian gold. Auriferous quartz-pebble conglomerate deposits occur within the Tarkwaian supercrustal rocks of Ghana. The matrix consists of fine-grained quartz and black sands (mainly hematite, and to a lesser extent, ilmenite, magnetite and rutile) and over 90% of the pebbles are vein-quartz and the balance, quartzite and phyllite (1).

         Ghana is covered by the Paleoprotoerozoic rocks of the Birimian Super group and the overlying clastic sedimentary Tarkwaian group. A result of a series of erosional events, significant portions of these rocks have been re-deposited as placer formations in a number of streams and channels. Placer gold deposits, which are also referred to as alluvial gold, are found in the majority of rivers draining Birimian rocks. Large deposits of placer gold also occur along the terraces, floodplains, channels and river beds of the Offin, Pra, Ankobra, Birim and Tano rivers where large Birimian and Tarkwaian gold deposits have experienced several episodes of erosion and subsequent deposition
(1).
__________

(1)      A Contextual Review of the Ghanaian Small-scale Mining Industry", Gavin
         Hilson: Mining, Minerals and Sustainable Development Journal, No. 76, September 2001.

         ORGANIZATION OF MINING OPERATORS IN GHANA

         Operators of gold projects are awarded mining leases by the Government of Ghana to mine in a designated area for a period of time. Typically, a licensed operator employs between five and 20 groups of tributers consisting of five to 10 workers that each excavate ore and process gold.

         MINERAL RIGHTS

         The governing mining law of Ghana is the Minerals and Mining Act, 2006 (Act 703) (the "MINING ACT") which was enacted in March 2006 by the President and Parliament of Ghana. This law and associated legislation combines regulation of the mining industry with fiscal incentives for investors. Some of the more significant features of the legislation are as follows:

1. Every mineral in its natural state in, under or upon land in Ghana, rivers, streams, water-courses throughout the country, the exclusive economic zone and an area covered by the territorial sea or continental shelf is the property of the Republic and is vested in the President in trust for the people of Ghana.

2. The Mining Act established a new cadastral system of mineral title administration. It is a system under which the country (Ghana) is divided into geographical blocks of 21 hectares each. Applications for mineral rights may be made in multiples of blocks which should be contiguous. Fractions of blocks may not be applied for except for blocks intended for small scale mining and blocks part of which lie outside the country; in which case, such part-blocks are considered for purposes of the cadastral system as full blocks. Three main types of mineral rights in the form of licences may be granted under the Mining Act, to coincide with the three key stages of the mining cycle, namely reconnaissance, prospecting and development.

TYPE OF LICENCE                    PURPOSE                    AREA          LICENCE PERIOD
Reconnaissance .......   to conduct reconnaissance      maximum of         12 months
                         operations in search for       5,000 contiguous   renewable
                         for specific minerals (not     blocks of 21
                         including drilling or
                         excavations)

Prospecting License ..   to intentionally explore or    maximum of         2 years
                         search for specific minerals   750 contiguous     renewable with 50%
                         and determining their extent   blocks of 21       reduction of area
                         and economic value             hectares each      upon renewal

Mining Lease .........   to intentionally extract or    maximum of         30 years
                         win specific minerals          300 contiguous     renewable
                                                        blocks per lease

3. Negotiable matters are the deferment of royalty payments, work programs and the level of export earnings retention allowances and the detailed provisions of a stability agreement or development agreement provided for respectively under sections 48 and 49 of the Mining Act.

4. In accordance with section 14(1), "a mineral right shall not in whole or in part be transferred, assigned, mortgaged or otherwise encumbered or dealt in, in a manner without the prior approval in writing of the Minister (of Lands, Forestry and Mines), which approval shall not be unreasonably withheld or given subject to unreasonable conditions".

5. The legislation is to be applied equally to Ghanaians and foreigners, except for the provisions relating to artisanal mining and exploitation of construction minerals which is reserved for Ghanaians.

6. The Government of Ghana is entitled to a free carried equity interest of 10% in mining ventures. It also has the option of purchasing an additional 20% at a fair market price. See the section entitled "Ghanaian Law - Ghanaian Ownership and Special Rights" for more detailed disclosure.

7. Royalties vary form 3% to 6% of the gross value of minerals produced. The variation is related to the "operating margin" and is designed to prevent royalties becoming too onerous during times of low profitability.

8.       Section 10 of the Mining Act provides as follows:

         "10. Unless otherwise provided in this Act, a mineral right shall not be granted to a person unless the person is a body incorporated under the Companies Code 1963 (Act 179), under the Incorporated Private Partnerships Act 1962 (Act 152) or under an enactment in force."

         This provision prohibits the grant of mineral rights which are defined in the law to include reconnaissance licence, prospecting licence and mining lease to natural persons unless a specific provision to the contrary is made in the law. However, it should be noted that the exceptions in this regard relate mainly to the grant of licences in respect of (a) building and industrial minerals; and (b) small scale mining to non-corporate persons who are citizens of Ghana. The exceptions therefore do not apply to large scale mining.

         In addition to being a corporate legal entity, an applicant is also required to show financial and technical capability to carry out the proposed mineral operations in respect of which the licence is being applied for. Thus, section 11 of the Mining Act states that:

         "11. An application for a mineral right shall be submitted to the Minerals Commission in the prescribed form and shall be accompanied with a statement providing,

               (a) particulars of the financial and technical resources available to the applicant for the proposed mineral operations,

               (b) an estimate of the amount of money proposed to be spent on the operations,

               (c) particulars of the programme of proposed mineral operations, and

               (d) particulars of the applicant's proposals with respect to the employment and training in the mining industry of Ghanaians."

KWABENG AND PAMENG, APAPAM, BANSO AND MUOSO AND EDUM BANSO PROJECTS

ACQUISITION OF XGEL AND XG MINING

         On February 16, 2004, we entered into an offer to purchase (the "ACQUISITION AGREEMENT") with Akrokeri-Ashanti Gold Mines Inc. ("AKROKERI-ASHANTI"), an unaffiliated third party, the sole shareholder of XGEL (formerly Canadiana Gold Resources Limited), a Ghanaian corporation, to purchase 50,000 ordinary common shares, being all of the issued and outstanding shares of XGEL (the "XGEL SHARES") for (i) $25,000 cash; (ii) forgiveness of $175,000 in debt owed to XGEL by an affiliate of Akrokeri-Ashanti; (iii) and agreeing to make a tender offer to Akrokeri-Ashanti note holders and debenture holders (the "NOTE AND DEBENTURE HOLDERS") to extinguish their debts totaling approximately CAD$5,936,700 (USD$4,824,232). Akrokeri-Ashanti had pledged as security to its Note and Debenture Holders, 90% of the issued and outstanding shares (the "GOLDENRAE SHARES") of its subsidiary, XG Mining (formerly Goldenrae Mining Company Limited). The remaining 10% of the issued and outstanding shares of XG Mining was at the relevant time and continues to be held by the Government of Ghana in accordance with governing mining laws and regulations of Ghana.

         Under the Acquisition Agreement, if we abandoned our bid to the Note and Debenture Holders, or were unsuccessful in acquiring the XG Mining Shares by December 31, 2004, then we would be required to reconvey the XGEL shares back to Akrokeri-Ashanti. On December 22, 2004, we succeeded in our offer to the Note and Debenture Holders and exchanged one-half share of our common stock for every CAD$1.00 (USD$.90) principal amount of notes and debentures. We therefore issued a total of 2,698,350 shares of our common stock for the CAD$5,936,700 (USD$4,824,232) outstanding principal amount of the notes and debentures. Following the completion of the foregoing transaction on December 22, 2004, XG Mining became our subsidiary as to a 90% interest. The Government of Ghana holds the remaining 10%.

THE KWABENG AND PAMENG PROJECTS

         Three concessions; namely the Kwabeng and Pameng Projects and the Apapam Project totaling 118.92 sq km, are contiguous to our Banso and Muoso Project. We hold 30-year mining leases expiring on July 26, 2019 on two mining concessions; namely our Kwabeng Project (40.51 sq km) and our Pameng Project (44.76 sq km). To the south of our Kwabeng and Pameng Projects, we also hold a prospecting licence for our Apapam Project (33.65 sq km). These three Projects have historical proven reserves of approximately 216,000 ounces of placer gold, with significant potential to increase these reserves through exploration.

         The placer gold deposit currently located at our Kwabeng concession was mined by the former owner in the early 1990's for 15 months and produced approximately 16,800 ounces of gold before operations were ceased due to mining difficulties as noted hereunder. In addition to the two mining leases, XG Mining owns a floating placer gold ore washing and processing plant (the "PLANT") was designed, built and acquired from IHC Holland ("IHC") of the Netherlands, Holland, one of the leading manufacturers of dredging and mineral separation equipment and a functional living compound for mining employees (the "FIELD CAMP") which is also comprised of offices and facilities for stores, engineering and exploration activities. The Plant and the Field Camp are located on property included in our Kwabeng concession, close to the town of Kwabeng.

         These three Projects have had very little exploration for lode source gold deposits; however, there has been detailed exploration for placer gold deposits. The Kwabeng, Pameng and Apapam Projects contain historical proven reserves estimated at 216,800 ounces of gold in accordance with a feasibility study prepared in 1994 by Minproc Engineers Pty Ltd. The proven reserves of 216,800 ounces were confirmed in an evaluation prepared by John Rae, P. Geo. in March 2006. In addition to the historical stated proven reserves, there is potential to add to the placer gold proven reserves with further exploration.

         The placer gold is contained in a gravel deposit distributed across the floor of the river valleys west of the Atewa Range. The gravel layer generally averages two meters of non-gold bearing silt and clay overburden. The gravel and overburden are semi-consolidated and can easily be excavated with earth moving equipment without the need for blasting.

         In early 1990's, the former mining lessee invested approximately $24,000,000 to open a mine at the Kwabeng concession. Due to poor operational techniques and improper equipment, production targets were not met. The mining operation lasted for 15 months and 16,800 ounces of gold was produced before the mine was shut down.

FLOATING GOLD ORE WASHING AND PROCESSING PLANT

         The Plant was custom manufactured for the placer gold ores located on the Kwabeng and Pameng concessions by IHC in the Netherlands and shipped to Ghana in disassembled modules in the early 1990's while the Kwabeng mining lease was held by the former owner, Goldenrae Mining Company Limited. The Plant is made up of two major functional components: (i) a series of modular pontoons which are assembled on-site to make up the floating barge portion of the plant with an assembled dimension of 20 meters long by 12 meters wide by 1.7 meters deep; and
(ii) the gold ore processing and recovery equipment, power generation equipment are installed, which is comprised of vibrating grizzly feeder, scrubber, vibrating screen, a three stage IHC radial jig gold recovery unit and provisions for the disposal of the barren processed gravels back into the mining pit. The rated production capacity of the Plant is approximately 150 cubic meters of ore gravels per hour and we anticipate that it will be operated continuously by the staff to be hired at the commencement of full scale production at our Kwabeng concession. The Plant is currently not being operated since we have not begun processing and recovery, or testing, however, it has been maintained on a care and maintenance basis by the existing staff subcontracted to XG Mining at our Kwabeng Project and is started up on a regular basis as part of the care and maintenance program to ensure that all of the components continue to be in working order. The Plant, and our Field Camp thereto, is currently operated by generators since the area of our concession is not yet connected to any electrical power generation facility. In light of the current government imposed power shedding (outages), our Company has decided to postpone connection of the Field Camp to the national power grid and will continue to rely on its own generator systems. Currently, the Plant requires very little work to be brought into production which includes the installation of a new vibrating screen deck and water supply pump, prior to commencement of a bulk test program (the "BULK TEST"), which we anticipate will be installed in November 2006. The commencement and operation of the Bulk Test is subject to approval from the relevant government authorities of Ghana; namely the Minerals Commission, which approval has been received, the Water Commission and the EPA. Prior to issuing an EPA permit, the EPA has requested, among other things, the submission of an environmental impact study which includes a mine plan and cost reclamation plan (the "EPA DOCUMENTS"). The EPA does not issue EPA permits for a bulk test alone and requires submission of the EPA Documents for a full scale mining operation, which in our case includes conducting of the Bulk Test. Simultaneously with the EPA's review of the EPA Documents, the EPA arranges for the holding of a public forum which is attended by representatives of XG Mining, Bio Consult Limited (environmental management consultants engaged by us to assist us in the facilitation of obtaining the EPA permit), the EPA, the Minerals Commission, local chieftains, farmers and residents of the area in which we intend to carry out our full scale mining operation. The purpose of this public forum is to inform the attendees of our intention to carry out a full scale mining operation and to discuss and respond to any issues or concerns that any of the attendees may which to address, including crop compensation and reclamation. Once all attendees are satisfied with the outcome of the public forum, we anticipate that the EPA will provide their final comments on our EPA Documents, following which we plan to finalize the documents. Following finalization and resubmission of the EPA Documents, we expect that the EPA will render an invoice to XG Mining for payment of processing and certificate fees. We anticipate that the EPA permit will be issued following such payment. We can then apply for and obtain a certificate from the Water Commission, as referred to elsewhere in this Prospectus. Following receipt of the EPA permit and/or certificates, our Bulk Test can then be commenced. Also, see "Permits Required Prior to Commencement of Gold Production" for further information relating to the procedural steps to be conducted in order to obtain an EPA permit.

BULK TEST

         The Bulk Test referred to above is a large scale or bulk sampling operation we plan to carry out in order that we can gather additional data related to the detailed operation of the Plant and the mining of the reserve with a view to assisting our technical team in confirming the most effective extraction method for the reserve, the operational capacities of processing equipment on the Plant and the confirmation of the metallurgical mass and water balances of the process equipment while operational. Immediately adjacent to the current location of the Plant is a section of reserve that was prepared for mining with most of the clay overburden removed by the previous owner but never extracted before the closure of the mine in

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1994. The area is approximately 250 meters by 150 meters and contains approximately 80,000 cubic meters of gravel ore. We plan to rent earthmoving equipment on an hourly or daily basis to extract the gravel ore from this area and intend to haul it the short distance to the Plant where it will be loaded into the large ore hopper/bin and processed. We then plan to collect the barren gravels and sands from the tailings discharge end of the Plant and intend to use it to refill the excavated pit from which the gravels came. We the plan to collect, analyze and sell the gold recovered. We anticipate reclaiming and re-contouring the whole area using the barren gravels and sands collected from the discharge end of the Plant.

MINING LEASES - KWABENG AND PAMENG PROJECTS

         Our subsidiary, XG Mining, which is owned by us as to a 90% interest, entered into two individual mining leases on July 26, 1989 with The Government of the Republic of Ghana (the "GOVERNMENT OF GHANA"), who holds a 10% interest in XG Mining, covering an area of 40.51 sq km with respect to the Kwabeng concession and 44.76 sq km with respect to the Pameng concession (collectively, the "LEASE AREA"), located in the East Akim District of the Eastern Region of the Republic of Ghana. These mining leases have a 30 year term expiring on July 25, 2019. We have been granted surface and mining rights by the Government of Ghana to work, develop and produce gold in the lease area (including processing, storing and transportation of ore and materials). With respect to each mining lease, we are: (i) required to pay applicable taxes and annual rental fees of Cedis 15,500 (based on Cedis 500 per sq km) (USD$1.75) to the Government of Ghana; and (ii) committed to pay a royalty in each quarter through the Commissioner of Internal Revenue based on the production for that quarter within 30 days from the quarter end as well as a royalty on all timber felled in accordance with existing legislation. Under the terms and conditions of each mining lease, we are required to furnish (i) a report in each quarter not later than 30 days after the quarter end to the Government Authorities in connection with quantities of gold won in that quarter, quantities sold, revenue received and royalties payable; (ii) a report half-yearly not later than 60 days after the financial year end to the Government Authorities summarizing the results of operations during the half year and records containing a description for the proposed operations for the following year with an estimate of the production and revenue to be obtained; (iii) a report not later than three months after the expiration or termination of the mining lease, to the Government Authorities, giving an account of the geology of the lease area including the stratigraphic and structural conditions and a geological map on scale prescribed in the Mining Regulations; (iv) a report to the Government Authorities of any proposed alteration to its regulations and a report of the particulars of any proposed transfer of any share of its capital stock representing 1% of more of the total number of issued and outstanding shares; (v) a report to the Government Authorities on the particulars of any fresh share issuance or borrowings in excess of an amount equal to the stated capital of XG Mining; and (vi) having regard to items (iv) and (v), these reports shall be submitted not less than 60 days in advance of the proposed alteration, transfer, issue or borrowing; (vii) a copy of each of its annual financial reports including a balance sheet, profit and loss account and notes thereto certified by a recognized accountant not later than 180 days after the financial year end; (viii) such other reports and information in connection with our operations to Government Authorities as be reasonably required. We are entitled to surrender all or any part of our interest in the lease area upon providing proper notice to the Government of Ghana. We have the right to terminate our interest in each mining lease if the subject mine can no longer be economically worked, by giving not less than nine months' notice to the Government Authorities, without prejudice to any obligation or liability incurred prior to such termination. The Government of Ghana has the right to terminate our interest in the mining lease if (i) we fail to make payments when due; (ii) contravene or fail to comply with terms and conditions of mining lease (however, we have three months to remedy from the notice of such event); (iii) become insolvent or commit an act of bankruptcy; or
(iv) submit false statements to the Government Authorities.

         The mining leases further provide that XG Mining shall report forthwith to the Minister, the Chief Inspector of Mines, the Director of Geological Survey and the Chief Executive of the Minerals Commission in the event it discovers any other minerals in the lease area, who in turn will provide XG Mining with the first option to prospect further and to work the said minerals subject to satisfactory arrangements between made between XG Mining and the relevant government authorities.

MINING, PROCESSING AND RECLAMATION AT OUR KWABENG AND PAMENG PROJECTS

INTRODUCTION TO PLACER GOLD MINING

         Placer gold mining is the mining and processing of gold deposits that are generally formed by the weathering of lode gold deposits and the transportation of the resulting weathered materials over relatively short geological time periods into a stream or river system where the gold is generally sorted by the action of water to the bottom of the gravel and sand beds of the river or stream system. During the course of this depositional and sorting process the gravel and sand beds may be re-worked continuously by the movement of the river or stream within its channel or valley. The gravel and sand beds may also be covered over by other non-gold bearing materials such as wind blown clays or silts and the action of floods causing further deposition of materials. Normally, and as is the case at the Kwabeng and Pameng Projects, the greatest concentration of gold particles are found in the gravels and sands at the very bottom of the floodplain of the river or stream which lie directly on top of the bed rock underlying the floodplain.

         An exploration program was carried out by the previous owners to identify the layers of gravels that contained gold particles by the systematic digging of pits though the layers of material in the floodplains of the various streams located on the concessions and processing the materials with simple gravity gold recovery devices to determine the gold content of the gravel layers and to estimate the volume of the gravels present on the properties (also see "Studies and Evaluations").

         These gold bearing gravel and sand deposits have traditionally been mined through the centuries using hand digging and gold panning methods and lately by the use of heavy earthmoving machinery such as bulldozers, hydraulic excavators and haul trucks, where the materials that are barren of gold are removed and the gold bearing gravels and sands are extracted and processed to recover the gold particles. In some cases these deposits have also been mined and processed with the use of bucket ladder dredges which are self contained digging and processing barges that float on the rivers and scoop out the gravels and sands to be processed on board the dredge and recover the gold. The gold recovery process in each case is still the same, whereby having washed and scrubbed the gravels and sands free of any sticky lumps of clay and silt and having screened and sieved the gravels to a processable size fraction, the force of gravity is used in devices that exploit the difference in the specific gravity of the gold particles and the gravel and sand particles. No chemical substances are used in the recovery of the gold from the ore since the particles of gold in a normal placer deposit are of large enough size to be amenable to gravity recovery alone, which is not the case for many load or hard rock deposits.

         It is these gravel layers, which make up the historical proven reserves located within the floodplains of the various streams on the Kwabeng and Pameng concessions that our Company will mine and process to extract the gold for eventual sale and the generation of revenue and profit.

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

MINING PROGRAM

INTRODUCTION

         Our Company's plan calls for the mining of the reserves at our Kwabeng and Pameng Projects by the shallow open pit method with the use of heavy earthmoving machinery which will include bulldozers, hydraulic excavators, wheel loaders, haul trucks and motor graders. We have not yet determined whether the mining fleet of equipment will be acquired, owned and operated by us or whether we will make use of one of the many mining contractors in Ghana to carry out the mining, ore hauling and reclamation activities required to extract the reserves on a profitable basis.

         In any case, the activities involved in the process will be the same and are herein described in chronological order.

Crop Compensation

         The floodplains of the rivers and streams located on the Kwabeng and Pameng concessions and that have been designated as forming part of our Company's proven ore reserves, are used by some of the local populace to plant subsistence farms consisting of a variety of seasonal crops such as tomatoes, peppers, cassava and plantain. In some areas, more significant crops such as cocoa and oil palm are also grown, however the majority of the vegetation located on the floodplain is secondary and tertiary forest growth. Prior to the clearing of any of the flora on the ore reserve areas, our Company will engage the services of the Government's Crop Compensation Board to enumerate the various farms and crops and assess the compensation to be paid to the farmers. The Crop Compensation Board is a government agency tasked with the overseeing of the compensation to farmers who lose crops to any industrial enterprise. Once the enumeration of an initially large area of the Awusu Stream ore reserve has taken place and the compensation paid we anticipate moving our machinery onto the compensated "block" and begin the process of clearing the vegetation and topsoil. This enumeration process continues throughout the life of the project as further blocks of reserves are prepared for the mining phase.

Vegetation and Topsoil Removal

         The vegetation is then removed from the ore reserve block using a bulldozer and hydraulic excavator and is pushed and piled to the side of the floodplain as space allows. The top 30 centimeter layer of topsoil is also removed with the bulldozer and pushed and piled to the side of the floodplain where it is stored for later re-use in the land reclamation process.

Stream Diversion

         A new stream channel is then dug, using a hydraulic excavator, along the length of the cleared reserve block along one far side of the floodplain and effectively off the main channel of reserves. The new stream channel is then connected to the outgoing existing stream channel at the far downstream of the ore reserve block and then connected to the incoming existing stream channel at the far upstream end of the reserve block, effectively causing the diversion of the stream. This is necessary to be able to ensure that our operations have little to no effect on the flow of water in the stream channel. The newly cleared ore reserve block, which can be up to 2 kilometers long and as wide as the whole floodplain, is now ready for the mining process.

Overburden Removal, Ore Extraction and Haulage

         The upper layers of material including the dry clay/silt, sand and layers of gravels that are either barren of gold or have too low a gold content to be economic are termed as overburden. We plan to remove this material by the hydraulic excavator and bulldozer and loaded initially into the haul trucks for hauling away to a temporary overburden dump site close to the initial excavation. We plan for supervision of this process by our Company's geologists to ensure that the only overburden will be carried away and not any of the economic ore. Once the layer of economic ore has been reached, which we plan to be determined by our Company's geologists, we then plan to dig out the ore by the hydraulic excavator and then loading it into the haul trucks for transport to the Plant for storage in the ore stockpile and eventual processing by the Plant. Generally, at our Kwabeng and Pameng Projects these excavations are no more than 6 meters deep and can be as shallow as 4 meters. During this excavation process, there is usually water ingress into the mining pit. We plan to pump out the pit to a holding pond where we then plan to pump it to our Company's settling ponds or impoundments in order for the solids to settle out and the clean water recycled to the Plant water supply pond upon which it is floating. We expect to obtain a considerable portion of our Plant process water supply from this water source thereby reducing its dependency on the water in the streams.

         Once the ore has been removed from the pit within the immediate reach of the hydraulic excavator it moves over slightly and begins the process again. We then plan to extract the ore down to the bedrock layer which is very visibly apparent due to the large texture and color change and the bedrock layer will then be checked by the geologist to ensure that all of the gravel ore has been removed. As the mined out pit increases in area, due to the continued extraction of the ore and overburden, with larger areas of "clean" bedrock exposed, we anticipate that the excavator will then stop loading the upper overburden layers into the haul trucks and instead we plan that the excavator will begin to cast the overburden within its immediate reach, back into the mined out pit, thereby exposing further ore for extraction and saving the cost of hauling away and stockpiling the overburden.

         Once the haul trucks have dumped their loads of ore into the ore stockpile immediately adjacent to the Plant, we anticipate they are then loaded with the tailings discharged at the rear end of the Plant (see Ore Processing section below), which they then haul back to the pit. These gravel tailings are then dumped at strategic locations at the mined out pit and the haul trucks then continue on to be loaded with ore for the return trip back to the Plant ore stockpile.

         This continuous process continues to advance downstream away from the Plant. As the mining pit advances downstream away from the current plant location, a strip of the floodplain will not have been refilled with overburden and tailings from the Plant, and will be kept open as a trench. At strategic points the trench will be allowed to fill with water to a depth of 2.5 meters and the Plant we plan for the Plant to be floated down stream in the trench to bring it closer to the reserve blocks being mined thereby reducing the haul distance between the active mining pit and the Plant. The Plant is independently mobile and is equipped with winches that are used to propel it across the body of water in which it floats.

         Our Company intends to construct haul roads within the floodplain and the terraces that flank the floodplain with the use of a bulldozer and motor grader. We plan to cap the haul roads with dry fine tailings from the Plant to make them weather resistant and we then plan to use a quality sufficient for the haulage of ore to the Plant and tailings back to the mining pit.

         We plan to carry out the foregoing with respect to mining of all the streams and floodplains in our concession that make up any proven ore reserve.

Reclamation, Re-contouring and Re-planting

         As can be seen the mining method is one that incorporates a large portion of the reclamation process as an integral part of the ore extraction and haulage process, with almost all of the material extracted being re-emplaced in the floodplain. Once the mining pit has advanced downstream a suitable distance and the Plant has been floated in its trench closer to the active mining pit, the areas of the floodplain that have been essentially left behind and refilled with the overburden and tailing from the Plant, including the Plant trench, are then re-contoured using a bulldozer and motor grader. A new stream channel is re-emplaced in the mined out and re-contoured block and the stream re-introduced into it. The topsoil that was previously stockpiled is then spread back over the re-contoured area. Our Company then plans to assist the natural re-vegetation process, by replanting indigenous tree species seedlings that we anticipate will be grown in our Company's seedling nurseries. We intend that various nitrogen fixing species of plants and rapid growing grasses will also be planted to consolidate the newly spread topsoil. This process is our anticipated cost reclamation plan ("RECLAMATION PLAN"), which is currently the subject of an application and Environment Impact Assessment process we are engaged in with the EPA. It is usual for the EPA to require that a company monitor the reclamation process for a period of three years upon the conclusion of the reclamation.

         The cost estimate for reclamation of disturbed areas depends basically on one or more of the following factors:

         o  nature of deposit and degree of disturbance;

         o  handling of mined material; and

         o  end use of reclaimed land.

The proposed reclamation estimates will be arrived at after our consultation with the EPA. Negotiations are based on other projects, site visits to reclaimed lands and review of related literature. The estimated cost for reclamation is $1,365,440 for the various activities which include backfilling, leveling, contouring and re-vegetation take into consideration:

         o  labour costs;

         o  cost of seedlings;

         o  equipment costs; and

         o  fuel costs.

We anticipate that we will finance the rehabilitation and closure of our mining operation at our Kwabeng Project from revenues from this Project as well as from cash flow. Our Company is required, for reclamation bonding, to provide an annual detailed cash flow analysis to the EPA. Following our receipt of the relevant EPA permit, the reclamation bond will be negotiated with EPA based on the above and we anticipate that it will be posted with an insurance company, bank or a bonding house once the amount has been determined at which time XG Mining will then arrange the bond. Together with the bond, the EPA requires our cash payment, based upon a negotiated percentage of the bond, as soon as the reclamation costs have been agreed to. Sixty days thereafter, posting of the bond must be in place.

         We intend that the reclamation of the settling impoundments will also take place as each of them become full of solids and past their useful life. The impoundments are constructed with earth dams on the terraces immediately adjacent to the floodplain, to form large ponds approximately 3 meters deep. Once full of solids these de-commission impoundments will be allowed to dry and we plan that each will be contoured over using a bulldozer and hydraulic excavator. We then plan to replant with tree seedlings, grasses and nitrogen fixing species of plants to assist the natural re-vegetation process.

ORE PROCESSING

Scrubbing, Screening and Ore Preparation

         The gold bearing gravel or ore, having been hauled from the mine pit by the haul trucks will be loaded into the Plant using a rubber tired wheel loader from the ore stockpile located immediately adjacent to the Plant. The ore bin that is an integral part of the processing equipment on the Plant is fitted with high pressure water nozzles that spray onto the ore which washes onto the primary screen deck which is a sieving or screening device which sieves away the large boulders and stones (plus 200 millimeters) (screen oversize) which are rejected onto a conveyor carrying this screen oversize to the rear end of the Plant and ejected into a pile. The smaller particles of the ore (minus 200 millimeters) and the water (screen undersize) fall though the screen bars and enter into the rotating scrubber barrel as a mixture of water and ore. The rotating scrubber barrel rotates rapidly much like a large cement mixer which causes the gravels, sands, silts and clays in the ore to be fully washed and scrubbed clean and therefore virtually free from lumps of silt and clay which can trap the contained gold particles. This mixture of washed gravel and water then exits from the opposite end of the scrubber barrel and is spread over the secondary vibrating screen deck which as with the primary screen deck, separates the ore water mixture according to particle size. The gravel particles that are larger than 7 millimeters in diameter (screen oversize) stay on the surface of the screen and are washed clean with jets of water at which point they are then ejected onto a conveyor belt which ejects the screen oversize along with the screen oversize from the primary screen deck, from the rear end of the Plant to be collected for transportation back to the mining pit for refilling and reclamation. All of this ejected material, due to the vigorous scrubbing action of the scrubber barrel, is free of any alluvial gold particles and is at this point considered as waste or tailings.

         The gravel particles that are smaller than 7 millimeters in diameter (screen undersize) fall through the screen deck, along with the majority of the water and this resulting mixture of washed gravel, sand, silt, clay and water (ore slurry) is collected in a sump underneath the screen. The ore slurry is then pumped using a heavy duty centrifugal slurry pump and a rubber lined hose to hydrocyclone separation device which removes the very fine particles of silts and clays from the slurry, prior to its introduction the gold recovery section of the Plant. The hydrocyclone separation devices do not remove gold from the slurry and are used to reduce the amount of ore and water reaching the gold recovery plant and to improve its recovery characteristics. The resulting high density or thick slurry that is discharged from the hydrocyclone separation devices is fed directly in to the three stage IHC radial jig recovery section. The majority of the water that entered the hydrocylones along with the ultra-fine particles of silts and clays (minus 150 microns) are rejected by the hydrocylones to a pipe which discharges this dilute non-gold bearing slurry to be transported by ditch or pipeline to the fine tailings settling impoundments or ponds, where the solid portions of the slurry is allowed to settle to the bottom of the impoundments or ponds, the clear water is drawn off and pumped back to the pond in which the Plant is floating, for re-use.

Gold Recovery

         Although there are many different devices to recover free gold particles from any given ore whether placer gold or hardrock such as sluice boxes, jigs centrifugal concentrators and most of these devices have been in use for many decades, the Plant is equipped with an IHC radial jig gold recovery section. The IHC radial jig gold recovery section is a three stage system of jigs which are mechanical devices that make a separation of solid particles by taking advantage of the large difference in specific gravity of the gold particles and the particles of gravels, sands and silts. Placer gold particles generally have a specific gravity of between 15 and 18 whereas the gravel sand and silt particles that is also contained in the ore have a specific gravity of 2.5 to 5.0 depending on the minerals present. As the ore transitions through the three stages of the IHC radial jig section, the concentration of gold particles to ore particles is increased and at each step more of the ore particles are removed and sent to the tailings pile at the rear end of the Plant. This process is continuous and results in a gold concentrate which is discharged from the third stage of the IHC radial jig section which is stored in locked steel boxes and collected from the Plant under the supervision of management and transported to the gold refining room at our Field Camp.

Gold Room Operations

         We plan that the gold concentrate collected from the Plant will be taken to the secure gold refining room at the Field Camp where it will be subjected to a further concentration and cleaning process. We anticipate that the gold concentrate will be cleaned of remaining ore particles using a centrifugal concentrator which produces a gold concentrate which is approximately 90% gold particles which can then be dried, weighed and recorded and stored in our Company's safe. We plan that after one week of gold production from the Plant, the clean gold particles that accumulate and are stored will be then mixed with a borax flux compound and fired in our Company's gold smelting furnace. We anticipate that the gold will be melted in the furnace and the remaining non-metal impurities will be removed by the flux compound and the liquid gold will be poured into moulds and allowed to cool to form dore gold bars with an anticipated gold content of approximately 93%. We anticipate that this process will be carried out under the supervision of a Ghana Customs Officer who will record the details of the gold bar and seal the bars in containers and provide the Customs documentation for the export of the gold bars to a specialized refinery.

Gold Export and Sales

         We plan to enter into a refining and sales agreement (the "REFINING AND SALES AGREEMENT") with an internationally recognized gold refining company (the "REFINER") for the sale of our gold on a regular basis. The Refining and Sales Agreement will be subject to the approval of the Minerals Commission, the Minister of Lands, Forestry and Mines and the Bank of Ghana. In addition to our obligations under this agreement, proceeds from the sale of the gold produced (the "GOLD PROCEEDS") will be subject to a foreign exchange retention agreement (the "FOREX AGREEMENT") to be entered into with the Government of Ghana and a trustee bank. Pursuant to the Mining Act, all Gold Proceeds must be returned to Ghana, except where a retention level has been negotiated between XG Mining and the Government of Ghana as evidenced by the Forex Agreement. Under the Mining Act, a retention level refers to permission to be granted specifically by the Minister of Finance to XG Mining as a net foreign exchange earner to retain a specified percentage which shall not be less than 25% of its Gold Proceeds in an off-shore account (the "EXTERNAL ACCOUNT") to be opened with a trustee bank (the "ACCOUNT TRUSTEE"). The funds in the External Account are required to be used by XG Mining specifically for a) the acquisition of spare parts; raw materials, machinery and equipment b) debt servicing and dividend payment c) remittance in respect of quotas for expatriate personnel; and transfer of capital in the event of a sale or liquidation of the mining operations of XG Mining. Prior to entering into the Forex Agreement, based upon our mine plan, we must make a formal written submission to the Minerals Commission stating, among other things, (i) what we intend to mine over the course of one to two years; and (ii) our anticipated cash flow projections including (a) anticipated revenues from gold sales; (b) offshore financial commitments; (c) debt servicing costs (if applicable); (d) operational costs including payments to consultants; and (e) our financial obligations in Ghana including equipment purchase or lease costs and overhead costs including payments to employees and consultants. Based on the foregoing, the Minerals Commission will then make a recommendation to the Minister of Finance as to the retention level to be granted to XG Mining. Upon approval being obtained from the Minister of Finance, XG Mining will enter into the Forex Agreement with the Government of Ghana, the Bank of Ghana and the Account Trustee who will act as trustee for the External Account to ensure proper distribution of the Gold Proceeds in accordance with the Forex Agreement. Pursuant to the Mining Act, the Government of Ghana and XG Mining may also enter into a stability agreement (the "STABILITY AGREEMENT") pursuant to which the Government of Ghana will grant and give XG Mining certain assurances and undertakings which will ensure that for a period up to 15 years from the date of the Agreement, XG Mining will not be adversely impacted by any change in the legal and fiscal regime relating to mining that existed at the time the Stability Agreement was entered into. Based on similar agreements previously made between the Government and other mining companies, the Forex Agreement or the Stability Agreement may also contain warranties and confirmations to XG Mining that, in accordance with the Mining Act: (a) it shall be entitled to establish and maintain the External Account and receive into it: (i) any equity or capital contribution in foreign exchange made at any time by the shareholders to XG Mining; (ii) all credits or loans in foreign currency that may be granted to XG Mining from time to time; provided that XG Mining shall give to the Bank of Ghana notice of and obtain approval for any loan or credit it intends to obtain for the purpose of the mining operation.

         In accordance with the Mining Act: (a) the Government of Ghana shall be entitled to a 10% interest in all the rights and obligations of XG Miming for which no financial consideration is payable by the Government of Ghana and which interest shall be maintained and assured to be always equal to 10% of the total rights and obligations of XG Mining throughout the life of the project; (b) the Government of Ghana reserves the right to acquire at any time, a further 20% interest in XG Mining without prejudice to such further participation by the Government of Ghana as may be agreed upon by XG Mining; (c) the 20% interest to be acquired by the Government of Ghana shall be paid for in US dollars or other currency to be specified by XG Mining at a price agreed upon by the parties or at the fair market value thereof at the time of the exercise of the option, or as may be determined by arbitration and in connection herewith the Government of Ghana shall give XG Mining reasonable notice of its intention to exercise its option to purchase any part or all of the said 20% interest; (d) the Government of Ghana may nominate any agency or body as its agent to hold all or any part of its interest in XG Mining; (e) the regulations and other documents of XG Mining shall be amended to reflect any interest acquired or purchased by the Government of Ghana in XG Mining. For so long as XG Mining follows the procedure for marketing gold or other minerals produced by XG Mining as may be approved from time to time by the Bank of Ghana acting on the advice of the Minerals Commission, the Government of Ghana may undertake in the Stability Agreement that it shall take no preemption action pursuant to its statutory pre-emption rights under the Mining Act.

         The Stability Agreement requires Parliamentary approval. The foregoing matters, including obtaining the requisite Parliamentary approval of the Stability Agreement, can take up to three months or longer. With respect to any revenues generated from the Bulk Test to be conducted at our Kwabeng concession and pending the negotiation of a Stability Agreement, Forex Agreement and a Gold Refining and Sale Agreement, we must obtain special permission to sell any gold processed to a licensed local buyer in Ghana.

Sales of Gold

         From the Plant, we plan to send gold concentrate to the laboratory located at our Field Camp where it will then be melted and poured into dore bars. The bricks will then be sent under armed guard to the airport in Accra for transport to a refinery. During the 1990's prior to our acquiring the 90% controlling share position of XG Mining, XG Mining sold its production to Johnson Matthey Plc, one of

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the market leaders in gold refining. We have not yet identified any purchasers for any gold that we intend to produce.

ANCILLARY OPERATIONS

KWABENG FIELD CAMP

         Our Company already possesses a fully operational and well maintained Field Camp comprised of office, administration accommodation and workshop facilities located on the Kwabeng concession and is accessible by paved road located approximately 2 hours drive from the capital city of Accra. Our Field Camp was built and maintained by the previous owner which we plan to form the base of operations for our Kwabeng and Pameng Projects. The Field Camp is currently operated by generators since the area of our concession is not yet connected to any electrical power generation facility. The Field Camp is within cell phone coverage and can be supplied with electricity from the national grid, which lines run along the road accessing the Field Camp. We anticipate that all of our senior staff will be accommodated in the Field Camp with the junior staff finding accommodation in the surrounding towns and villages.

FUEL AND SPARE PARTS SUPPLY

         We plan to deliver fuel from Accra by tanker and plan to discharge the fuel into and store the fuel in the fuel tank facility located within the Field Camp. We plan to purchase spare parts for all of our equipment either locally or from suppliers overseas and store such parts in the secure spare parts warehouse located at the Field Camp.

DEPARTMENTAL WORKSPACE

         We anticipate, for the most part, hiring our Company's engineering staff locally due to the abundance of highly skilled mining professionals in Ghana. There is adequate office space at the Field Camp for our anticipated mine planning and engineering, geology, surveying, environmental, processing, equipment maintenance and other departments.

EQUIPMENT MAINTENANCE

         Depending upon whether we elect to own and operate our own earthmoving equipment fleet or not, then the maintenance of that fleet will be carried out in the workshops located within the Field Camp. At the time when we make our decision to own and operate an earth moving equipment fleet, we plan for some re-tooling and re-equipping of our workshops to suit the equipment that we anticipate being utilized for our mining operations. If our Company decides to make use of a mining contractor to carry out the earth moving at our Kwabeng and Pameng Projects, then we anticipate leasing the workshops to the contractor as part of the contract.

PERMITS REQUIRED PRIOR TO COMMENCEMENT OF GOLD PRODUCTION

         In order to commence gold production at our Kwabeng and Pameng Projects, we must first obtain a permit (the "EPA PERMIT") from the EPA. We have engaged the services of Bio Consult Limited ("BIO CONSULT"), who are environmental management consultants, to assist us in the facilitation of obtaining the EPA Permit, initially for our Kwabeng Project. Bio Consult's consulting team includes an environmental specialist, a mining engineer, a sociologist; an environmental technician and a hydrogeologist. Obtaining an EPA Permit requires completion of the following steps:

         1. Conduct a baseline assessment to determine the baseline environmental conditions, including:

               a.    reconnaissance visit at the mining concession;

               b.    preliminary consultation with stakeholders, including the:

                     i.    Atewa District Assembly;

                     ii.   traditional authorities;

                     iii.  Environmental Protection Agency;

                     iv.   Mines Department; and

                     v.    Minerals Commission;

               c. conduct environmental quality monitoring and analysis of samples;

         2. Conduct an environmental scoping study to determine the scope or extent of the environmental impact statement ("EIS"). In preparation of the EIS, Bio Consult will follow the outline contained in the Environmental Impact Assessment Procedures. Among other things, the EIS will contain (a) a description of the proposed project; (b) a description of the existing environmental conditions; (c) an assessment of environmental impacts, unavoidable adverse impacts and alternatives to the proposed project;

         3. Note terms of reference which will indicate the essential issues to be addressed in the EIS;

         4.    Prepare a reclamation plan;

         5.    Conduct a final consultation with stakeholders;

         6.    Prepare the EIS and submit to the EPA;

         7. Review of the EIS by the EPA, who will provide comments with respect to required revisions;

         8. Participate in a public forum with representatives of the EPA, the Minerals Commission, local chiefs of the Kwabeng area, farmers and residents, Bio Consult and XG Mining;

         9.    Finalize the EIS for review and approval by the EPA;

         10.   Obtain EPA approval;

         11.   Pay applicable processing and certificate fees; and

         12. Obtain an EPA certificate within 24 days of the commencement of mining operations.

         Generally in Ghana, the EPA permitting process takes five to six months from initial application to final receipt. We submitted an application for the Bulk Test in June 2006 and an application for the full scale mining operations in October 2006. According to the foregoing general guideline of steps in the process to be conducted, obtaining the EPA Permit is subject to completion of steps 1 through 10 above and the payment of the processing fee (step 11) listed above. To date, we have completed steps 1 through 6 and step 8. There is no guarantee that steps 7 and 10 will be completed in a timely fashion. Failure to do so could result in delays in receiving the EPA Permit. After the Final EIS is approved by the EPA (step 10) and the applicable processing and certificate fees have been paid (step 11), an EPA Permit will be granted. We anticipate and have obtained advice from the EPA that the EPA Permit will be forthcoming sometime in December 2006 which permit will grant us permission to conduct both the Bulk Test and our full scale mining operation at our Kwabeng Project.

         XG Mining must then obtain an environmental certificate within 24 days of the commencement of mining operations (step 12) and submit an environmental management plan within 18 months thereafter. To maintain the EPA Permit in good standing, we must submit an annual environmental report in such form as the EPA directs 12 months from the date of the commencement of mining operations and every 12 months thereafter.

         We plan to follow the identical process with respect to obtaining an EPA Permit to conduct a full scale mining operation at our Pameng Project.

         Water Commission Permit

         We also require permission from the Water Commission to abstract water for our processing on our Plant. The water will be obtained from a separate stream. Any abstraction of water for mining, industrial, irrigation and hydropower requires a permit from the Water Commission. There is a threshold of water supply that cannot be exceeded as this water is used domestically and we cannot contaminate the water supply from our mining activities. The fee to obtain this permit is a minimum of 3 million cedis (US$331). The amount of water permitted and consumed for abstraction is paid for on a quarterly basis. We anticipate that we will abstract 200 cubic meters per hour at a cost of 10 cedis per cubic meter. Based upon a monthly usage of 600 hours times 2,000 cedis per hour, the monthly cost would be 1,200,000 cedis per month for a quarterly payment of approximately 3,600,000 (US$398). We will continue to have an adequate water supply as long as the rains occur in the Kwabeng area, however, there is another stream that is not used domestically and the local chiefs of the Kwabeng area have poured libations and the water from this stream has been redirected into the dam area. In the event that there is an adequate supply of water from the rain, then no water abstraction would be necessary for our mining operation. At the commencement of our mining operation, we only expect to be washing the placer gold 10 to 12 hours per day and may not have to abstract any water from the domestic stream for several months or until such time that we increase washing to 20 hours per day. We are advised by the Water Commission that the issuance of their permit occurs soon after our receipt of the EPA Permit, however as the dam is presently filling and the rains are still occurring at the Kwabeng area, our receipt of the Water Commission permit will not delay the commencement of our mining operations.

         Capital Expenditures

         To commence production at the Kwabeng and Pameng Projects, with a view to generating revenues, we anticipate capital requirements of approximately a maximum of $6,000,000 as set out below:

               Mining Equipment (1) .............   $ 3,025,000
               Service Equipment ................   $   900,000
               Processing Plant .................   $   900,000
               Site Administration ..............   $   100,000
               Environmental and Permitting .....   $    75,000
               Working Capital ..................   $ 1,000,000
                                                    -----------
               TOTAL CAPITAL EXPENDITURES .......   $ 6,000,000
                                                    ===========

(1) This capital cost contemplates the purchase of mining equipment, which includes bull dozers, excavators, dump trucks, a front end loader and motor grader, and will be reduced by $3,000,000 in the event that we decide to lease such equipment through third parties.

         The Kwabeng and Pameng Projects will continue to be in a care and maintenance mode, until such time that the required EPA Permits are obtained. In the meantime, XG Mining has commenced rehabilitating the camp located at our Kwabeng Project which includes installation of a communication system for Internet access, electronic mail, telephone and facsimile service and minor construction repairs.

         We anticipate that our full scale mining operation will commence at our Kwabeng Project prior to the end of 2006 and that we will be in a position to generate revenues during the first quarter period of 2007.

         Studies and Evaluations

         An extensive pit sampling program was undertaken in 1988-1989 which culminated in the original feasibility study for the Kwabeng Project by Minproc Engineers Pty. Ltd. ("MINPROC") in June 1989 entitled "Kibi Alluvial Gold Project". As part of this study, Minproc calculated a resource for the Kwabeng Project.

         This study was supplemented by another study undertaken by Minproc entitled "Review of Mining Operations and Alternatives for the Kwabeng Alluvial Gold Project" in September 1991. This study reviewed the overall operation and concluded that the mining and treatment concepts were sound but suggested a number of alternative technical solutions to deal with the operating problems encountered.

         Later, John Hayes ("HAYES"), an alluvial mining consultant, in association with Alluvial Dredging & Mining Services Ltd., performed an assessment of the potential for future development of the Goldenrae Project in January 1994. His report, "Goldenrae Mining Company Limited, Technical Review", concluded that the reserve estimates were accurate and that reviving the operation was justified.

         In May 1994, ITM Corporation Ltd. provided a more comprehensive review of the previous operations and proposals for redevelopment in a document entitled "Goldenrae Alluvial Gold Project Information Memorandum".

         In April 1996, Alluvial Dredging & Mining Services Ltd. presented a three-part proposal for mining the Kwabeng Project based on a new hybrid mining method. The reports were entitled:

         (a) "Study for Dry Mining the Kwabeng Reserves in Combination with a Floating Treatment Plant (An Alternative to the Past Wet Mining Operation)";

         (b) "Study for Dry Mining the Kwabeng and Pameng Reserves in Combination with a Mobile Treatment Plant"; and

         (c) "Preliminary Study for Dry Mining the EQ Reserves in Combination with a Mobile Treatment Plant".

         In March 2006, our Company engaged Rae International ("RAE"), an alluvial (placer gold) mining consultancy, to update the proven reserves. Rae presented its evaluation of the Kwabeng Project (the "RAE EVALUATION") based upon existing studies and data they gathered in the field. The Rae Evaluation incorporated current market, political, environmental and regulatory conditions in Ghana and was titled "Goldenrae Evaluation Report". Rae's evaluation program involved a review of old reports and data (including items (a) to (c) above) and a check pitting program of 12 pits to compare grades and gravel thicknesses at random locations on each of the main placer gold deposits on:

         1.    the Aswusu River (3 pits at the Kwabeng Project);

         2.    the Merepong River (6 pits at the Pameng Project); and

         3.    the Birim River (3 pits at the Apapam Project);

               (collectively, the "12 PITS").

The pits on the Awusu River were close to the 12 check pits sunk by the former operator (the "PRIOR PITS") in order to compare grades with the earlier work. Results of the Prior Pits were also reviewed by Rae and summarized in its report. The 12 Pits completed in the current work show a large variation with the Prior Pits from the same area. In general, the current results show higher grades but a few are lower. There also appears to be a larger variation in gravel thicknesses than would be expected with such closely spaced pits. The Rae Evaluation (i) suggests that there is little doubt that the grades are understated, however, the results from the current pitting (12 Pits) as well as the Prior Pits should not be extrapolated across the entire resource base; (ii) states that it is possible that many of the higher grade areas (mostly in central and upstream areas), may have grades 30% higher than the existing estimates; (iii) states that further downstream, the real grades may be only 10% higher than the earlier estimates as the proportion of coarse gold reduces along with the grade; (iv) states that the recent work conducted, especially at the Pameng Project, indicates the potential to add additional volumes to the resource base, which will increase the amount of contained gold, possibly as much as 10%. The Rae Evaluation further states that it would be reasonable to expect the additional placer gold resources to be of comparable size (200,000 to 300,000 ounces) to the historical proven reserves currently existing at the Kwabeng and Pameng concessions.

2006 EXPLORATION PROGRAMS

         We entered into a Phase I exploration contract with CME with respect to our Apapam Project whereby CME conducted silt sampling, grid establishment and soil geochemical surveying, prospecting and will create a geodatabase and make recommendations for future work at our Apapam Project. The work program for this Project was completed in September 2006 at a cost of approximately $100,000. The results of this program are not available at this time.

THE BANSO AND MUOSO PROJECT

         Our Banso and Muoso Project consists of two concessions totaling 107.32 sq km. We hold one prospecting licence, as more particularly described hereunder, for the Banso and Muoso concessions which is situated approximately 80 kilometers north of Accra in the Eastern Region of Ghana. These concessions lie in the Kibi-Winneba Gold Belt on the western flanks of the prominent Atewa Range, which is underlain by Birimian greenstone, phyllites, meta-tuffs, epi-diorite, meta-greywacke and chert. The valleys, over which the concessions are located, are underlain by thick sequences of Birimian metasediments. The north-western end of the Atewa Range is the type-locality for the Birimian metasediments and metavolcanics.

         This area is one of the oldest placer gold mining areas of Ghana, dating back many centuries. Historical exploration and mining has mainly focused on placer gold. Prior to our acquisition of the Banso and Muoso concessions, to the best of our knowledge and based on mining records in Ghana, there has never been a detailed documented bedrock exploration program conducted on these concessions.

         BANSO AND MUOSO PROSPECTING LICENCE

         Our wholly-owned subsidiary, XGEL entered into a prospecting licence with The Government of the Republic of Ghana (the "GOVERNMENT OF GHANA") on September 24, 2001 covering a licensed area of 107.32 sq km (the "LICENSED AREA") 80 kilometers north of Accra in the East Akim District of the Eastern Region of the Republic of Ghana. This prospecting licence has a current term expiring on March 1, 2007 at which time, in order to obtain a further renewal of the licence, we will be required to submit (i) a comprehensive terminal report including logs of pits and assay results; (ii) a detailed financial report;
(iii) a site plan indicating the areas to be retained and those to be shed off;
(iv) evidence of annual ground rent payments; and (v) an environmental permit from the EPA. We have been granted the right and licence by the Government of Ghana to conduct geological and geophysical investigations in the licensed area to determine adequate quantity of geologically proven and mineable reserve of gold and diamonds (directly or through agents, contractors or sub-contractors). The terms and conditions of the prospecting licence include, among other things, our requirement to (i) conduct a preliminary pitting program (Phase I); (ii) conduct a reserve definition program (Phase II); and (iii) prepare an engineering/feasibility report (Phase III); (iv) provide an annual report in prescribed form within 60 days after each calendar year to various mining regulatory bodies and government authorities (collectively, the "AUTHORITIES"). We have the right to (i) assign or mortgage our interest in the prospecting licence, subject to obtaining the consent of the Government of Ghana who may impose certain conditions in connection therewith; (ii) surrender our interest in the prospecting licence; and (iii) renew the term of the prospecting licence for a period of two years or such other renewal period may be granted in accordance with Minerals and Mining Law 1986, PNDCL 153. The Government of Ghana has the right to terminate the prospecting licence in the event we (i) fail to make payments when due; (ii) contravene or fail to comply with terms and conditions of prospecting licence; (iii) become insolvent or commit an act of bankruptcy; or (iv) submit false statements to the Government of Ghana. In any of the foregoing events, we have 21 days in which to remedy any of these occurrences. If upon expiration of prospecting licence, we have fulfilled our obligations and have established to the Government of Ghana that development of a mine from ore reserves established within the licensed area is economical and financially feasible, the Government of Ghana shall grant us with first option to (i) acquire a lease for purposes of mining in the licensed area of the Banso and Muoso Project; and (ii) participate in mining project in licensed area, subject to negotiation with the Government of Ghana of satisfactory terms for such licence and participation.

         REGIONAL EXPLORATION PROGRAM

         On July 4, 2004, we commenced the first exploration stage on these concessions with fieldwork ending on August 23, 2004. We contracted with CME to conduct the exploration program. Fieldwork included stream sediment sampling, line cutting, GPS surveying of the grid and soil sampling. Acquisition and interpretation of airborne geophysical data and satellite imagery was also undertaken.

         RESULTS

         Results from the first phase of exploration were very encouraging with evidence of a bedrock gold source within both the Banso and Muoso concessions. Silt sampling indicated significant gold values, with soil sampling showing several significant anomalous zones. The anomalous zones appear to correlate with an interpreted contact between the Birimian volcanoclastics and metasediments.

         FURTHER EXPLORATION WORK

         On April 27, 2005, we further contracted with CME to conduct a second stage exploration program at our Banso and Muoso Project located at the Banso and Muoso concessions. The work program included detailed grid establishment and soil sampling, ground magnetometer surveying, updating the geodatabase and recommendations for future work. The purpose of this program was to determine areas of gold mineralization at the Banso and Muoso concessions that can be followed up with induced polarization surveys, trenching and diamond drilling.

         RESULTS

         Grid Establishment

         Grid placement was based on the results from the 2004 regional work program. Four grids were established in the areas of primary interest, one on the Muoso concession and three on the Banso concession. The grids on the latter concession are referred to as Area 1, Area 2 and Area 3.

         Soil Sampling

         Soil sampling was undertaken along all grid lines established during this work program. From the 6,961 established stations, 177 locations were not sampled due to possible contamination from villages, streams and/or swamps.

         A total of 6,516 samples were submitted for gold and 6,066 samples for arsenic analyses. A breakdown of the gold results per property area includes:

         o     Muoso Grid .........................    3,318

         o     Banso Area 1 Grid ..................    1,560

         o     Banso Area 2 Grid ..................      696

         o     Banso Area 3 Grid ..................      942

         Results

         A total of 17 samples reported gold values over 1,000 ppb Au, ranging from 1,066 to 171,000 ppb Au, including 4 samples over 10,000 ppb Au.

         Muoso Concession

         At the southwest boundary of the concession several anomalies appear, the largest of which measures 350 meters in length and up to 300 meters in width. Values up to 17,740 ppb Au occur on L71+00E at station 139+50N. Immediately below this is an easterly trending anomaly having a length of about 300 meters and a width of about 75 meters with values up to 19,600 ppb Au on L71+00E at station

136+75N. Further south are two smaller but significant anomalies with maximum gold-in-soil values of 1,400 and 154 ppb Au.

         Banso Concession

         The soil sampling program at Banso was successful in locating a number of gold-in-soil anomalies, the most significant of these is located about 400 meters NE of Abesim Township (i.e. Area 3). This anomalous zone has an average width of about 50 meters and a length of about 500 meters and follows the northeasterly regional geological trend. There are a few continuous gold-in-soil values outside this main anomalous zone including 414 ppb Au and 426 ppb Au between stations 113+00E and 113+25E on L16+00N. East of these values along the same line are two spot anomalies; 2,492 ppb Au (116+75E) and 354 ppb Au (117+50E).

         INTERPRETATION AND CONCLUSIONS

         Soil sample geochemistry has been completed over selected portions of the anomalous zones indicated by the 2004 regional sampling program. Work during the 2005 program suggests the presence of a bedrock source within both the Muoso and Banso concessions.

         At Muoso the most significant anomalies occur along the inferred location of the northeast-southwest trending dolerite dyke. Secondary anomalies occur to the east of this dyke and are oriented sub-parallel to the strike of the dyke. These may represent possible structural events (shears/faults) lying along geological contacts (planes of weakness). In the southwest portion of the grid, a possible north-south to northwest-southeast trending gold anomaly is coincident with inferred faulting in similar directions. In the southwestern area of the Muoso grid, two of the arsenic anomalies flank the sides of the north-south trending gold anomaly.

         At Banso, each of the three grids outlined two gold anomalies. The Area I anomalies trend northwest-southeast and occur at the junction of cross cutting structures. Within Area 2 and 3, linear gold anomalies trend northeast-southwest, parallel to the regional geological trend. The western most gold anomaly in Area 3 flanks the margins of a strong magnetic high (possible intrusive). Arsenic anomalies at Banso typically occur on hill/ridge tops with the gold anomalies flanking the sides of the arsenic anomalies.

         Within Area 3, gold anomalies also appear to flank the edges of a magnetic high anomaly, possibly an intrusive body.

         RECOMMENDATIONS

         The following stage exploration program is recommended and consists of:

         o An estimated 200 kilometers of grid to be cut at Muoso and Banso. This will include the extension of selected existing lines and the establishment of new ones. In addition, soil sampling, geochemical analysis, GPS and ground magnetometer surveys will be conducted.

         o A grid will be established within the eastern areas of the Muoso concession, and soil samples collected, to follow up on anomalous silt samples taken in the previous sample program.

         o At Banso a grid will be cut within the northern portion to cover those areas that returned anomalous silt samples. Additional soil sampling is planned to confirm and further define the anomalous area.

         o Auger sampling to depths of 2.5 meters will be conducted on both concessions testing sites that returned greater than 100 ppb gold in soils.

         o Trenches are recommended at selected sites at both concessions to investigate gold-in-soil anomalies and the relationship the anomalies have to geology/structure. An estimated 300 meters of trenching, to 3.0 meter depth, is recommended.

         o Approximately 50 line kilometers of surface IP surveying may be carried out on priority areas as identified in previous sampling/work programs.

         We have entered into a Phase II exploration contract with CME incorporating some of the above recommendations. As the exploration program commenced in September 2006 and we do not expect completion until November, results are not available at this time.

         No ore reserves have been identified on the Banso and Muoso Project.

THE APAPAM PROJECT

         Our Apapam Project concession lies within the Kibi-Winneba Gold Belt and is located in the immediate vicinity of the district capital of Kibi, approximately 75 km NNW of the nation's capital city of Accra. Access to the Kibi area is provided by the main Accra-Kumasi highway.

         Our Apapam Project covers approximately 33.65 sq km on the eastern flank of the Atewa Range along the headwaters of the Birim River. The Kibi-Winneba Gold Belt is characterized by a narrow sequence of Birimian metavolcanics underlying most of the Atewa Range, which is covered by an extensive laterite/bauxite capping, and surrounded by a thick package of Birimian metasediments dominating the flanks and the lower lying areas. Our Apapam Project covers the Birimian volcanic-sediment contact which represents a highly favorable environment for the hosting of lode gold deposits throughout Ghana.

         Although the Kibi Gold Camp (which is a general reference to the placer gold mining district) is best known for its extensive placer gold deposits, a number of isolated gold-bearing quartz veins in the district attracted limited development in the early 1900s. The Kibi Mine located at the northeastern extremity of our Apapam concession underwent underground development work from 1925 to 1927 and 1936 to 1938, to a depth of approximately 50 meters on a quartz vein referred to as the Clearing Reef, but it is unknown if any actual mining took place.

         Very little systematic exploration work for bedrock gold deposits has been conducted in the Kibi area since the 1930s. Recent exploration activity in the district appears to be limited to an airborne geophysical survey flown by Ashanti Goldfields and a regional lode-gold occurrence compilation undertaken by Sikaman Gold Resources - BHP Minerals in the mid-1990s.

         PROSPECTING LICENCE - APAPAM PROJECT.

         XG Mining entered into a prospecting licence with respect to our Apapam Project with The Government of Ghana on March 29, 2004 covering a licensed area of 33.65 sq km (the "LICENSED AREA")

75 km NNW of Accra in the East Akim District of the Eastern Region of the Republic of Ghana. This prospecting licence has an initial two year term with renewal provisions. The current term has been renewed and expires on April 28, 2007 at which time we will be required to submit (i) a comprehensive terminal report including logs of pits and assay results; (ii) a detailed financial report; (iii) a site plan indicating the areas to be retained and those to be shed off; (iv) evidence of annual ground rent payments; and (v) an environmental permit from the EPA. We have been granted the right and licence by the Government of Ghana to conduct geological and geophysical investigations in the licensed area to determine adequate quantity of geologically proven and mineable reserve of gold and diamonds (directly or through agents, contractors or sub-contractors). The future planned work program at our Apapam Project will include, among other things, (i) conducting pitting/trenching programs; (ii) additional detailed soil sampling; (iii) bedrock mapping and sampling; (iv) possible IP surveys; (v) drilling to be contingent upon exploration results. We are required to provide an annual report in prescribed form within 60 days after each calendar year to various mining regulatory bodies and government authorities (collectively, the "AUTHORITIES"). We have the right to (i) assign or mortgage our interest in the prospecting licence, subject to obtaining the consent of the Government of Ghana who may impose certain conditions in connection therewith; (ii) surrender our interest in the prospecting licence; and (iii) renew the term of the prospecting licence for a period of two years or such other renewal period may be granted in accordance with Minerals and Mining Law 1986, PNDCL 153. The Government of Ghana has the right to terminate the prospecting licence in the event we (i) fail to make payments when due; (ii) contravene or fail to comply with terms and conditions of prospecting licence;
(iii) become insolvent or commit an act of bankruptcy; or (iv) submit false statements to the Government of Ghana. In any of the foregoing events, we have 21 days in which to remedy any of these occurrences. If upon expiration of prospecting licence, we have fulfilled our obligations and have established to the Government of Ghana that development of a mine from ore reserves established within the licensed area is economical and financially feasible, the Government of Ghana shall grant us with first option to (i) acquire a lease for purposes of mining in the licensed area of our Apapam Project; and (ii) participate in mining project in licensed area, subject to negotiation with the Government of Ghana of satisfactory terms for such mining lease and participation.

THE EDUM BANSO PROJECT

         Our Edum Banso Project consists of one concession totaling 20.60 sq km which is situated within the south Ashanti gold belt in the Western Region of Ghana approximately 235 kilometers west of Accra and 15 kilometers northwest of Takoradi, the regional capital. We hold our interest through an option agreement, as more particularly described hereunder in this section.

         Access to the Project is by asphalt from Accra to Takoradi and by gravel road from Takoradi to Edum Banso through Apowa. Internal access within the concession area is quite poor, however there are many foothpaths that interconnect the scattered settlements within the licensed area.

         Topography is gently undulating with moderate ridges scattered throughout the Project area. Range in relief is about 150 meters, with the highest elevation corresponding to the Birimian formation. The Hwine Butre River constitutes the dominant drainage in the area and some other second order streams flowing generally to the north and northwest.

         Being a tropical humid climate, the yearly temperature ranges from an average of 27(degree)C during May to November to an average of 34(degree)C from December to April with annual rainfall of about 1,250 millimeters. The major rainy season runs from May to July and the minor season from September to November while the dry season runs from December to April.

         Agriculture within the district consists predominantly subsistence farming, oil palm and cocoa.

         Our wholly-owned subsidiary, XGEL entered into an option agreement dated October 17, 2005 (the "Adom Option Agreement") with Adom Mining Ltd. ("ADOM"), a 100% wholly registered Ghanaian company, who is the registered proprietor of a prospecting licence which Adom entered into with The Government of Ghana on May 8, 1991, covering a licensed area of 20.60 sq km located in the Western Region of Ghana (the "EDUM BANSO PROJECT") approximately 235 kilometers west of Accra and 15 kilometers northwest of Takoradi, the regional capital. This prospecting licence has a current term expiring on July 21, 2008.

         Previously, Newmont Ghana Limited ("NEWMONT") had entered into an option agreement with Adom in connection with the Edum Banso Project, however abandoned their interest.

         Under the terms and conditions of the prospecting licence, Adom has the right to prospect for and prove gold under or in the licensed area including the right to conduct such geological and geophysical investigations in the licensed area in order to determine an adequate quantity of geologically proven and mineable reserve of gold (directly or through agents, contractors or sub-contractors). Under the prospecting licence, the holder has the right to (i) assign or mortgage its interest in the prospecting licence, subject to obtaining the consent of the Government of Ghana who may impose certain conditions in connection therewith; (ii) surrender its interest in the prospecting licence; and (iii) renew the term of the prospecting licence for a period of two years or such other renewal period may be granted in accordance with Minerals and Mining Law 1986, PNDCL 153.

         The Government of Ghana has the right to terminate the prospecting licence in the event the holder of the prospecting licence (i) fails to make payments when due; (ii) contravenes or fails to comply with terms and conditions of prospecting licence; (iii) becomes insolvent or commits an act of bankruptcy; or (iv) submits false statements to the Government of Ghana. In any of the foregoing events, the holder will have 21 days in which to remedy any of these occurrences. If upon expiration of prospecting licence, the holder has fulfilled its obligations and has established to the Government of Ghana that development of a mine from ore and reserves established within the licensed area is economical and financially feasible, the Government of Ghana shall grant the holder with first option to (i) acquire a licence for purposes of mining gold in the licensed area of the Edum Banso concession; and (ii) participate in mining project in licensed area, subject to negotiation with the Government of Ghana of satisfactory terms for such licence and participation.

         At the time of execution of the Adom Option Agreement, we paid Adom $5,000 as consideration for entering into the agreement with us. We are required to pay Adom additional payments of $5,000 on the anniversary date of the Adom Option Agreement for each year that we hold an interest in such agreement. The term of the Adom Option Agreement is for five years. There are no other termination rights available to Adom.

         We are required to make an additional payment of $200,000 to Adom at the time of commencement of the production of gold in or on the Edum Banso Project; provided, however in the event less than two million ounces of proven and probable reserves are discovered in or on the Edum Banso Project, this payment shall be reduced to $100,000. Under the terms and conditions of the Adom Option Agreement, Adom has granted XGEL the sole and exclusive right and option to acquire all of its right, title and interest in the prospecting licence, which option may be exercised by XGEL at any time during the term. Adom has further granted XGEL the exclusive right of free and unrestricted access to the Edum Banso Project to explore, develop and, provided XGEL has exercised the option, to mine,

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extract, remove and sell any and all ores, minerals, concentrates or other products from the Edum Banso Project. Upon XGEL's written election to exercise the option, Adom shall forthwith transfer the prospecting licence to XGEL, subject only to a reserved royalty of 2% of the net smelter returns ("NSR") from all ores, minerals or other products mined and removed from the Edum Banso Project and sold by XGEL. In the event less than two million ounces of proven and probable reserves are discovered in or on the Adom Project, the reserved royalty shall be 1% of the NSR. Adom has granted XGEL the exclusive right and option, exercisable by XGEL at any time to purchase the entirety of the reserved royalty for the sum of $2,000,000. No payment of the actual NSR shall be credited toward the reserved royalty purchase price. In the event less than two million ounces of proven and probable reserves are discovered in or on the Edum Banso Project, the reserved royalty purchase price shall be $1,000,000. Pursuant to the terms of an amending agreement entered into between the parties on October 19, 2006, XGEL has the right, without the prior consent of Adom, to assign or transfer its rights under the Option Agreement and the option to any affiliate or third party or to enter into a joint venture in connection therewith provided that any assignment, transfer or joint venture by XGEL shall be subject to agreement by the assignee, transferee or joint venture partner to be bound by the terms of this agreement.

         RESERVES

         There are no reserves reported on this Project.

         GEOLOGY

         The Edum Banso concession is underlain by basic to intermediate metavolcanic rocks, volcanoclastic rocks, greywackes and phyllites of the Upper Birimian Formation. These rocks are intruded by Dixcove suite granites in the north, mainly composed of hornblende granites, granodiorites, gabbros and diorites in the south. Similar intrusive granites in Ghana have been proven to host disseminated sulphide hosted gold mineralization. Two major thrust faults interpreted from aeromagnetic data run north by northeast through the project area.

         HISTORIC WORK

         The only gold production on the concession was from local miners working the auriferous gravels and quartz veins as reported by J.W. Lunn in the 1930s. Amercosa (formerly AngloAmerican) reportedly worked on the project in the late 1990's, however the results from this work are not published. St. Jude Resources, a Canadian public mining company, conducted geophysical surveys including magnetic and induced polarization surveys. The prospective structures identified in these surveys were followed up by geochemical surveys which included soil, trench and pit sampling.

         In 2003, Newmont conducted stream sediment surveying throughout the entire concession area. Results of the survey delineated one main anomalous gold zone that appears to coincide with a possible shear zone as inferred from the geophysics.

         In 2004, a soil sampling program was completed to follow up on the previously identified stream gold anomaly. 1,109 soil samples were collected along a north-south exploration grid. Several samples returned anomalous assays up to 600 ppb gold.

         TARGETS

         Stream sediment sampling by Newmont defined a broad anomalous gold zone approximately 7 km long by 1.5 km wide, roughly conforming to the regional geological trend. Follow-up soil and rock sampling further constrained this broadly anomalous area into two distinctive anomalies, while geophysical interpretation suggests they are coincident with the surface expression of two major North-South oriented thrust faults. The entire structure remains prospective but these two anomalies represent immediate targets for follow-up exploration.

         RECOMMENDED WORK PROGRAM

         A minimum work program for this Project would include infill soil sampling. Control would be provided by an exploration grid cut at 200 m line spacing and 50 m station intervals. 50 line-km of grid would be cut in order to cover the targets. It is also recommended that additional detailed geological and regolith mapping plus prospecting and rock sampling be carried out. Contingent upon the results of the programs, a reverse-circulation drilling program (approximately 2,500 meters) may be required to test the best targets.

         The total cost for such a program would be approximately $155,000. To date, the Company has made no decision on whether it will proceed with this work.

GHANAIAN LAW

         GENERAL

         Ghana is situated on the West Coast of Africa, approximately 600 kilometers north of the equator on the Gulf of Guinea. Accra, the capital city of Ghana, is located on the Prime Meridian. After a period as a British colony, Ghana achieved independence in 1957 and it is now a republic with a democratically elected government and a national constitution promulgated in 1992 (the "CONSTITUTION"). Ghana has a population of approximately 20 million people. English is the official and commercial language. The total land area of the country is approximately 238,000 sq km and the topography is relatively flat. Ghana has a tropical climate with two rainy seasons and two dry seasons each year.

         The legal and regulatory framework for mining in Ghana is set out in the Constitution and the Minerals and Mining Act, 2006 (Act 703) (the "MINING ACT"). Within this legal framework, the Ghanaian State is the owner of all minerals occurring in their natural state within Ghana's land and sea territory, including its exclusive economic zones. All minerals in Ghana are vested in the President, on behalf of and in trust for the people of Ghana. Thus, regardless of who owns the land upon or under which the mineral is situated, the exercise of any mineral right requires, by law, a licence to be granted by the Minister of Lands, Forestry and Mines (the "SECTOR MINISTER") who acts as an agent of the State for the exercise of powers relating to minerals. The Sector Minister is also authorized to exercise, within defined limits, powers relating to transfer, amendment, renewal, cancellation and surrender of mineral rights. The powers conferred upon the Sector Minister must be exercised contingent upon the advice of the Minerals Commission, which has the authority under the Constitution to regulate and manage the utilization of the mineral resources and co-ordinate policies in relation to minerals. The law specifies the forms of the mineral rights that the Sector Minister is empowered to grant, the duration of the grant, the size of the concession, and eligibility criteria for the grantee, as well as the procedure for the application for the mineral rights. The law also sets out in broad terms the rights and obligations of the holder of the mineral right and the terms and conditions upon which each mineral right grant should be made. A mineral right grant is not transferable or tradable in any form except with the prior written consent of the Sector Minister.

         GHANAIAN OWNERSHIP AND SPECIAL RIGHTS

         Rights to explore and develop a mine are administered through the Minerals Commission, a governmental organization designed to promote and control the development of Ghana's mineral wealth. Generally, a body corporate may apply to the Minerals Commission on prescribed forms for a renewable exclusive reconnaissance licence for a specifice mineral for one year or an exploration licence granting exclusive rights to explore for a particular mineral in a selected area for a period of up to three years. To be eligible for the grant of a licence, the applicant must show that it has the requisite financial and technical capability to carry out the mineral operations in respect of which the licence is applied for in accordance with a costed work programme. The applicant must also show how the proposed mineral operations would contribute to the employment and training of Ghanaians in the mining industry. When exploration has successfully delineated a mineable mineral reserve, an application is made to the Minerals Commission for conversion to a mining lease, granting a company the right to produce a specific product from the concession area for a period of normally 30 years. Production must begin within two years of the date of granting a mining lease.

         Under the mining law, the Government of Ghana holds a mandatory 10% carried interest in all mining leases. The Government may also acquire such further interest in the mining operations as may be agreed with the holder of the mining lease. The Government of Ghana currently has a 10% carried interest in XG Mining and may acquire such interest as may be mutually agreed with the holder. The carried interest that the Government of Ghana holds in XG Mining entitles it to a pro rata share of future dividends (none have been declared to date), if any, from XG Mining once all capital is repaid, and the Government of Ghana has no obligation to contribute development or operating expenses in respect of the carried interest. If the Government of Ghana wishes to exercise its option to acquire an additional interest, it must first give reasonable notice and pay a mutually agreed price. If there is no agreement, the purchase price would be the fair market value of such interest at such time as may be determined by arbitration conducted in accordance with the Mining Act.

         The Government of Ghana could also acquire further interest in XG Mining on terms mutually acceptable to the Government and XG Mining. To date, the Government has indicated no intention to obtain additional ownership in any of our Projects.

         The Government of Ghana is entitled to acquire a special or golden share in any mining or exploration Company, including XG Mining or XGEL, at any time for no consideration or such consideration as the Government of Ghana and XG Mining or XGEL might agree. The special share would constitute a separate class of shares with such rights as the Government of Ghana and XG Mining or XGEL might agree. In the absence of such agreement, the special share would have the following rights:

         o the special share would carry no voting rights, but the holder would be entitled to receive notice of and attend and speak at any general meeting of the members or any separate meeting of the holders of any class of shares;

         o the special share could only be issued to, held by, or transferred to the Government or a person acting on behalf of the Government;

         o the written consent of the holder of the special share would be required for all amendments to the organizational documents of the company, the voluntary winding-up or liquidation of the company or the disposal of any mining lease or the whole or any material part of the assets of the company; and

         o the holder of the special share would be entitled to the payment of a nominal sum of 1,000 Ghanaian Cedis in a winding-up or liquidation of the company in priority to any payment to other members and could require the company to redeem the special share at any time for a nominal sum of 1,000 Cedis.

XG Mining and XGEL have not issued nor to date been requested to issue any such special share to the Government of Ghana.

         The Government of Ghana has a preemptive right to purchase all gold and other minerals produced by any mining company including XG Mining and XGEL. The purchase price would be such price as the Government of Ghana and the mining company might agree on, or the price established by any gold hedging arrangement between the mining company and any third party approved by the Government, or the publicly quoted market price prevailing for the minerals or products as delivered at the mine or plant where the right of preemption was exercised. The Government of Ghana may enter into agreement with XG Mining to take no preemptive action pursuant to its right to purchase such gold or other minerals so long as the mining company sells gold in accordance with certain procedures for selling gold approved by the Bank of Ghana and set out in a Foreign Exchange Retention Account Agreement (the "FOREX AGREEMENT").

GHANAIAN ROYALTY RIGHTS

         Under the laws of Ghana, a holder of a mining lease is required to pay quarterly a royalty of not less than 3% per annum and not more than 6% per annum of the total revenues earned from the lease area. The Government of Ghana determines the royalty percentage each year based on the ratio that the operating margin bears to the value of gold produced from a mining lease in that year. Based on the applicable Mineral Royalty Regulations of 1987 as amended by the Mining Act, the royalty is 3% when the operating ratio is 30% or less, and the royalty increases 0.225% for each 1% increase in operating ratio until the royalty reaches a maximum of 6%.

GOVERNMENT REGULATION

         Except as referred to elsewhere in this Prospectus, there are no other U.S., Ghanaian, Canadian or other government regulations that are material to our Company.

EMPLOYEES

         Our Company has no salaried employees. Our Chairman, Chief Executive Officer ("CEO") and Chief Financial Officer ("CFO"), devotes approximately 90% of his time in consulting services to our Company. Our Vice-President, Exploration devotes approximately 50% of his time in consulting services to our Company. We further engage the consulting services of our Vice-President, Ghana Operations for our Ghanaian subsidiaries who devotes approximately 60% of his time to our Company. We also engage our Secretary and Treasurer with respect to corporate, accounting and administrative services. She devotes approximately 90% of her time in consulting services to our Company.

REAL PROPERTY AND FACILITIES

         We do not own any real property. All of our mining activities are currently conducted at project sites located in Ghana. Mining leases or prospecting licences to which we are a party, granting us the right to operate at our Kwabeng and Pameng, Apapam, Banso and Muoso and Edum Banso Projects, are described elsewhere in this Prospectus. Our administrative activities are currently conducted from our corporate head office, which we lease on a month to month basis, located at 6 Kersdale Avenue, Toronto, Ontario, Canada, MCM 1C8, which space is provided by our Treasurer and director. We pay rent of CAD$500 (US$443) per month. Our technical activities are currently conducted from our technical office located at House No. 15, Ade-Coker Road, East Legon, Accra, Ghana which we lease on an annual basis and pay rent of $1,000 per month. We also maintain a technical office located at 430 Westmount Avenue, Unit F, Sudbury, Ontario, Canada, P3A 5Z8, where our VPE and his staff conduct business and pay rent of CAD$500 (US$443) per month.

LEGAL PROCEEDINGS

         We are not a party to any pending legal proceeding, nor are we aware of any legal proceedings being contemplated against us by any governmental authority. We are not aware of any legal proceeding in which any of our officers, directors, affiliates or security holders is a party adverse to us or in which any of them have a material interest adverse to us.

         A former consultant of our Ghanaian subsidiaries, XG Mining and XGEL, has brought an action for damages in the High Court of Ghana against our two subsidiaries with respect to an alleged wrongful termination of appointment. He is claiming for an amount of $172,000. We have been advised by our Ghanaian counsel that the court action is both frivolous and vexatious and has no merit. We are vigorously defending against the claims and have filed statements of defense on behalf of our two subsidiaries. The trial of this suit commenced on November 2, 2006. It is premature to comment on the outcome of the trial or whether we will be able to reach an amicable settlement with the plaintiff during the trial process.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following table includes the names, positions held and ages of our executive officers and directors.

NAME                                 AGE                  POSITION

William Edward (Ted) McKechnie ...    59    Chairman, Chief Executive Officer,
                                            Chief Financial Officer and Director

Rebecca Kiomi Mori ...............    56    Secretary and Treasurer and Director

James Werth Longshore ............    39    Director

Yves Pierre Clement ..............    42    Vice-President, Exploration

Alhaji Nantogma Abudulai .........    63    Vice-President, Ghana Operations

         WILLIAM EDWARD (TED) MCKECHNIE, B.A.
         Chairman, Chief Executive Officer, Chief Financial Officer and Director

         William Edward (Ted) McKechnie was appointed as Chairman and Chief Executive Officer of our Company in August 2005 following the resignation of Paul Zyla, the former Chief Executive Officer of our Company. Mr. McKechnie was also appointed as Chief Financial Officer of our Company in November 2005 and has served as a director since November 21, 2003. For the prior years, Mr. McKechnie has held senior management positions with a number of Canadian and multinational packaged foods companies including President and Chief Executive Officer of: Centralized Buying Group Inc. from 2002 to 2004, a buying group importing mass merchandising items into North America; President, Maple Leaf Grocery, a division of Maple Leaf Foods Inc., from 1991 to 1994; President, Chief Operating Officer and a director of Humpty Dumpty Snack Foods Ltd., a division of Small Fry Snack Foods Ltd., from 1994 to 1998; Executive Vice-President - Marketing of Hostess Frito Lay, a division of Kraft General Foods/Pepsi Co. from 1988 to 1991 and Vice-President - Sales and Marketing of Hostess, a division of General Foods from 1985 to 1988. Mr. McKechnie was formerly the President, Chief Operating Officer and a director of Wynne International Inc. (2001 to 2004), a North American distributor of fitness equipment; President and Chief Executive Officer of William Davies Consulting, Inc. (since 1998), a management consulting firm and was the former President and a director of Dover Petroleum Corporation (2001 to 2003).

         Mr. McKechnie devotes approximately 90% of his time in consulting services to our Company. He provides 10% of his time to unrelated companies. Mr. McKechnie has entered into a management consulting agreement through a corporation of which he is a director as well as a non-competition and non-disclosure agreement with our Company.

         REBECCA KIOMI MORI
         Secretary and Treasurer and Director

         Ms. Mori was appointed Secretary and Treasurer of our Company in September 2005 and was further appointed as a director of our Company in April 2006. Ms. Mori has approximately 25 years of legal experience. During the last 13 years, she has worked exclusively with both public and private mining companies and also at a Toronto, Ontario, Canada corporate securities law firm. Prior to joining our Company, Ms. Mori was the Corporate Securities Legal Assistant for Roxy Resources Inc., a private Canadian mining company from December 2003 to May 2005, Valucap Investments Inc. from July 1997 to June 2004 and Romarco Minerals Inc. from May 1997 to March 2003 where was responsible for the corporate operations of each company including the maintenance of corporate records and regulatory reporting requirements. Prior thereto, she was a corporate securities legal assistant and/or law clerk at numerous Toronto, Canada law firms. Ms. Mori has diverse legal experience with respect to securities, corporate, accounting, finance and litigation matters and is knowledgeable and experienced in Canadian and U.S. securities matters.

         Ms. Mori devotes approximately 90% of her time in consulting services to our Company. She provides 10% of her time to unrelated companies. She has entered into a management consulting agreement as well as a non-competition and non-disclosure agreement with our Company.

         JAMES WERTH LONGSHORE, BA, Economics
         Director

         Mr. Longshore is one of the founders of our Company and was appointed as a director in November 2006. Mr. Longshore has been an officer and director of our Ghanaian subsidiaries, XGEL and XOG Ghana, since April 2006 and XG Mining, since June 2006. Mr. Longshore has approximately 16 years of business experience. Since February 2004 until February 2006, Mr. Longshore has provided financial advisory consulting services to our Company through his corporation, Brokton International Ltd., a Turks & Caicos Islands, British West Indies based private investment company focused on investing in natural resource companies of which he has been President since 1995. From 1990 to 1995, he was a salesman for UNUM Insurance Company selling in both the United States and Canada.

         In August 2002, Mr. Longshore, formerly known as James Pincock, entered into a settlement agreement and order with the Ontario Securities Commission (the "OSC"). Pursuant to a settlement agreement reached between the OSC and Mr. Longshore, he voluntarily agreed to abide by the order which included, among other things, that he cease trading in securities for five years from the date of the order (until August 27, 2007), with the exception that after three years he can trade in securities beneficially owned by him in his personal accounts in his name, and that he be prohibited from becoming or acting as an officer or director of any issuer in Ontario or an officer or director of any issuer which has an interest directly or indirectly in any registrant, for a period of five years. Mr. Longshore paid the OSC CAD$20,000 (US$17,740) for cost incurred by the OSC and its Staff with respect to the proceeding. Mr. Longshore disclosed this matter to the Company prior to his appointment as a director and advised that as he was a non-resident of Ontario at the relevant time, he had sought, relied and acted upon poor financial and legal advice of Ontario advisors and completed certain securities transactions which ultimately gave rise to the Order.

         YVES PIERRE CLEMENT, P. Geo.
         Vice-President, Exploration

         Mr. Clement was appointed Vice-President, Exploration of our Company in May 2006. Mr. Clement has over 19 years experience in the generation, evaluation and development of a wide variety of mineral resources hosted by a broad spectrum of geological environments in Canada and South America. Prior to joining our Company, Mr. Clement was senior project geologist for Lake Shore Gold Corp. in the Timmins lode gold camp from August 2005 to April 2006 and was formerly exploration manager for Aurora Platinum Corp.'s Sudbury operations from August 2000 to July 2005. Prior to joining Aurora, Mr. Clement was senior project geologist/exploration manager for Southwestern Resources Corp. where he was responsible for the generation of precious and base metal exploration opportunities in Peru and Chile. Mr. Clement's expertise will allow us to further maximize the value of our existing portfolio of projects, as well as allowing us to expand our strategy of growth through strategic acquisitions.

         Mr. Clement devotes approximately 50% of his time in consulting services to our Company. He provides 50% of his time to an unrelated company. He has entered into a management consulting agreement but has not entered into a non-competition and non-disclosure agreement with our Company.

         ALHAJI NANTOGMA ABUDULAI, BA
         Vice-President, Ghana Operations

         Mr. Abudulai was appointed as Vice-President, Ghana Operations of our Company in April 2005. He is also the Secretary and the President, Community Relations and a director of our Ghanaian subsidiaries. Mr. Abudulai has more than 12 years of business experience in the mining industry. Since 1994, he has been the managing director of CME (Ghana) Ltd. and a director of CME (Nigeria) Ltd.

where his responsibilities included protocol and coordination of government and local authority affairs in Ghana and overseeing logistical support. Mr. Abudulai is familiar and experienced with respect to obtaining mining permits, prospecting and reconnaissance licences and the government regulations relating thereto and is knowledgeable in connection with environmental and forestry issues, immigration and customs affairs. He is also the President of the Canadian Business Association in Ghana. Mr. Abudulai's primary responsibilities with our Company are the management of our Ghanaian subsidiaries and the continued improvement of community and government relations. His expertise and background will assist us with respect to acquiring approvals, prospecting licences, mining leases and related permits and renewals from the relevant government authorities in order to advance our operations in Ghana, acting as our primary government liaison in connection therewith and will be involved in the hiring of skilled mining personnel and laborers for our mining operations.

         Mr. Abudulai devotes approximately 60% of his time in consulting services to our Company. He provides 40% of his time to unrelated companies. He has entered into a management consulting agreement but has not entered into a non-competition and non-disclosure agreement with our Company.

         All of our executive officers were awarded nonqualified stock options as disclosed elsewhere in this Prospectus.

SIGNIFICANT CONSULTANTS

         We engage the consulting services of all of our officers. We further engage the consulting services of our Manager, Lode Gode Exploration, Senior Project Manager, Exploration and Project Manager, Operations with respect to our Ghanaian subsidiaries and have entered into consulting agreements with each of them.

         We have engaged the consulting services of Stewart Winter, B.A.Sc., Mining Engineering, M.Sc. (App.), Geological Sciences, as our Manager, Lode Gold Exploration. He acts as a special advisor to our Board. Mr. Winter has 49 years' experience in the mining industry. He has been the President of Winterbourne Explorations Ltd., a private geological consulting company since 1981 to the present and provides consulting services with respect to gold, silver, uranium, diamonds and base metals for companies with properties in Canada, South America and China. Mr. Winter was the Exploration Manager of Southwestern Gold Corporation from 1996 to 1998.

         One of our business strategies is to outsource other services as required by our Company from time to time by engaging consultants on an as-needed basis or entering into special purpose contracts with a view to maintaining our overhead at a reasonable, affordable cost.

         There are no family relationships between any of our officers or directors.

CORPORATE GOVERNANCE MATTERS

         AUDIT COMMITTEE

         Our Board has not yet established an audit committee. The functions of the audit committee are currently performed by the entire Board. We are not currently subject to any law, rule or regulation requiring that we establish or maintain an audit committee. We may establish an audit committee in the future if the Board determines it to be advisable or we are otherwise required to do so by applicable law, rule or regulation.


         BOARD OF DIRECTORS INDEPENDENCE

         Our Board consists of three members. We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board include "independent" directors. None of our directors are considered to be an "independent" director, within the meaning of Section 10A-3 of the Securities
Exchange Act of 1934 and Nasdaq Marketplace Rule 4200.

         AUDIT COMMITTEE FINANCIAL EXPERT

         We have not yet established an audit committee and we do not have an "audit committee financial expert" within the meaning of Item 401(e) of Regulation S-B. In general, an "audit committee financial expert" is an individual member of the audit committee (board of directors) who (a) understands generally accepted accounting principles and financial statements,
(b) is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves, (c) has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to the Company's financial statements, (d) understands internal controls over financial reporting (e) understands audit committee functions, and (f) is an independent director.

         CODE OF ETHICS

         We have adopted a Code of Ethics applicable to our Chief Executive
Officer, principal financial and accounting officers and persons performing similar functions. A Code of Ethics is a written standard designed to deter wrongdoing and to promote (a) honest and ethical conduct, (b) full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements, (c) compliance with applicable laws, rules and regulations, (d) the prompt reporting violation of the code and (e) accountability for adherence to the Code. A copy of our Code of Ethics is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and we will provide a copy, without charge, to any person desiring a copy of the Code of Ethics, by written request to us at our principal offices.

         NOMINATING COMMITTEE

         We have not yet established a nominating committee. Our Board, sitting as a board, performs the role of a nominating committee. We are not currently subject to any law, rule or regulation requiring that we establish a nominating committee.

         COMPENSATION COMMITTEE

         We have not yet established a compensation committee. Our Board, sitting as a board, performs the role of a compensation committee. We are not currently subject to any law, rule or regulation requiring that we establish a compensation committee.

                             EXECUTIVE COMPENSATION

CASH COMPENSATION TABLE

         The following table sets forth information relating to all compensation awarded to, earned by or paid by us during each of the three fiscal years ended
December 31, 2005, 2004 and 2003 respectively, to: (a) our chief executive officer; and (b) each of our executive officers who was awarded, earned or we paid more than $100,000:

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
-----------------------------------------------------------------------------------------------------
          NAME                                            OTHER                               ALL
          AND               FISCAL                       ANNUAL      OPTIONS    LTIP         OTHER
   PRINCIPAL POSITION        YEAR    SALARY   BONUS   COMPENSATION     (#)     PAYOUTS   COMPENSATION
-----------------------------------------------------------------------------------------------------
William Edward               2005    $    0   $   0      $    0      300,000      0            0
McKechnie                    2004    $    0   $   0      $    0            0      0            0
CEO, Chairman and
CFO (1) .................    2003    $    0   $   0      $    0            0      0            0
-----------------------------------------------------------------------------------------------------
Paul Zyla                    2005    $    0   $   0      $    0            0      0            0
President and                2004    $    0   $   0      $    0            0      0            0
CEO (2) .................    2003    $    0   $   0      $    0            0      0            0
-----------------------------------------------------------------------------------------------------
Robert Knight
President and
CEO (3) .................    2003    $    0   $   0      $    0            0      0            0
-----------------------------------------------------------------------------------------------------

(1) Mr. McKechnie was appointed as our CEO on August 26, 2005. Our Company has entered into a management consulting agreement with Goldeye Consultants Ltd., a corporation of which Mr. McKechnie is a director. Mr. McKechnie has executed a non-disclosure and non-competition agreement.

(2) Mr. Zyla was appointed as our CEO and a director on November 21, 2003 and resigned from office on August 10, 2005. During his tenure, he had not entered into an employment agreement or a management consulting agreement with our Company nor had he executed a non-disclosure and non-competition agreement.

(3) Mr. Knight was our CEO and director from May 1, 2000 until his resignation on November 21, 2003. During his tenure, he had not entered into an employment agreement or a management consulting agreement with us nor had he executed a non-disclosure and non-competition agreement.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The following table sets forth information concerning our grant of options to purchase shares of our common stock during the fiscal year ended December 31, 2005 to each person named in the Summary Compensation table.

-------------------------------------------------------------------------------------------------
                       NUMBER OF SECURITIES      PERCENT OF TOTAL
                           UNDERLYING          OPTIONS/SARS GRANTED   EXERCISE OR
                      OPTIONS/SARS GRANTED        TO EMPLOYEES        BASE PRICE     EXPIRATION
NAME                           (#)                IN FISCAL YEAR       ($/SHARE)        DATE
-------------------------------------------------------------------------------------------------
Ted McKechnie
CEO, CFO and
Chairman .........           300,000                  29.41%             0.55       June 20, 2015
-------------------------------------------------------------------------------------------------
Paul Zyla
Former CEO .......                 0                      0%              N/A            N/A
-------------------------------------------------------------------------------------------------
Robert Knight
Former CEO .......               N/A                    N/A               N/A            N/A
-------------------------------------------------------------------------------------------------

         The following table sets forth information concerning our grant of options to purchase shares of our common stock subsequent to the fiscal year ended December 31, 2005 to each person named in the Summary Compensation table.

--------------------------------------------------------------------------------------------------
                                                PERCENT OF TOTAL
                       NUMBER OF SECURITIES       OPTIONS/SARS
                            UNDERLYING        GRANTED TO EMPLOYEES   EXERCISE OR
                       OPTIONS/SARS GRANTED       SUBSEQUENT TO       BASE PRICE      EXPIRATION
NAME                          (#)                 FISCAL YEAR         ($/SHARE)          DATE
--------------------------------------------------------------------------------------------------
Ted McKechnie
CEO, CFO and                 216,000                  10.82%             $0.70      April 21, 2009
Chairman .........           200,000                  10.02%             $0.90      August 1, 2009
-------------------------------------------------------------------------------------------------
Paul Zyla
Former CEO .......               N/A                    N/A                N/A           N/A
-------------------------------------------------------------------------------------------------
Robert Knight
Former CEO .......               N/A                    N/A                N/A           N/A
-------------------------------------------------------------------------------------------------

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

      The following table contains information with respect to the exercise of Options to purchase shares of common stock during the fiscal year ended December 31, 2005 to each person named in the Summary Compensation Table.

-------------------------------------------------------------------------------------------------------------
                                                        NUMBER OF SECURITIES
                               SHARES                  UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                            ACQUIRED ON    VALUE     OPTIONS/SARS AT FISCAL YEAR   IN-THE-MONEY OPTIONS/SARS
                              EXERCISE    REALIZED             END (#)                AT FISCAL YEAR END ($)
            NAME                (#)         ($)       EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
-------------------------------------------------------------------------------------------------------------
Ted McKechnie
CEO, CFO and Chairman ...        0           N/A                NIL                             N/A
-------------------------------------------------------------------------------------------------------------
Paul Zyla
former President, CEO ...        0           N/A                NIL                             N/A
-------------------------------------------------------------------------------------------------------------
Robert Knight
former President, CEO ...        0           N/A                NIL                             N/A
-------------------------------------------------------------------------------------------------------------

2005 EQUITY INCENTIVE COMPENSATION PLAN

         On June 21, 2005, our Board authorized and approved the 2005 Equity Incentive Compensation Plan (the "PLAN"). Under the Plan, a total of 3,000,000 shares of our common stock has been reserved for issuance upon exercise of nonqualified stock options ("NSO'S") (collectively, the "OPTIONS"), stock bonuses and rights to purchase awarded from time to time, to our officers, directors, employees and consultants. Since the Plan was not approved by the shareholders of the Company, we are not permitted to issue any incentive stock options under the Plan.

         The Plan is currently administered by our Board. Under the Plan, the Board determines which of our officers, directors, employees and consultants are to be granted awards (individually, an "OPTIONEE"), as well as the material terms of each award. Subject to the provisions of the Plan, the Board determines who shall receive awards, the number of shares of common stock that may be purchased under the awards, the time and manner of exercise of Options and exercise prices. At its discretion, the Board also determines the form of consideration to be received upon exercise and may permit the exercise price of Options granted under the Plan to be paid in whole or in part with previously acquired shares and/or the surrender of options. The term of Options granted under the Plan may not exceed 10 years. The exercise price for NSO's may not be less than 100% of the fair market value of our common stock on the date of grant.

         Absent registration under the Securities Act of 1933, as amended, or the availability of an applicable exemption therefrom, shares of common stock issued upon the exercise of Options or as restricted stock awards will be subject to restrictions on sale or transfer.

         As of the date of this Prospectus, we have granted 1,996,000 NSO's to purchase 1,996,000 shares under the Plan. We may, in the future, authorize the grant of options and/or the issuance of warrants for the foregoing purposes and other valid corporate purposes.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

         The following table sets forth information relating to our outstanding equity compensation plans as of December 31, 2005:

-------------------------------------------------------------------------------------------------------------
                                                                                      NUMBER OF SECURITIES
                                                                                     REMAINING AVAILABLE FOR
                            NUMBER OF SECURITIES TO    WEIGHTED AVERAGE EXERCISE     FUTURE ISSUANCE UNDER
                            BE ISSUED UPON EXERCISE       PRICE OF OUTSTANDING        EQUITY COMPENSATION
                            OF OUTSTANDING OPTIONS,      OPTIONS, WARRANTS AND     PLAN (EXCLUDING SECURITIES
                              WARRANTS AND RIGHTS               RIGHTS                REFLECTED IN COLUMN A)
-------------------------------------------------------------------------------------------------------------
Equity Compensation
Plans Approved by
Security Holders ...........           N/A                        N/A                         N/A
-------------------------------------------------------------------------------------------------------------
Equity Compensation
Plans Not Approved by
Security Holders ...........
-------------------------------------------------------------------------------------------------------------
2005 Equity Incentive
Compensation Plan ..........        1,020,000                    $0.55                     1,980,000
-------------------------------------------------------------------------------------------------------------
TOTAL ......................        1,020,000                    $0.55                     1,980,000
-------------------------------------------------------------------------------------------------------------

MANAGEMENT CONSULTING AGREEMENTS

         We have entered into the following management consulting agreements with officers of our Company.

MANAGEMENT CONSULTING AGREEMENT WITH CEO

         We entered into a management consulting agreement with our CEO on July 1, 2006 for a term of five years. Mr. McKechnie, our CEO is compensated CAD$5,000 (US$4,404) per month, through Goldeye Consultants Ltd. ("GOLDEYE"), a Turks & Caicos Islands, British West Indies private corporation of which he is a director and is reimbursed for expenses incurred by him on behalf of our Company. We plan to increase the compensation payable to Goldeye to (i) CAD$10,000 (US$8,820) upon the earlier of the Bulk Test achieving profitability or being completed; and then we plan to increase the compensation payable to Goldeye to (ii) CAD$15,000 (US$13,231) upon the earlier of the full scale mining operation we anticipate conducting at our Kwabeng concession achieving profitability or having occurred for two months. In the event of termination of Goldeye, without cause, Goldeye shall be paid compensation equivalent to six months' fees, based on the rate of compensation being paid at the relevant time. In the event of a Change of Control (as defined herein), Goldeye shall be paid, at the time of termination, compensation equivalent to 18 months' fees, based on the rate of compensation being paid at the relevant time. For clarity purposes, a "CHANGE OF CONTROL" shall mean the occurrence of (a) any person, other than an Employee (as such term is used in Section 13(d) and 14(d) of the Exchange Act is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's outstanding securities then having the right to vote at elections of directors; or (b) the individuals who at the commencement date of the agreement entered into between the consultant and our Company (the "MC AGREEMENT"), constitute the Board, cease for any reason to constitute a majority thereof unless the election, or nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then in office who were directors at the commencement of the MC Agreement; or (c) there is a failure to elect two or more candidates nominated by management of the Company to the Board; or (d) the business of the Company for which the consultant's services are principally performed is disposed of by the Company pursuant to a partial or complete liquidation of the Company, a sale of assets (including stock of a subsidiary of our Company) or otherwise. Goldeye shall provide certain services to our Company including, but not limited to, overseeing ongoing organization and development of the corporate infrastructure of our Company resulting in a value added support team, identifying, developing and directing the implementation of our business strategy, planning and directing our business activities to achieve stated/agreed targets and standards for financial and trading performance, quality, culture and compliance with regulatory matters and ensuring organization accountability, internal controls and responsibilities are being complied with by all support team members.

MANAGEMENT CONSULTING AGREEMENT WITH VICE-PRESIDENT, EXPLORATION

         We entered into a management consulting agreement with our Vice-President, Exploration ("VPE") on May 1, 2006 for a term of 36 months. Our VPE is paid CAD$5,000 (US$4,404) per month and is reimbursed for expenses incurred by him on behalf of our Company. Our VPE shall be paid compensation equivalent to 18 months' fees, based on the rate of compensation being paid at the relevant time in the event of (i) termination without cause; or (ii) a Change of Control. Our VPE shall provide certain services to our company including, but not limited to, making project or property site attendances as may be required from time to time, preparing progress reports with respect to our mineral exploration projects, conducting due diligence as may be required from time to time in connection with potential mineral properties; reviewing geological data and liaising with principal owners of mineral properties in which our Company may wish to acquire an interest, meeting with government authorities and retaining technical experts, making recommendations to the Board and its relevant committees with respect to the acquisition and/or abandonment of mineral exploration properties and preparing and implementing, subject to Board approval, plans for the operation of Xtra-Gold including plans for exploration programs, costs of operations and other expenditures in connection with our mineral projects.

MANAGEMENT CONSULTING AGREEMENT WITH VICE-PRESIDENT, GHANA OPERATIONS

         We entered into a management consulting agreement with our Vice-President, Ghana Operations ("VPG") on November 1, 2006 for a term of one year. Our VPG is paid $1,000 per month and is reimbursed for expenses incurred by him on behalf of our Company. Our VPG shall provide certain services to our company including, but not limited to, managing and improving community and government relations as may be required from time to time including but not necessarily restricted to, relationships with the Minerals Commission, the Minister of Lands, Forestry and Mines, the Water Resource Commission, the EPA and the GNPC, by acting as Xtra-Gold's primary liaison and attending meetings with related officials, managing specific executions on an as needed basis including, but not limited to, facilitating the procurement of licences, leases, permits and other government approvals and handling any political or environmental issues that may arise from time to time, participating in property acquisitions and dispositions from time to time and reviewing all material contracts to be entered into by our Ghanaian subsidiaries.

MANAGEMENT CONSULTING AGREEMENT WITH SECRETARY AND TREASURER

         We entered into a management consulting agreement with our Secretary and Treasurer (the "ST") on July 1, 2006 for a term of five years. Our ST is compensated CAD$8,500 (US$7,497) per month and is reimbursed for expenses incurred by her on behalf of our Company. We plan to increase the compensation payable to our ST to (i) CAD$10,000 (US$8,820) upon the earlier of the full scale mining operation we anticipate conducting at our Kwabeng concession achieving profitability or having occurred for two months. In the event of termination of our ST, without cause, the ST shall be paid compensation equivalent to six months' fees, based on the rate of compensation being paid at the relevant time. In the event of a Change of Control, the ST shall be paid, at the time of termination, compensation equivalent to 18 months' fees, based on the rate of compensation being paid at the relevant time. The ST shall provide certain services to our Company including, but not limited to, preparing and maintaining all corporate records and overseeing all corporate and regulatory filings, maintaining the financial records of our Company, assisting our CEO with the day-to-day management of our Company and liaising with our legal counsel, auditors, stock transfer agent and all other professional advisors.

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

         As authorized by the Nevada Revised Statutes, our articles of incorporation ("ARTICLES") provide that none of our directors shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except liability for:

         o any breach of a director's duty of loyalty to our Company or its stockholders;

         o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

         o unlawful payments of dividends or unlawful stock redemptions or repurchases; and

         o any transaction from which the director derived an improper personal benefit.

         This provision limits our rights and the rights of our stockholders to recover monetary damages against a director for breach of the fiduciary duty of care except in the situations described above. This provision does not limit our rights or the rights of any stockholder to seek injunctive relief or rescission if a director breaches his duty of care. These provisions will not alter the liability of directors under federal securities laws. Our by-laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described above.

         Our Articles further provide for the indemnification of any and all persons who serve as our directors, officers, employees or agents to the fullest extent permitted under Nevada law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ACQUISITION OF SWISS PROPERTY

         On October 28, 2003, prior to our acquisition of all of the issued and outstanding capital stock of Xtra Energy, CaribGold Minerals, Inc. ("CARIBGOLD") entered into a memorandum of agreement with Xtra Energy (the "CARIBGOLD AGREEMENT"), under which Xtra Energy was granted the right and option to acquire 90% of CaribGold's interest in a mining property located in Switzerland provided that Xtra Energy expended CAD$200,000 (USD$152,532) in exploration work on the property by October 28, 2004, failing which the option would terminate and would be reconveyed to CaribGold. Paul Zyla, who was our President and Chief Executive Officer at the time of this transaction, was also the President and a director of CaribGold and owned 647,500 common shares (5.51%) in the capital of CaribGold at this time. As consideration for the option grant, Xtra Energy issued 20,000 non-refundable shares of its common stock to CaribGold. These shares were subsequently exchanged for 20,000 shares of our common stock upon our acquisition of all of the outstanding capital stock of Xtra Energy. In order to exercise the option, our subsidiary would have been required to enter into a joint venture agreement with CaribGold, operate the property and contribute our share of expenditures of the joint venture. Our subsidiary did not expend the required amount during the option exercise period. We permitted the option to expire unexercised in order to permit us to devote our financial resources to the acquisition of mineral properties in Ghana.

PROMISSORY NOTE ISSUED TO A FORMER OFFICER AND DIRECTOR OF OUR COMPANY

         On January 12, 2006, the Board approved the issuance of an unsecured promissory note (the "NOTE") in the aggregate amount of $66,302 in connection with an account payable owing to a former officer and director of the Company (the "NOTE HOLDER") with respect to unpaid consulting fees, expenses incurred on behalf of our Company and a bonus. Under the terms of the Note, the Note Holder had the option to convert any portion owing under the Note from time to time into shares of our Company at the conversion price of $0.55 per share. On January 31, 2006, the Note Holder provided us with a notice of conversion to convert $50,000 of the outstanding Note into shares and was subsequently issued 90,909 shares on February 9, 2006.

INVESTMENT IN A COMPANY OF WHICH A CURRENT OFFICER OF OUR COMPANY IS ALSO AN OFFICER AND DIRECTOR AND OF WHICH A FORMER OFFICER AND DIRECTOR OF OUR COMPANY IS ALSO AN OFFICER AND DIRECTOR

         We invested an aggregate of CAD$123,000 (US$108,258), through participation in two private placement transactions in August 2006 (CAD$18,000 - US$15,946) and October 2006 (CAD$105,000 -

US$92,312), in Ginguro Exploration Inc., a private Ontario mineral exploration company which is seeking to become a public company, of which a current officer of our Company is also a director and officer and of which a former officer and director of our Company is also a director and officer.

CONSULTING AGREEMENT WITH PRINCIPAL SHAREHOLDER

         From February 1, 2004 through February 1, 2006, we were a party to a consulting agreement with Brokton International Ltd. ("BROKTON"), a company which owns 7.12% of our common stock and one of only two shareholders that owns more than 5% of our issued and outstanding shares of common stock. Under the terms of this agreement, we engaged Brokton as a consultant to advise our Management with respect to hiring additional qualified management, providing support with respect to operational matters and government compliance in Ghana, mergers and acquisitions and financial advisory. James Longshore, one of the directors of our Company, is the President of Brokton and exercises sole investment, voting and disposition powers over the shares of Brokton. Mr. Longshore is also a director of our wholly-owned subsidiaries, XGEL and XOG Ghana (since April 2006) and XG Mining (since June 2006). From February 2004 to February 2006, we paid Brokton an aggregate of $30,000 for its consulting services and reimbursed Brokton for expenses incurred by Brokton on behalf of our Company.

A PRINCIPAL SHAREHOLDER MANAGES OUR INVESTMENT PORTFOLIO

         We currently, and since approximately four years ago, maintain our brokerage account with Haywood Securities Inc. ("HAYWOOD") in connection with our investment accounts. Haywood provides us with investment recommendations and custodial services. Haywood is a member of the Toronto Stock Exchange, the TSX Venture Exchange, the Montreal Exchange, the Canadian Trading and Quotation System, the Canadian Investor Protection Fund, and the Investment Dealers Association of Canada. In addition, Haywood Securities (USA) Inc., a wholly owned subsidiary is a broker-dealer registered to transact securities business in the United States and a member of the National Association of Securities Dealers. We pay Haywood ordinary brokerage commissions on trade transactions and our accounts with Haywood can be terminated at any time. Mark McGinnis, a shareholder who owns 7.35% of our common stock and one of only two shareholders that owns more than 5% of our issued and outstanding shares of common stock, is an investment advisor with Haywood and is the manager of our accounts with Haywood.

DIRECTORS' SECURITIES CANCELLED

         In May 2005, an aggregate of 47,000,000 shares of our common stock owned by Paul Zyla, a former director of our Company and William Edward McKechnie, a current director of our Company, were returned to treasury and cancelled pursuant to respective stock cancellation agreements entered into between our Company and such directors.

CONSULTING FEES TO OFFICERS AND COMPANIES CONTROLLED BY DIRECTORS AND OFFICERS

         We have entered into consulting agreements with our officers, or companies controlled by our officers, for the services of our officers as set out elsewhere in this Prospectus. As of December 31, 2005, we paid or accrued an aggregate of $92,810 (2004 - $Nil) and as of September 30, 2006, $273,595
(September 30, 2005 - $ 53,320), pursuant to these consulting agreements.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth information known to us as of November 27, 2006, relating to the beneficial ownership of shares of our common stock by:

         o each person who is known by us to be the beneficial owner of more than five percent of our outstanding common stock;

         o  each director;

         o  each executive officer named in the Summary Compensation Table; and

         o  all executive officers and directors as a group.

         Unless otherwise indicated, the address of each beneficial owner in the table set forth below is care of Xtra-Gold Resources Corp., 6 Kersdale Avenue, Toronto, Ontario, Canada, M6M 1C8.

         We believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock shown as being owned by them.

         Under securities laws, a person is considered to be the beneficial owner of securities owned by him (or certain persons whose ownership is attributed to him) and that can be acquired by him within 60 days from the date of this Prospectus, including upon the exercise of options, warrants or convertible securities. We determine a beneficial owner's percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of the date of this Prospectus, have been exercised or converted.

         The table is based on 28,088,157 shares currently outstanding. Except as otherwise required by SEC rules relating to beneficial ownership, the table does not give effect to the issuance of up to:

         o  996,056 shares in the event of exercise of outstanding Warrants;

         o  900,000 shares in the event of conversion of Convertible Debentures;
            or

         o  15,750 shares in the event of conversion of Accrued Interest.

NAME AND ADDRESS OF                     AMOUNT AND NATURE OF            PERCENT
  BENEFICIAL OWNER                      BENEFICIAL OWNERSHIP           OF CLASS

William Edward McKechnie ...........       394,275  shares(1)              1.40%
Rebecca Kiomi Mori .................        27,000  shares(2)               .10%
Yves Pierre Clement ................        72,000  shares(3)               .26%
Alhaji Nantogma Abudulai ...........       124,000  shares(4)               .44%
James Werth Longshore ..............     2,000,000  shares(5)              7.12%

OFFICERS AND DIRECTORS
 AS A GROUP (5 PERSONS) ............     2,617,275  shares(1) thru (5)     9.32%

5% STOCKHOLDERS:

Brokton International Ltd.
P.O. Box 150, Design House
Providenciales, Turks and Caicos
British West Indies ................     2,000,000  shares(5)              7.12%

NAME AND ADDRESS OF                     AMOUNT AND NATURE OF            PERCENT
  BENEFICIAL OWNER                      BENEFICIAL OWNERSHIP           OF CLASS

Mark T. McGinnis
236 Alscot Crescent
Oakville, Ontario, Canada  L6J 4R4 .    2,064,526  shares (6)              7.37%

(1) Consists of (a) 200,000 shares of common stock; (b) 158,665 shares which are issuable upon the exercise of options that have vested and are currently exercisable; and (c) 35,610 shares which shall become issuable upon options that shall vest and be exercisable within 60 days following the date of this Prospectus; namely November 21 and December 1 and 21, 2006 and January 1, 2007. Does not include 521,725 shares issuable upon the exercise of options that have not yet vested and will vest monthly as to 6,250, 6,000 and 5,555 respectively in each month.

(2) Consists of 21,000 shares which are issuable upon the exercise of options that have vested and are currently exercisable; and (c) 6,000 shares which shall become issuable upon options that shall vest and be exercisable within 60 days following the date of this Prospectus; namely November 21 and December 21, 2006. Does not include 81,000 shares issuable upon the exercise of options that have not yet vested and will vest monthly as to 3,000 in each month.

(3) Consists of 54,000 shares which are issuable upon the exercise of options that have vested and are currently exercisable; and (c) 18,000 shares which shall become issuable upon options that shall vest and be exercisable within 60 days following the date of this Prospectus; namely December 1, 2006 and January 1, 2007. Does not include 252,000 shares issuable upon the exercise of options that have not yet vested and will vest monthly as to 9,000 in each month.

(4) Consists of (a) 100,000 shares of common stock; (b) 18,000 shares which are issuable upon the exercise of options that have vested and are currently exercisable; and (c) 6,000 shares which shall become issuable upon options that shall vest and be exercisable within 60 days following the date of this Prospectus; namely December 1, 2006 and January 1, 2007. Does not include 84,000 shares issuable upon the exercise of options that have not yet vested and will vest monthly as to 3,000 in each month.

(5) Brokton International Ltd. is a British West Indies corporation, whose sole beneficial owner is James Longshore. Mr. Longshore exercises sole investment, voting and disposition powers over the shares included in the table.

(6) Consists of (a) 1,911,681 shares of common stock held by Mark McGinnis; and (b) 152,845 shares of common stock held by his spouse.

                            DESCRIPTION OF SECURITIES

GENERAL

         The following description of our common stock and provisions of our Articles is a summary thereof and is qualified by reference to our Articles, copies of which may be obtained upon request. Our authorized capital consists of 250,000,000 shares of common stock, par value $0.001 per share. As of the date of this Prospectus, 28,088,157 shares of common stock were issued and outstanding.

COMMON STOCK

         Holders of shares of common stock are entitled to share, on a ratable basis, such dividends as may be declared by the Board out of funds, legally available therefor. Upon our liquidation, dissolution or winding up, after payment to creditors, our assets will be divided pro rata on a per share basis among the holders of our common stock.

         Each share of common stock entitles the holders thereof to one vote. Holders of common stock do not have cumulative voting rights which means that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they choose to do so, and, in such event, the holders of the remaining shares will not be able to elect any directors. Our By-Laws require that only a majority of our issued and outstanding shares need be represented to constitute a quorum and to transact business at a stockholders' meeting. Our common stock has no preemptive, subscription or conversion rights and is not redeemable by us.

COMMON STOCK PURCHASE WARRANTS

         There are currently outstanding Warrants to purchase an aggregate of 996,056 shares of our common stock. The Warrants were issued in connection with financing transactions. The Warrants are exercisable (i) at $1.50 per share and expire on June 16, 2007; (ii) at $1.50 per share and expire on July 31, 2007; and (iii) at $1.50 per share and expire on October 31, 2007. The exercise price of the warrants and the number of shares issuable upon the exercise of the warrants is subject to adjustment in the event of stock splits, stock dividends and reorganizations.

CONVERTIBLE DEBENTURES

         We completed a convertible debenture transaction with three investors (the "DEBENTURE HOLDERS") in July 2005 for gross proceeds of US$900,000, the outstanding principal balance of which is repayable on or before June 30, 2010. Interest is calculated at the rate of 7% per annum on the outstanding principal and is payable on a quarterly basis on the last days of September, December, March and June in each year. The Debenture Holders have the option to convert any portion of the outstanding principal owing and the Accrued Interest into shares at a conversion price of $1.00 per share. The conversion price and the number of shares issuable upon the conversion of the Convertible Debentures and Accrued Interest is subject to adjustment in the event of stock splits, stock dividends and reorganizations. An aggregate of 915,750 shares has been reserved for issuance in connection with the debt conversion.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for our common stock is Liberty Transfer Co., 274B New York Avenue, Huntington, NY 11743. Our transfer agent may be reached by telephone at (631) 385-1616.

                            SELLING SECURITY HOLDERS

BACKGROUND OF THE TRANSACTIONS

         This Prospectus covers the resale of 12,146,478 shares of our common stock issued or issuable in connection with the following transactions:

         o 53,500 shares issued upon conversion of warrants we issued in connection with a private placement transaction completed on March 31, 2004;

         o 55,000 shares issued upon conversion of warrants we issued in connection with a private placement transaction completed on May 31, 2004;

         o 2,698,350 shares we issued in an acquisition with certain note and debenture holders of Akrokeri-Ashanti Gold, in connection with the acquisition of XG Mining completed on December 22, 2004;

         o 536,218 shares we issued pursuant to a private placement transaction completed on June 30, 2005, and 177,200 shares issued upon conversion of warrants issued in the transaction;

         o 900,000 shares issuable upon conversion of an aggregate of $900,000 convertible debentures issued in a convertible debenture financing completed on July 7, 2005;

         o 15,750 shares issuable upon conversion of up to $15,750 Accrued Interest in connection with the convertible debenture financing completed on July 7, 2005;

         o 300,000 shares we issued pursuant to a private placement transaction completed on August 31, 2005;

         o 1,549,354 shares we issued pursuant to a private placement transaction completed on November 7, 2005;

         o 84,909 shares we issued pursuant to the conversion of a promissory note to a former officer and director completed on February 9, 2006;

         o 792,029 shares we issued pursuant to a private placement transaction completed on March 6, 2006;

         o 578,112 shares we issued and 289,056 shares issuable upon conversion of warrants we issued pursuant to a private placement transaction completed on June 16, 2006;

         o 1,132,000 shares we issued and 566,000 shares issuable upon exercise of warrants we issued pursuant to a private placement transaction completed on July 24, 2006;

         o 282,0000 shares we issued and 141,000 shares issuable upon exercise of warrants we issued pursuant to a private placement transaction completed on November 27, 2006; and

         o 1,996,000 shares issuable upon conversion of options issued under our Equity Compensation Plan on June 21, 2005 (300,000); on April 21, 2006 (324,000); May 1, 2006 (972,000) and August 1, 2006
            (400,000).

SELLING SECURITY HOLDERS

         The following table sets forth:

         o  the name of each Selling Security Holder;

         o the number or shares of common stock beneficially owned by each Selling Security Holder as of the date of this Prospectus, giving effect to the exercise of the Selling Security Holders' Warrants;

         o  the number of shares being offered by each Selling Security Holder;
            and

         o the number of shares to be owned by each Selling Security Holder following completion of this Offering.

         Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and includes any securities which the person has the right to acquire within 60 days through the conversion or exercise of options, warrants, promissory notes and any other security or other right. The information as to the number of shares of our common stock owned by each Selling Security Holder is based upon our records and information provided by our transfer agent.

         We may amend or supplement this Prospectus from time to time to update the disclosure set forth in the table. As the Selling Security Holders identified in the table may sell some or all of the shares owned by them which are included in this Prospectus, and as there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares available for resale hereby that will be held by the Selling Security Holders upon termination of the offering made hereby. We have therefore assumed, for the purposes of the following table, that the Selling Security Holders will sell all of the shares owned by them that are being offered hereby, but will not sell any other shares of our common stock that they presently own. We do not believe that any of the Selling Security Holders are broker-dealers or affiliated with broker-dealers.

         The shares of common stock being offered have been registered to permit public sales and the Selling Security Holders may offer all or part of the shares for resale from time to time. All expenses of the registration of the common stock on behalf of the Selling Security Holders are being borne by us. We will receive none of the proceeds of this offering.

---------------------------------------------------------------------------------------------------------------
                                       SHARES AND PERCENTAGE
                                             OF CLASS                  SHARES         SHARES
                                               OWNED                 AVAILABLE         OWNED       PERCENTAGE
                                    BENEFICIALLY PRIOR TO THIS      PURSUANT TO        AFTER        OF CLASS
SELLING SECURITY HOLDER                      OFFERING             THIS PROSPECTUS    OFFERING    AFTER OFFERING
---------------------------------------------------------------------------------------------------------------
Bansco & Co. (1) ...................            3,000 (0.011%)          3,000            0             0%
---------------------------------------------------------------------------------------------------------------
Bansco & Co. (2) ...................          200,000 (0.712%)        200,000            0             0%
---------------------------------------------------------------------------------------------------------------
BMO Nesbitt Burns Inc. (3) .........            4,500 (0.016%)          4,500            0             0%
---------------------------------------------------------------------------------------------------------------
Canaccord Capital Corp. (4) ........            2,500 (0.009%)          2,500            0             0%
---------------------------------------------------------------------------------------------------------------
Canaccord Capital Corp. (5) ........            2,450 (0.009%)          2,450            0             0%
---------------------------------------------------------------------------------------------------------------
Canaccord Capital Corp. (6) ........                1 (0.000%)              1            0             0%
---------------------------------------------------------------------------------------------------------------
Canaccord Capital Corp. (7) ........            5,987 (0.021%)          5,987            0             0%
---------------------------------------------------------------------------------------------------------------
Canaccord Capital Corp. (8) ........            4,100 (0.015%)          4,100            0             0%
---------------------------------------------------------------------------------------------------------------
Canaccord Capital Corp. (9) ........            3,650 (0.013%)          3,650            0             0%
---------------------------------------------------------------------------------------------------------------
Canaccord Capital Corp. (10) .......            4,500 (0.016%)          4,500            0             0%
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                       SHARES AND PERCENTAGE
                                             OF CLASS                  SHARES         SHARES
                                               OWNED                 AVAILABLE         OWNED       PERCENTAGE
                                    BENEFICIALLY PRIOR TO THIS      PURSUANT TO        AFTER        OF CLASS
SELLING SECURITY HOLDER                      OFFERING             THIS PROSPECTUS    OFFERING    AFTER OFFERING
---------------------------------------------------------------------------------------------------------------
Canaccord Capital Corp. (11) .......            1,800 (0.006%)          1,800            0             0%
---------------------------------------------------------------------------------------------------------------
Canaccord Capital Corp. (12) .......            5,000 (0.018%)          5,000            0             0%
---------------------------------------------------------------------------------------------------------------
Canaccord Capital Corp.  (13) ......           15,000 (0.053%)         15,000            0             0%
---------------------------------------------------------------------------------------------------------------
Canaccord Capital Corp. (14) .......            5,000 (0.018%)          5,000            0             0%
---------------------------------------------------------------------------------------------------------------
Canaccord Capital Corp. (15) .......            6,000 (0.021%)          6,000            0             0%
---------------------------------------------------------------------------------------------------------------
Canaccord Capital Corp. (16) .......           55,000 (0.196%)         55,000            0             0%
---------------------------------------------------------------------------------------------------------------
Canaccord Capital Corp. (17) .......            2,500 (0.009%)          2,500            0             0%
---------------------------------------------------------------------------------------------------------------
Canaccord Capital Corp. (18) .......           10,000 (0.036%)         10,000            0             0%
---------------------------------------------------------------------------------------------------------------
Canaccord Capital Corp. (19) .......            5,000 (0.018%)          5,000            0             0%
---------------------------------------------------------------------------------------------------------------
Canaccord Capital Corp. (20) .......            5,000 (0.018%)          5,000            0             0%
---------------------------------------------------------------------------------------------------------------
Canaccord Capital Corp.  (21) ......           10,000 (0.036%)         10,000            0             0%
---------------------------------------------------------------------------------------------------------------
Canaccord Capital Corp. (22) .......            2,500 (0.009%)          2,500            0             0%
---------------------------------------------------------------------------------------------------------------
Canaccord Capital Corp. (23) .......            2,500 (0.009%)          2,500            0             0%
---------------------------------------------------------------------------------------------------------------
Canaccord Capital Corp. (24) .......            2,500 (0.009%)          2,500            0             0%
---------------------------------------------------------------------------------------------------------------
Canaccord Capital Corp. (25) .......           62,500 (0.223%)         62,500            0             0%
---------------------------------------------------------------------------------------------------------------
Canaccord Capital Corp. (26) .......            5,000 (0.018%)          5,000            0             0%
---------------------------------------------------------------------------------------------------------------
Canaccord Capital Corp. (27) .......            5,000 (0.018%)          5,000            0             0%
---------------------------------------------------------------------------------------------------------------
Desjardins Securities Inc. (28) ....           50,000 (0.178%)         50,000            0             0%
---------------------------------------------------------------------------------------------------------------
First Associates Investments (29) ..            1,300 (0.005%)          1,300            0             0%
---------------------------------------------------------------------------------------------------------------
First Associates Investments (30) ..           11,100 (0.040%)         11,100            0             0%
---------------------------------------------------------------------------------------------------------------
GMP Securities Ltd. (31) ...........            3,300 (0.012%)          3,300            0             0%
---------------------------------------------------------------------------------------------------------------
GMP Securities Ltd. (32) ...........           12,450 (0.044%)         12,450            0             0%
---------------------------------------------------------------------------------------------------------------
Gundyco CIBC World Markets (33) ....              500 (0.002%)            500            0             0%
---------------------------------------------------------------------------------------------------------------
Gundyco CIBC World Markets (34) ....            9,750 (0.035%)          9,750            0             0%
---------------------------------------------------------------------------------------------------------------
Gundyco CIBC World Markets (35) ....            3,950 (0.014%)          3,950            0             0%
---------------------------------------------------------------------------------------------------------------
Haywood Securities Inc. (36) .......          910,400 (3.241%)        910,400            0             0%
---------------------------------------------------------------------------------------------------------------
Haywood Securities Inc. (37) .......          201,942 (0.719%)        201,942            0             0%
---------------------------------------------------------------------------------------------------------------
Haywood Securities Inc. (38) .......          200,000 (0.712%)        200,000            0             0%
---------------------------------------------------------------------------------------------------------------
Haywood Securities Inc. (39) .......           60,000 (0.214%)         60,000            0             0%
---------------------------------------------------------------------------------------------------------------
Haywood Securities Inc. (40) .......          100,000 (0.356%)        100,000            0             0%
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                       SHARES AND PERCENTAGE
                                             OF CLASS                  SHARES         SHARES
                                               OWNED                 AVAILABLE         OWNED       PERCENTAGE
                                    BENEFICIALLY PRIOR TO THIS      PURSUANT TO        AFTER        OF CLASS
SELLING SECURITY HOLDER                      OFFERING             THIS PROSPECTUS    OFFERING    AFTER OFFERING
---------------------------------------------------------------------------------------------------------------
Haywood Securities Inc. (41) .......          100,000 (0.356%)        100,000            0             0%
---------------------------------------------------------------------------------------------------------------
Haywood Securities Inc. (42) .......          100,000 (0.356%)        100,000            0             0%
---------------------------------------------------------------------------------------------------------------
Haywood Securities Inc. (43) .......           15,000 (0.053%)         15,000            0             0%
---------------------------------------------------------------------------------------------------------------
Haywood Securities Inc. (44) .......          100,000 (0.356%)        100,000            0             0%
---------------------------------------------------------------------------------------------------------------
Investor Co. (45) ..................           23,956 (0.085%)         23,956            0             0%
---------------------------------------------------------------------------------------------------------------
Investor Co. (46) ..................           28,850 (0.103%)         28,850            0             0%
---------------------------------------------------------------------------------------------------------------
Mac & Co. (47) .....................           12,500 (0.045%)         12,500            0             0%
---------------------------------------------------------------------------------------------------------------
Mac & Co. (48) .....................           49,375 (0.176%)         49,375            0             0%
---------------------------------------------------------------------------------------------------------------
NBC Clearing Services Inc. (49) ....           10,721 (0.038%)         10,721            0             0%
---------------------------------------------------------------------------------------------------------------
NBC Clearing Services Inc. (50) ....           97,000 (0.345%)         97,000            0             0%
---------------------------------------------------------------------------------------------------------------
NBCN Clearing Inc. (51) ............           74,375 (0.265%)         74,375            0             0%
---------------------------------------------------------------------------------------------------------------
NBCN Clearing Inc. (52) ............            2,500 (0.009%)          2,500            0             0%
---------------------------------------------------------------------------------------------------------------
Nesbitt Burns (53) .................            2,200 (0.008%)          2,200            0             0%
---------------------------------------------------------------------------------------------------------------
Penson Financial Services (54) .....            1,700 (0.006%)          1,700            0             0%
---------------------------------------------------------------------------------------------------------------
Penson Financial Services (55) .....            2,600 (0.009%)          2,600            0             0%
---------------------------------------------------------------------------------------------------------------
Raymond James Ltd. (56) ............           31,000 (0.110%)         31,000            0             0%
---------------------------------------------------------------------------------------------------------------
Raymond James Ltd. (57) ............              500 (0.002%)            500            0             0%
---------------------------------------------------------------------------------------------------------------
Raymond James Ltd. (58) ............              450 (0.002%)            450            0             0%
---------------------------------------------------------------------------------------------------------------
Raymond James Ltd. (59) ............            5,000 (0.018%)          5,000            0             0%
---------------------------------------------------------------------------------------------------------------
RBC Dominion Securities Inc. (60) ..            2,800 (0.010%)          2,800            0             0%
---------------------------------------------------------------------------------------------------------------
RBC Dominion Securities Inc. (61) ..            5,050 (0.018%)          5,050            0             0%
---------------------------------------------------------------------------------------------------------------
RBC Dominion Securities (62) .......           11,500 (0.041%)         11,500            0             0%
---------------------------------------------------------------------------------------------------------------
Research Capital Corp. (63) ........           20,000 (0.071%)         20,000            0             0%
---------------------------------------------------------------------------------------------------------------
Scotia Capital Inc. (64) ...........            2,000 (0.007%)          2,000            0             0%
---------------------------------------------------------------------------------------------------------------
Scotia Capital Inc. (65) ...........            1,900 (0.007%)          1,900            0             0%
---------------------------------------------------------------------------------------------------------------
Valeurs Mobiliers Desjardins (66) ..           13,000 (0.046%)         13,000            0             0%
---------------------------------------------------------------------------------------------------------------
1127024 Ontario Limited (67) .......           35,000 (0.125%)         35,000            0             0%
---------------------------------------------------------------------------------------------------------------
Alhaji Abudulai (68) ...............          108,000 (0.385%)        108,000            0             0%
---------------------------------------------------------------------------------------------------------------
Alpine Atlantic Asset
   Management SA (69) ..............          250,000 (0.089%)        250,000            0             0%
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                       SHARES AND PERCENTAGE
                                             OF CLASS                  SHARES         SHARES
                                               OWNED                 AVAILABLE         OWNED       PERCENTAGE
                                    BENEFICIALLY PRIOR TO THIS      PURSUANT TO        AFTER        OF CLASS
SELLING SECURITY HOLDER                      OFFERING             THIS PROSPECTUS    OFFERING    AFTER OFFERING
---------------------------------------------------------------------------------------------------------------
Anacort Capital Inc. (70) ..........           70,000 (0.249%)         70,000            0             0%
---------------------------------------------------------------------------------------------------------------
Bank Julius Baer & Co. Ltd. (71) ...           25,000 (0.089%)         25,000            0             0%
---------------------------------------------------------------------------------------------------------------
Ernst Baur (72) ....................           45,000 (0.160%)         45,000            0             0%
---------------------------------------------------------------------------------------------------------------
Morton Berman ......................           35,000 (0.126%)         35,000            0             0%
---------------------------------------------------------------------------------------------------------------
Markus Bertschin (73) ..............           45,000 (0.160%)         45,000            0             0%
---------------------------------------------------------------------------------------------------------------
Bradam Financial Holdings Ltd. (74)           777,500 (2.768%)        777,500            0             0%
---------------------------------------------------------------------------------------------------------------
Brulene Inc. (75) ..................          142,000 (0.506%)        142,000            0             0%
---------------------------------------------------------------------------------------------------------------
Albert Bultje ......................            8,520 (0.030%)          8,520            0             0%
---------------------------------------------------------------------------------------------------------------
Dr. Michael Byron (76) .............          540,000 1.923%)         540,000            0             0%
---------------------------------------------------------------------------------------------------------------
Canadian Christian Education (77) ..          171,500 (0.611%)        171,500            0             0%
---------------------------------------------------------------------------------------------------------------
John Cappon ........................           17,135 (0.061%)         17,135            0             0%
---------------------------------------------------------------------------------------------------------------
Katherine Carson ...................           19,354 (0.069%)         19,354            0             0%
---------------------------------------------------------------------------------------------------------------
Rory Cattanach .....................              300 (0.001%)            300            0             0%
---------------------------------------------------------------------------------------------------------------
Earl Charleton (78) ................           15,000 (0.053%)         15,000            0             0%
---------------------------------------------------------------------------------------------------------------
John Richard Charlton ..............          200,000 (0.712%)        200,000            0             0%
---------------------------------------------------------------------------------------------------------------
Marlene Chase ......................               50 (0.000%)             50            0             0%
---------------------------------------------------------------------------------------------------------------
Sharon Ann Christie (79) ...........           75,000 (0.267%)         75,000            0             0%
---------------------------------------------------------------------------------------------------------------
Yves Clement (80) ..................          324,000 (1.154%)        324,000            0             0%
---------------------------------------------------------------------------------------------------------------
Norman Clements (81) ...............          155,000 (0.552%)        155,000            0             0%
---------------------------------------------------------------------------------------------------------------
CMK Financial Holdings Ltd. (81) ...          240,000 (0.854%)        240,000            0             0%
---------------------------------------------------------------------------------------------------------------
Court Global SA (83) ...............            6,000 (0.021%)          6,000            0             0%
---------------------------------------------------------------------------------------------------------------
Coutts Bank Von Ernst (84) .........           40,000 (0.142%)         40,000            0             0%
---------------------------------------------------------------------------------------------------------------
Anthony Cristani ...................            9,600 (0.034%)          9,600            0             0%
---------------------------------------------------------------------------------------------------------------
Cyhen Developments Ltd. (85) .......           50,000 (0.178%)         50,000            0             0%
---------------------------------------------------------------------------------------------------------------
John De Boer .......................            1,695 (0.006%)          1,695            0             0%
---------------------------------------------------------------------------------------------------------------
John and Nell De Boer ..............            7,615 (0.027%)          7,615            0             0%
---------------------------------------------------------------------------------------------------------------
Henk and Yvonne De Bruin ...........           21,600 (0.077%)         21,600            0             0%
---------------------------------------------------------------------------------------------------------------
Penny Dibley .......................              250 (0.001%)            250            0             0%
---------------------------------------------------------------------------------------------------------------
Andrew Dielemen Sr. ................              550 (0.002%)            550            0             0%
---------------------------------------------------------------------------------------------------------------
Daniel Earle (86) ..................           84,909 (0.302%)         84,909            0             0%
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                       SHARES AND PERCENTAGE
                                             OF CLASS                  SHARES         SHARES
                                               OWNED                 AVAILABLE         OWNED       PERCENTAGE
                                    BENEFICIALLY PRIOR TO THIS      PURSUANT TO        AFTER        OF CLASS
SELLING SECURITY HOLDER                      OFFERING             THIS PROSPECTUS    OFFERING    AFTER OFFERING
---------------------------------------------------------------------------------------------------------------
Allen Emes .........................           30,000 (0.107%)         30,000            0             0%
---------------------------------------------------------------------------------------------------------------
Grace Engelsman ....................           17,870 (0.064%)         17,870            0             0%
---------------------------------------------------------------------------------------------------------------
Fundamental Capital Corp. (87) .....            9,600 (0.034%)          9,600            0             0%
---------------------------------------------------------------------------------------------------------------
John Griffin .......................            2,500 (0.009%)          2,500            0             0%
---------------------------------------------------------------------------------------------------------------
Wilfred Griffioen ..................           74,950 (0.267%)         74,950            0             0%
---------------------------------------------------------------------------------------------------------------
Kurt Groebli (88) ..................           15,000 (0.053%)         15,000            0             0%
---------------------------------------------------------------------------------------------------------------
Doug Groombridge ...................            2,405 (0.009%)          2,405            0             0%
---------------------------------------------------------------------------------------------------------------
Haywood Securities Inc. (89) .......          100,000 (0.356%)        100,000            0             0%
---------------------------------------------------------------------------------------------------------------
Haywood Securities Inc. (90) .......           20,000 (0.071%)         20,000            0             0%
---------------------------------------------------------------------------------------------------------------
Arthur G. Hibbard ..................           90,000 (0.320%)         90,000            0             0%
---------------------------------------------------------------------------------------------------------------
Fred Honea/Carmen De Liniers .......          350,000 (1.962%)        350,000            0             0%
---------------------------------------------------------------------------------------------------------------
Fred Honea (91) ....................          150,000 (0.534%)        150,000            0             0%
---------------------------------------------------------------------------------------------------------------
Interloan AG (92) ..................           28,500 (0.101%)         28,500            0             0%
---------------------------------------------------------------------------------------------------------------
Adrian Jaggi (93) ..................           30,000 (0.107%)         30,000            0             0%
---------------------------------------------------------------------------------------------------------------
Kander Financial Corp. (94) ........          100,000 (0.356%)        100,000            0             0%
---------------------------------------------------------------------------------------------------------------
Kieran & Co. Inc. (95) .............            4,809 (0.017%)          4,809            0             0%
---------------------------------------------------------------------------------------------------------------
Arie and Wilma Kleine ..............           18,300 (0.065%)         18,300            0             0%
---------------------------------------------------------------------------------------------------------------
Peter and Tina Koning ..............           22,430 (0.080%)         22,430            0             0%
---------------------------------------------------------------------------------------------------------------
Laurentian Trust of Canada (96) ....            5,000 (0.018%)          5,000            0             0%
---------------------------------------------------------------------------------------------------------------
Michael and Vicki Lawrence (97) ....           45,000 (0.160%)         45,000            0             0%
---------------------------------------------------------------------------------------------------------------
LOM Securities (Bermuda) (98) ......           25,000 (0.089%)         25,000            0             0%
---------------------------------------------------------------------------------------------------------------
Jeannie Luimes .....................            8,140 (0.029%)          8,140            0             0%
---------------------------------------------------------------------------------------------------------------
Byron Mackie .......................           10,000 (0.036%)         10,000            0             0%
---------------------------------------------------------------------------------------------------------------
Ted McKechnie (99) .................          716,000 (2.549%)        716,000            0             0%
---------------------------------------------------------------------------------------------------------------
Paul and Susan McFarlan ............            9,600 (0.034%)          9,600            0             0%
---------------------------------------------------------------------------------------------------------------
Frankie Mead (100) .................           24,000 (0.085%)         24,000            0             0%
---------------------------------------------------------------------------------------------------------------
Paul Mercer/Katherine Ashendenm ....            9,690 (0.034%)          9,690            0             0%
---------------------------------------------------------------------------------------------------------------
Merlin Asset Holdings SA (101) .....           27,000 (0.096%)         27,000            0             0%
---------------------------------------------------------------------------------------------------------------
Art Miedema ........................            3,470 (0.012%)          3,470            0             0%
---------------------------------------------------------------------------------------------------------------
John Douglas Mills (102) ...........          204,465 (0.728%)        204,465            0             0%
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                       SHARES AND PERCENTAGE
                                             OF CLASS                  SHARES         SHARES
                                               OWNED                 AVAILABLE         OWNED       PERCENTAGE
                                    BENEFICIALLY PRIOR TO THIS      PURSUANT TO        AFTER        OF CLASS
SELLING SECURITY HOLDER                      OFFERING             THIS PROSPECTUS    OFFERING    AFTER OFFERING
---------------------------------------------------------------------------------------------------------------
Rebecca Kiomi Mori (103) ...........          108,000 (0.385%)        108,000            0             0%
---------------------------------------------------------------------------------------------------------------
Hans J. Morsches ...................           17,500 (0.062%)         17,500            0             0%
---------------------------------------------------------------------------------------------------------------
Doug Murray ........................           20,000 (0.071%)         20,000            0             0%
---------------------------------------------------------------------------------------------------------------
Ron Nichol (104) ...................           15,000 (0.053%)         15,000            0             0%
---------------------------------------------------------------------------------------------------------------
Basil Nola (105) ...................           30,000 (0.107%)         30,000            0             0%
---------------------------------------------------------------------------------------------------------------
Christopher Nola (106) .............          348,486 (1.240%)        348,486            0             0%
---------------------------------------------------------------------------------------------------------------
Nube Administration Inc. (107) .....            9,000 (0.032%)          9,000            0             0%
---------------------------------------------------------------------------------------------------------------
Larry Parker .......................           59,215 (0.211%)         59,215            0             0%
---------------------------------------------------------------------------------------------------------------
Pipeline Displays and Fixtures (108)           50,000 (0.211%)         50,000            0             0%
---------------------------------------------------------------------------------------------------------------
Piper Foundation (109) .............            9,000 (0.032%)          9,000            0             0%
---------------------------------------------------------------------------------------------------------------
Yke Reitsma ........................            4,310 (0.015%)          4,310            0             0%
---------------------------------------------------------------------------------------------------------------
Royal Trust Corp. of Canada (110) ..        1,665,000 (5.928%)      1,665,000            0             0%
---------------------------------------------------------------------------------------------------------------
Peter Schmid .......................           20,000 (0.071%)         20,000            0             0%
---------------------------------------------------------------------------------------------------------------
Walter Schneider (111) .............          175,000 (0.623%)        175,000            0             0%
---------------------------------------------------------------------------------------------------------------
Matthias Schole (112) ..............           48,000 (0.171%)         48,000            0             0%
---------------------------------------------------------------------------------------------------------------
Anita Shapolsky ....................           21,000 (0.075%)         21,000            0             0%
---------------------------------------------------------------------------------------------------------------
N. Sleeva ..........................            9,750 (0.035%)          9,750            0             0%
---------------------------------------------------------------------------------------------------------------
Richard Smith ......................           40,000 (0.142%)         40,000            0             0%
---------------------------------------------------------------------------------------------------------------
Sorrel Global Investments (113) ....            3,000 (0.011%)          3,000            0             0%
---------------------------------------------------------------------------------------------------------------
Margaret Speckert ..................          100,000 (0.356%)        100,000            0             0%
---------------------------------------------------------------------------------------------------------------
Suzanne Speckert ...................            6,000 (0.021%)          6,000            0             0%
---------------------------------------------------------------------------------------------------------------
I. Spivack .........................            2,400 (0.009%)          2,400            0             0%
---------------------------------------------------------------------------------------------------------------
Tom Stefopulos .....................            6,000 (0.021%)          6,000            0             0%
---------------------------------------------------------------------------------------------------------------
Marianne Strub .....................            3,750 (0.013%)          3,750            0             0%
---------------------------------------------------------------------------------------------------------------
Subaraschi Foundation (114) ........           31,500 (0.112%)         31,500            0             0%
---------------------------------------------------------------------------------------------------------------
Sufran Investments Ltd. (115) ......           50,000 (0.178%)         50,000            0             0%
---------------------------------------------------------------------------------------------------------------
Eric Robert Taylor (116) ...........          316,529 (1.127%)        316,529            0             0%
---------------------------------------------------------------------------------------------------------------
Susan Thomson ......................            5,950 (0.021%)          5,950            0             0%
---------------------------------------------------------------------------------------------------------------
Thousand Hills Properties Inc. (117)           90,000 (0.320%)         90,000            0             0%
---------------------------------------------------------------------------------------------------------------
Trust La Laurentienne (118) ........              350 (0.001%)            350            0             0%
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                       SHARES AND PERCENTAGE
                                             OF CLASS                  SHARES         SHARES
                                               OWNED                 AVAILABLE         OWNED       PERCENTAGE
                                    BENEFICIALLY PRIOR TO THIS      PURSUANT TO        AFTER        OF CLASS
SELLING SECURITY HOLDER                      OFFERING             THIS PROSPECTUS    OFFERING    AFTER OFFERING
---------------------------------------------------------------------------------------------------------------
Edward Tudor .......................              369 (0.001%)            369            0             0%
---------------------------------------------------------------------------------------------------------------
William Ubbens .....................             2,515 0.009%)          2,515            0             0%
---------------------------------------------------------------------------------------------------------------
William and Wendy Ubbens ...........              415 (0.001%)            415            0             0%
---------------------------------------------------------------------------------------------------------------
Leon van der Merwe (119) ...........          250,000 (0.890%)        250,000            0             0%
---------------------------------------------------------------------------------------------------------------
Diane Van Dyk ......................           18,130 (0.065%)         18,130            0             0%
---------------------------------------------------------------------------------------------------------------
Margaret Van Velzen ................            1,000 (0.004%)          1,000            0             0%
---------------------------------------------------------------------------------------------------------------
Steve E. Vlach .....................           36,000 (0.128%)         36,000            0             0%
---------------------------------------------------------------------------------------------------------------
George Vroom .......................           10,720 (0.038%)         10.720            0             0%
---------------------------------------------------------------------------------------------------------------
Hilda Vroom ........................           49,575 (0.177%)         49,575            0             0%
---------------------------------------------------------------------------------------------------------------
John Vroom .........................            1,050 (0.004%)          1,050            0             0%
---------------------------------------------------------------------------------------------------------------
W.D. Latimer Co. Limited (120) .....           38,050 (0.135%)         38,050            0             0%
---------------------------------------------------------------------------------------------------------------
B. Wilson ..........................            4,200 (0.015%)          4,200            0             0%
---------------------------------------------------------------------------------------------------------------
Peter Winnell (121) ................           33,000 (0.117%)         33,000            0             0%
---------------------------------------------------------------------------------------------------------------
J.W.T. Witzel ......................           70,000 (0.249%)         70,000            0             0%
---------------------------------------------------------------------------------------------------------------

(1) These shares are held by Bansco & Co. in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(2) These shares are held by Bansco & Co. in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(3) These shares are held by BMO Nesbitt Burns Inc. in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(4) Bradlee Legg exercises voting and dispositive power over all of the shares beneficially owned by Canaccord Capital Corp. in trust for Bradlee Legg.

(5) Coleman Sinclair exercises voting and dispositive power over all of the shares beneficially owned by Canaccord Capital Corp. in trust for Coleman Sinclair.

(6) These shares are held by Canaccord Capital Corp. in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(7) Rob Wildeboer exercises voting and dispositive power over all of the shares beneficially owned by Canaccord Capital Corp. in trust for Rob Wildeboer.

(8) 1066826 Ontario Inc. exercises voting and dispositive power over all of the shares beneficially owned by Canaccord Capital Corp. in trust for 1066826 Ontario Inc.

(9) Douglas Davis exercises voting and dispositive power over all of the shares beneficially owned by Canaccord Capital Corp. in trust for Douglas Davis.

(10) John Arthur exercises voting and dispositive power over all of the shares beneficially owned by Canaccord Capital Corp. in trust for John Arthur.

(11) Meredith Davis exercises voting and dispositive power over all of the shares beneficially owned by Canaccord Capital Corp. in trust for Meredith Davis.

(12) Friedland Family Trust exercises voting and dispositive power over all of the shares beneficially owned by Canaccord Capital Corp. in trust for Friedland Family Trust.

(13) Russell Hawarden exercises voting and dispositive power over all of the shares beneficially owned by Canaccord Capital Corp. in trust for Russell Hawarden.

(14) Frederick Kent exercises voting and dispositive power over all of the shares beneficially owned by Canaccord Capital Corp. in trust for Frederick Kent.

(15) Marvin Morton exercises voting and dispositive power over all of the shares beneficially owned by Canaccord Capital Corp. in trust for Marvin Morton.

(16) Garnet Watchorn exercises voting and dispositive power over all of the shares beneficially owned by Canaccord Capital Corp. in trust for Garnet Watchorn.

(17) Leslie Houle exercises voting and dispositive power over all of the shares beneficially owned by Canaccord Capital Corp. in trust for Leslie Houle.

(18) Franklin Pulver exercises voting and dispositive power over all of the shares beneficially owned by Canaccord Capital Corp. in trust for Franklin Pulver.

(19) Nancy Mae Sim exercises voting and dispositive power over all of the shares beneficially owned by Canaccord Capital Corp. in trust for Nancy Mae Sim.

(20) Jeremy Posner exercises voting and dispositive power over all of the shares beneficially owned by Canaccord Capital Corp. in trust for Jeremy Posner.

(21) Kathi Gray exercises voting and dispositive power over all of the shares beneficially owned by Canaccord Capital Corp. in trust for Kathi Gray.

(22) Charles Raymond Fitz exercises voting and dispositive power over all of the shares beneficially owned by Canaccord Capital Corp. in trust for Charles Raymond Fitz.

(23) Glen Horseman exercises voting and dispositive power over all of the shares beneficially owned by Canaccord Capital Corp. in trust for Glen Horseman.

(24) Ravinder Singh Minhas exercises voting and dispositive power over all of the shares beneficially owned by Canaccord Capital Corp. in trust for Ravinder Singh Minhas.

(25) Anthony Crisanti exercises voting and dispositive power over all of the shares beneficially owned by Canaccord Capital Corp. in trust for Anthony Crisanti.

(26) Linda Horseman exercises voting and dispositive power over all of the shares beneficially owned by Canaccord Capital Corp. in trust for Linda Horseman.

(27) Roger Abbiss exercises voting and dispositive power over all of the shares beneficially owned by Canaccord Capital Corp. in trust for Roger Abbiss.

(28) John McFarlane exercises voting and dispositive power over all of the shares beneficially owned by Desjardins Securities Inc. in trust for John McFarlane.

(29) These shares are held by First Associates Investments in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(30) These shares are held by First Associates Investments in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(31) These shares are held by GMP Securities Ltd. in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(32) These shares are held by GMP Securities Ltd. in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(33) These shares are held by Gundyco CIBC World Markets in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(34) These shares are held by Gundyco CIBC World Markets in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(35) These shares are held by Gundyco CIBC World Markets in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(36) These shares are held by Haywood Securities Inc. in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(37) These shares are held by Haywood Securities Inc. in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(38) Joanne Dorval-Dronyk exercises voting and dispositive power over all of the shares beneficially owned by Haywood Securities Inc. in trust for Joanne Dorval-Dronyk.

(39) Richard Coglan exercises voting and dispositive power over all of the shares beneficially owned by Haywood Securities Inc. in trust for Richard Coglan.

(40) Asad Sheikh exercises voting and dispositive power over all of the shares beneficially owned by Haywood Securities Inc. in trust for Asad Sheikh.

(41) Walter Dainard exercises voting and dispositive power over all of the shares beneficially owned by Haywood Securities Inc. in trust for Walter Dainard.

(42) Slowjen Ltd. exercises voting and dispositive power over all of the shares beneficially owned by Haywood Securities Inc. in trust for Slowjen Ltd.

(43) Zapfe Holdings Inc. exercises voting and dispositive power over all of the shares beneficially owned by Haywood Securities Inc. in trust for Zapfe Holdings Inc.

(44) These shares are held by Investor Co. in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(45) These shares are held by Investor Co. in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(46) These shares are held by Mac & Co. in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(47) These shares are held by Mac & Co. in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(48) These shares are held by NBC Clearing Services Inc. in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(49) These shares are held by NBC Clearing Services Inc. in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(50) Rebecca McKinnen exercises voting and dispositive power over all of the shares beneficially owned by NBCN Clearing Inc. in trust for Rebecca McKinnen.

(51) These shares are held by NBCN Clearing Inc. in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(52) Jeff Walker exercises voting and dispositive power over all of the shares beneficially owned by NBCN Clearing Inc. in trust for Jeff Walker.

(53) These shares are held by Nesbitt Burns in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(54) These shares are held by Penson Financial Services Canada Inc. in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(55) These shares are held by Penson Financial Services Canada Inc. in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(56) These shares are held by Raymond James Ltd. in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(57) These shares are held by Raymond James Ltd. in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(58) These shares are held by Raymond James Ltd. in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(59) These shares are held by Raymond James Ltd. in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(60) These shares are held by RBC Dominion Securities Inc. in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(61) These shares are held by RBC Dominion Securities Inc. in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(62) These shares are held by RBC Dominion Securities Inc. in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(63) These shares are held by Research Capital Corp. in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(64) These shares are held by Scotia Capital Inc. in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(65) These shares are held by Scotia Capital Inc. in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(66) These shares are held by Valeurs Mobiliers Desjardins in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(67) 1127024 Ontario Limited is an Ontario, Canada private company based in Thornhill, Ontario. Gordon Dreger, President of 1127024 Ontario Limited, makes decisions as to the voting and disposition of the securities.

(68) Consists of (a) 108,000 shares underlying options which will vest monthly as to 3,000 options over a three year period, of which 18,000 options have vested as of the date of this Prospectus but remain unexercised and of which a further 6,000 options will vest within 60 days hereafter. Alhaji Abudulai is the Vice-President, Ghana Operations of our Company.

(69) Consists of 250,000 shares of common stock underlying a debenture, the outstanding principal of which is convertible into shares. Alpine Atlantic Asset Management SA is a private foreign investment company based in Zurich, Switzerland. The Managing Director of Alpine Atlantic Asset Management SA makes decisions as to the voting and disposition of the securities.

(70) Anacort Capital Inc. is a private investment company based in Calgary, Alberta, Canada. John Halliwell, President of Anacort Capital Inc., makes decisions as to the voting and disposition of the securities.

(71) Bank Julius Baer & Co. Ltd., is a private foreign investment company based in Zurich, Switzerland. U. Mettler, Vice President of Bank Julius Baer & Co. Ltd., makes decisions as to the voting and disposition of the securities.

(72) Consists of 30,000 shares and 15,000 shares of common stock underlying warrants that are currently exercisable.

(73) Consists of 30,000 shares and 15,000 shares of common stock underlying warrants that are currently exercisable.

(74) Consists of 277,500 shares and 500,000 shares of common stock underlying a debenture, the outstanding principal of which is convertible into shares. Bradam Financial Holdings Ltd. is a private foreign investment company based in Castries, St. Lucia, Caribbean. Mikkel Lind, Managing Director of the Selling Security Holder, makes decisions as to the voting and disposition of the securities.

(75) Brulene Inc. is an Ontario, Canada private company based in Kitchener, Ontario. Bruce Richmond, President of Brulene Inc., makes decisions as to the voting and disposition of the securities.

(76) Consists of 540,000 shares underlying options, all of which have vested and will expire on January 30, 2007. Dr. Byron is a former Officer and Director of our Company.

(77) Canadian Christian Education Foundation is an Ontario, Canada private company based in Burlington, Ontario. The President of Canadian Christian Education Foundation makes decisions as to the voting and disposition of the securities.

(78) Consists of 10,000 shares and 5,000 shares of common stock underlying warrants that are currently exercisable.

(79) Consists of 50,000 shares and 25,000 shares of common stock underlying warrants that are currently exercisable.

(80) Consists of 324,000 shares underlying options which will vest monthly as to 9,000 options over a three year period, of which 54,000 options have vested as of the date of this Prospectus but remain unexercised and of which a further 18,000 options will vest within 60 days hereafter. Yves Clement is the Vice-President, Exploration of our Company.

(81) Consists of 120,000 shares and 35,000 shares of common stock underlying warrants that are currently exercisable.

(82) Consists of 60,000 shares, 30,000 shares underlying warrants that are currently exercisable and 150,000 shares of common stock underlying a debenture, the outstanding principal of which is convertible into shares. CMK Financial Holdings Ltd. is a private foreign investment company based in Castries, St. Lucia, Caribbean. Mikkel Lind, Managing Director of the Selling Security Holder, makes decisions as to the voting and disposition of the securities.

(83) Court Global SA is a private foreign company based in Tortola, British Virgin Islands. Marc Angst, Managing Director of the Selling Security Holder, makes decisions as to the voting and disposition of the securities.

(84) These shares are held by Coutts Bank Von Ernst AG, Lerchenstrasse 18, CH-8045, Zurich, Switzerland, in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(85) Cyhen Developments Ltd. is an Ontario, Canada private company based in Woodbridge, Ontario. The President of Cyhen Developments Ltd. makes decisions as to the voting and disposition of the securities.

(86)     Daniel Earle is a former Officer and Director of our Company.

(87) Fundamental Capital Corp. is an Ontario, Canada private company based in Toronto, Ontario. Stanley Mourin, President of Fundamental Capital Corp., makes decisions as to the voting and disposition of the securities.

(88) Consists of 10,000 shares and 5,000 shares of common stock underlying warrants that are currently exercisable.

(89) E.C. McFeely exercises voting and dispositive power over all of the shares beneficially owned by Haywood Securities Inc. in trust for E.C. McFeely.

(90) These shares are held by Haywood Securities Inc. in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(91) Consists of 100,000 shares and 50,000 shares underlying warrants that are currently exercisable.

(92) Interloan AG is a private foreign investment company based in Zurich, Switzerland. Ferdinand Meyer, Managing Director of the Selling Security Holder, makes decisions as to the voting and disposition of the securities.

(93) Consists of 20,000 shares and 10,000 shares underlying warrants that are currently exercisable.

(94) Kander Financial Corp. is a private Ontario, Canada investment company based in Toronto, Ontario. Derek Riley, President of the Selling Security Holder, makes decisions as to the voting and disposition of the securities.

(95) Kieran & Co. is a private Ontario, Canada company based in Kitchener, Ontario. The President of the Selling Security Holder makes decisions as to the voting and disposition of the securities.

(96) Donald Deeves exercises voting and dispositive power over all of the shares beneficially owned by Laurentian Trust of Canada Inc. in trust for Donald Deeves.

(97) Consists of 30,000 shares and 15,000 shares of common stock underlying warrants that are currently exercisable.

(98) LOM Securities (Bermuda) Limited is a private foreign investment company based in Hamilton, Bermuda. Brian Lines, President of the Selling Security Holder, makes decisions as to the voting and disposition of the securities.

(99) Consists of 300,000 shares underlying options which will vest monthly as to 6,250 options over a four year period and an aggregate of 416,000 shares underlying options which will vest monthly as to an aggregate of 11,555 over a three year period of which 164,915 options have vested as of the date of this Prospectus but remain unexercised and of which a further 35,610 options will vest within 60 days hereafter. William Edward McKechnie is the Chairman, Chief Executive Officer, Chief Financial Officer and a Director of our Company.

(100) Consists of 16,000 shares and 8,000 shares of common stock underlying warrants that are currently exercisable.

(101) Merlin Asset Holdings SA is a private foreign investment company based in Tortola, British Virgin Islands. Marc Angst, Managing Director of the Selling Security Holder, makes decisions as to the voting and disposition of the securities.

(102) Consists of (a) 4,465 shares; and (b) 200,000 shares underlying options which will vest pursuant to the achievement of two milestones, none of which has occurred as of the date of this Prospectus.

(103) Consists of 108,000 shares underlying options which will vest monthly as to 3,000 options over a three year period, of which 21,000 options have vested as of the date of this Prospectus but remain unexercised and of which a further 6,000 options will vest within 60 days hereafter. Rebecca Kiomi Mori is the Secretary and Treasurer and a Director of our Company.

(104) Consists of 10,000 shares and 5,000 shares of common stock underlying warrants that are currently exercisable.

(105) Consists of 20,000 shares and 10,000 shares of common stock underlying warrants that are currently exercisable.

(106) Consists of 292,930 shares and 55,556 shares of common stock underlying warrants that are currently exercisable.

(107) Nube Administration Inc. is a private foreign company based in Tortola, British Virgin Islands. Michele Sacco, Managing Director of the Selling Security Holder, makes decisions as to the voting and disposition of the securities.

(108) Pipeline Displays and Fixtures Inc. is a private Ontario, Canada company based in Toronto, Ontario. Ian Wookey, President of the Selling Security Holder, makes decisions as to the voting and disposition of the securities.

(109) Piper Foundation is a private foreign company based in Vaduz, Liechtenstein. Erwin Speckert, Managing Director of the Selling Security Holder, makes decisions as to the voting and disposition of the securities.

(110) These shares are held by Royal Trust Corp. of Canada in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(111) Consists of 150,000 shares and 25,000 shares of common stock underlying warrants that are currently exercisable.

(112) Consists of 32,000 shares and 16,000 shares of common stock underlying warrants that are currently exercisable.

(113) Sorrel Global Investments is a private foreign investment company based in Tortola, British Virgin Islands. Erwin Speckert, Managing Director of the Selling Security Holder, makes decisions as to the voting and disposition of the securities.

(114) Subaraschi Foundation is a private foreign company based in Vaduz, Liechtenstein. Ferdinand Meyer, Managing Director of the Selling Security Holder, makes decisions as to the voting and disposition of the securities.

(115) Sufran Investments Ltd. is a private foreign investment company based in Geneva, Switzerland. P.A. Gordon, President of the Selling Security Holder, makes decisions as to the voting and disposition of the securities.

(116) Consists of 261,029 shares and 55,500 shares of common stock underlying warrants that are currently exercisable.

(117) Consists of 204,000 shares and 30,000 shares of common stock underlying warrants that are currently exercisable. Thousand Hills Properties Inc. is a private company based in Massapeqa, New York. Vincent DeLetto, President of the Selling Security Holder, makes decisions as to the voting and disposition of the securities.

(118) These shares are held by Trust La Laurentienne in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(119) Consists of 200,000 shares and 50,000 shares of common stock underlying warrants that are currently exercisable.

(120) These shares are held by W.D. Latimer Co. Limited in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(121) Consists of 22,000 shares and 11,000 shares of common stock underlying warrants that are currently exercisable.

         None of the above Selling Security Holders are affiliates of United States brokers-dealers, nor at the time of purchase did any of them have any agreements or understandings, directly or indirectly, with any persons to distribute the securities.

                              PLAN OF DISTRIBUTION

         The Selling Security Holders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Security Holders may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o     privately negotiated transactions;

         o     settlement of short sales;

         o broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

         o     a combination of any such methods of sale; and

         o     any other method permitted pursuant to applicable law.

         The Selling Security Holders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this Prospectus.

         Broker-dealers engaged by the Selling Security Holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Security Holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Broker-dealers may agree to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for us or a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter markets or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with such resales, broker-dealers may pay to or receive from the purchasers of such shares, commissions as described above. In the event that shares are resold to any broker-dealer, as principal, who is acting as an underwriter, we will file a post-effective amendment to the registration statement of which this Prospectus forms a part, identifying the broker-dealer(s), providing required information relating to the plan of distribution and filing any agreement(s) with such broker-dealer(s) as an exhibit. The involvement of a broker-dealer as an underwriter in the offering will require prior clearance of the terms of underwriting compensation and arrangements from the Corporate Finance Department of the National Association of Securities Dealers, Inc.

         The Selling Security Holders may, from time to time, pledge or grant a security interest in some or all of the shares or common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this Prospectus, or under an amendment to this Prospectus under Rule 424 (b)(3) or other applicable provision of the Securities Act of 1933 amending the list of Selling Security Holders to include the pledgee, transferee or other successors-in-interest as selling security holders under this Prospectus.

         The Selling Security Holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this Prospectus.

         The Selling Security Holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. The Selling Security Holders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

         We are required to pay all fees and expenses incidental to the registration of the shares. We have agreed to indemnify the Selling Security Holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

                         SHARES ELIGIBLE FOR FUTURE SALE

         As of the date of this Prospectus, we had 28,088,157 shares of common stock issued and outstanding. Of the issued and outstanding shares, approximately 24,110,894 shares of our common stock (4,358,526 of which are owned by our officers, directors and principal stockholders) have been held for in excess of one year and are available for public resale pursuant to Rule 144 promulgated under the Securities Act. As of the date of this Prospectus, the 8,238,672 shares registered under a registration statement of which this Prospectus forms a part, and being offered by Selling Security Holders can be publicly transferred. Not included in the foregoing are (i) 1,996,000 shares issuable upon exercise of options that have been granted (of which an aggregate of 347,915 options have vested but have not been exercised); (ii) 996,056 shares issuable on exercise of outstanding warrants; (iii) 900,000 shares issuable upon conversion of convertible debentures; and (iv) 15,750 shares issuable upon conversion of the Accrued Interest. They may be resold by their holders as long as they are covered by a current registration statement or under an available exemption from registration.

         In general, Rule 144 permits a shareholder who has owned restricted shares for at least one year, to sell without registration, within a three-month period, up to one percent of our then outstanding common stock. We must be current in our reporting obligations in order for a stockholder to sell shares under Rule 144. In addition, stockholders other than our officers, directors or 10% or greater stockholders who have owned their shares for at least two years may sell them without volume limitation or the need for our reports to be current.

         We cannot predict the effect, if any, that market sales of common stock or the availability of these shares for sale will have on the market price of the shares from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market could adversely affect market prices for the common stock and could damage our ability to raise capital through the sale of our equity securities.

                                  LEGAL MATTERS

         The validity of the securities offered by this Prospectus is being reviewed upon for us by Schneider Weinberger & Beilly LLP, Boca Raton, Florida.

                                     EXPERTS

         The consolidated financial statements of Xtra-Gold Resources Corp. as of December 31, 2005 and 2004, respectively, and for each of the two years then ended appearing in this Prospectus have been audited by Davidson & Company LLP, Independent Registered Public Accounting Firm, as set forth in their report thereon appearing elsewhere in this Prospectus, and are included in reliance upon this report given on the authority of such firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

         We have filed with the SEC the Registration Statement on Form SB-2 under the Securities Act for the common stock offered by the Selling Security Holders by this Prospectus. This Prospectus, which is a part of the Registration Statement, does not contain all of the information in the Registration Statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by the Selling Security Holders by this Prospectus, we refer to the Registration Statement and to the exhibits filed with it. Statements contained in this Prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the Registration Statement, and these statements are qualified in their entirety by reference to the contract or document.

         The Registration Statement, including all exhibits, and other materials we file with the SEC, may be inspected without charge, and copies of these materials may also be obtained upon the payment of prescribed fees, at the SEC's Public Reference Room at:

               100 F Street, N.E.
               Room 1580
               Washington, D.C. 20549

         You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

         The Registration Statement, including all exhibits and schedules and amendments, has been filed with the SEC through the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. We do not currently file periodic reports with the SEC; however, following the effective date of the registration statement relating to this Prospectus, we will become a reporting company and will file annual, quarterly and current reports, and other information with the SEC. Copies of all of our filings with the SEC may be viewed on the SEC's Internet web site at http://www.sec.gov. We maintain a website at www.xtragold.com. The information on our website does not form a part of this Prospectus.

         For so long as we are a reporting company, we will be required to file annual reports with the SEC, containing audited financial statements. However, unless we register our common stock under Section 12(g) of the Exchange Act, we will not be required to deliver an annual report containing audited financial statements to security holders. We currently have no plans to register our common stock under Section 12(g) of the Exchange Act. If we are not required to deliver an annual report to security holders, we do not intend to voluntarily deliver annual reports to security holders containing audited financial statements.

                   XTRA-GOLD RESOURCES CORP. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                        CONSOLIDATED FINANCIAL STATEMENTS
                           (EXPRESSED IN U.S. DOLLARS)

                                   (UNAUDITED)
                               SEPTEMBER 30, 2006

XTRA-GOLD RESOURCES CORP.
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS
(Expressed in U.S. Dollars)
(unaudited)

=================================================================================================
                                                          September 30, 2006    December 31, 2005
-------------------------------------------------------------------------------------------------
ASSETS

CURRENT
   Cash and cash equivalents ...........................    $     760,696         $     458,376
   Investment in trading securities, at fair value
     (cost of $2,742,761) (Note 5) .....................        2,697,092             2,647,207
   Receivables and other ...............................           56,084                32,667
                                                            -------------         -------------
   TOTAL CURRENT ASSETS ................................        3,513,872             3,138,250

EQUIPMENT (Note 6) .....................................           69,678                 6,963
DEFERRED FINANCING COSTS (Note 7) ......................           34,652                41,582
OIL AND GAS PROPERTY (Note 8) ..........................          210,137                46,538
MINERAL PROPERTIES (Note 9) ............................        8,523,971             8,523,971
                                                            -------------         -------------

TOTAL ASSETS ...........................................    $  12,352,310         $  11,757,304
=================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT
   Accounts payable and accrued liabilities ............    $      87,354         $     305,825
   Due to related party ................................                -                86,499
                                                            -------------         -------------
TOTAL CURRENT LIABILITIES ..............................           87,354               392,324

CONVERTIBLE DEBENTURES (Note 10) .......................          900,000               900,000
ASSET RETIREMENT OBLIGATION (Note 11) ..................           47,140                43,833
                                                            -------------         -------------

   TOTAL LIABILITIES ...................................        1,034,494             1,336,157
                                                            -------------         -------------

STOCKHOLDERS' EQUITY
   Capital stock (Note 12)
      Authorized
   250,000,000 common shares with a par value of $0.001
      Issued and outstanding
   27,806,157 common shares (December 31, 2005 -
      24,937,407 common shares) ........................           27,806                24,938
   Additional paid in capital ..........................       14,767,552            12,497,778
   Deficit .............................................       (1,427,764)           (1,427,764)
   Deficit accumulated during the development stage ....       (2,049,778)             (673,805)
                                                            -------------         -------------
   TOTAL STOCKHOLDERS' EQUITY ..........................       11,317,816            10,421,147
                                                            -------------         -------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY .............    $  12,352,310         $  11,757,304
=================================================================================================

HISTORY AND ORGANIZATION OF THE COMPANY (Note 1)
CONTINGENCY AND COMMITMENTS (Note 17)
SUBSEQUENT EVENTS (Note 18)

     The accompanying notes are an integral part of these consolidated financial statements.

                                               F-2

XTRA-GOLD RESOURCES CORP.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Expressed in U.S. Dollars)
(unaudited)

=============================================================================================================================
                                                   Cumulative
                                             amounts from the
                                             beginning of the
                                            development stage    Three Months    Three Months     Nine Months     Nine Months
                                           on January 1, 2003           Ended           Ended           Ended           Ended
                                             to September 30,   September 30,   September 30,   September 30,   September 30,
                                                         2006            2006            2005            2006            2005
-----------------------------------------------------------------------------------------------------------------------------
EXPENSES
   Amortization .........................      $      9,693      $     2,924     $       791    $      8,639     $       791
   Exploration ..........................         1,323,797          206,716          94,050         536,633         186,227
   General and administrative ...........         1,312,896          267,655         115,958         678,195         208,836
   Foreign exchange (gain) loss .........          (247,801)         (22,568)       (108,504)       (110,437)        (75,285)
      Mineral interests (Note 4) ........            26,000                -               -               -               -
                                              -------------      -----------     -----------    ------------     -----------

LOSS BEFORE OTHER ITEMS .................        (2,424,585)        (454,727)       (102,295)     (1,113,030)       (320,569)
                                              -------------      -----------     -----------    ------------     -----------

OTHER ITEMS
   Interest expense .....................           (97,595)         (19,156)        (20,938)        (57,506)        (20,938)
   Realized gains (losses) on sales of
     trading securities .................           288,263              672          78,575         126,798         150,932
   Net unrealized gain(loss) on  trading
     securities .........................           (72,359)        (199,883)        334,811        (462,269)        327,680
   Other income .........................           259,533           52,296          33,258         131,981          60,698
   Loss on disposal of equipment ........            (3,035)               -               -          (1,947)              -
                                              -------------      -----------     -----------    ------------     -----------

                                                    374,807         (166,071)        425,706        (262,943)        518,372
                                              -------------      -----------     -----------    ------------     -----------

INCOME (LOSS) FOR THE PERIOD ............      $ (2,049,778)     $  (620,798)    $   323,411    $ (1,375,973)    $   197,803
=============================================================================================================================

BASIC INCOME (LOSS) PER COMMON SHARE ....                        $     (0.02)    $      0.01    $      (0.05)    $      0.00
=============================================================================================================================
DILUTED INCOME (LOSS) PER COMMON SHARE ..                        $     (0.02)    $      0.01    $      (0.05)    $      0.00
=============================================================================================================================
BASIC WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING ......................                         27,621,592      23,170,403      26,320,756      46,048,227
=============================================================================================================================
DILUTED WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING ...............                         27,621,592      23,735,519      26,320,756      46,138,612
=============================================================================================================================

                    The accompanying notes are an integral part of these consolidated financial statements.

                                                              F-3

XTRA-GOLD RESOURCES CORP.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in U.S. Dollars)
(unaudited)

=========================================================================================================================
                                                           Cumulative amounts
                                                           from the beginning
                                                           of the development
                                                                     stage on
                                                           January 1, 2003 to     Nine Months Ended     Nine Months Ended
                                                           September 30, 2006    September 30, 2006    September 30, 2005
-------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Income (loss) for the period .......................      $ (2,049,778)         $ (1,375,973)          $   197,803
   Items not affecting cash:
      Amortization ....................................             9,693                 8,639                   791
      Amortization of deferred financing costs ........            11,550                 6,930                 2,310
      Accretion of asset retirement obligation ........             7,275                 3,307                 2,976
      Shares issued for services ......................             5,500                     -                 5,500
      Stock-based compensation ........................           172,669               131,647                20,511
      Unrealized foreign exchange (gain) loss .........          (273,331)             (121,876)              (74,523)
      Realized gains on sale of trading securities ....          (288,263)             (126,798)             (150,932)
      Purchase of trading securities ..................        (7,172,957)           (2,382,187)           (3,163,483)
      Proceeds on sale of trading securities ..........         4,965,100             2,118,707             2,163,613
      Unrealized (gain) loss on trading securities ....            72,359               462,269              (327,680)
      Loss on disposal of equipment ...................             3,035                 1,947                     -
      Mineral property acquired on purchase of
         subsidiary ...................................            26,000                     -                     -
      Expenses paid by stockholders ...................             2,700                     -                     -

   Changes in non-cash working capital items:
      Increase in receivables and other ...............           (47,709)              (23,417)               (3,901)
      Increase (decrease) in accounts payable and
         accrued liabilities ..........................            76,662              (171,933)              (37,492)
      Increase (decrease) in due to related party .....            50,000               (36,499)                    -
                                                             ------------          ------------           -----------
   Net cash used in operating activities ..............        (4,429,495)           (1,505,237)           (1,364,507)
                                                             ------------          ------------           -----------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from issuance of convertible
      debentures ......................................           900,000                     -               900,000
   Deferred financing costs ...........................           (46,202)                    -               (46,202)
   Repurchase of capital stock ........................            (7,000)               (7,000)                    -
   Subscriptions received in advance ..................                 -                     -                55,000
   Issuance of capital stock, net of financing costs ..         4,648,338             2,097,995               414,420
                                                             ------------          ------------           -----------

   Net cash provided by financing activities ..........         5,495,136             2,090,995             1,323,218
                                                             ------------          ------------           -----------

                                                      - continued -

                 The accompanying notes are an integral part of these consolidated financial statements.

                                                           F-4

XTRA-GOLD RESOURCES CORP.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in U.S. Dollars)
(unaudited)

=========================================================================================================================
                                                           Cumulative amounts
                                                           from the beginning
                                                           of the development
                                                                     stage on
                                                           January 1, 2003 to     Nine Months Ended     Nine Months Ended
                                                           September 30, 2006    September 30, 2006    September 30, 2005
-------------------------------------------------------------------------------------------------------------------------
Continued...

CASH FLOWS FROM INVESTING ACTIVITIES
    Acquisition of equipment ..........................          (81,318)               (73,301)              (8,017)
    Oil and gas property expenditures .................         (210,137)              (210,137)                   -
    Acquisition of cash on purchase of subsidiary .....           11,510                      -                    -
    Acquisition of subsidiary .........................          (25,000)                     -                    -
                                                               ---------             ----------            ---------

    Net cash used in investing activities .............         (304,945)              (283,438)              (8,017)
                                                               ---------             ----------            ---------

CHANGE IN CASH AND CASH EQUIVALENTS DURING THE
  PERIOD ..............................................          760,696                302,320              (49,306)

CASH AND CASH EQUIVALENTS, BEGINNING OF THE PERIOD ....                -                458,376              231,480
                                                               ---------             ----------            ---------

CASH AND CASH EQUIVALENTS, END OF THE PERIOD ..........        $ 760,696             $  760,696            $ 182,174
=========================================================================================================================

SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS (Note 14)

                 The accompanying notes are an integral part of these consolidated financial statements.

                                                           F-5

XTRA-GOLD RESOURCES CORP.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(Expressed in U.S. Dollars)
(unaudited)

==============================================================================================================================
                                            Common Stock                                             Deficit
                                     --------------------------                                    Accumulated
                                                                                                    During the
                                        Number                       Additional                    Development
                                      of Shares       Amount      Paid-in Capital     Deficit         Stage          Total
------------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2003 .......    62,714,085   $     62,714   $     1,367,750   $ (1,427,764)  $     (2,700)  $          -

March, 2004 - private  placement
at $0.35 per share ...............     2,000,000          2,000           698,000              -              -        700,000

May, 2004 - private  placement at
$0.35 per share ..................     2,129,400          2,129           743,161              -              -        745,290

December, 2004 - acquisition  of
subsidiary  via issuance  of
common stock .....................     2,698,350          2,699         8,492,688              -              -      8,495,387

Share issuance costs .............             -              -           (76,298)             -              -        (76,298)

Loss for the year ................             -              -                 -              -       (398,533)      (398,533)
                                     -----------   ------------   ---------------   ------------   ------------   ------------

BALANCE, DECEMBER 31, 2004 .......    69,541,835         69,542        11,225,301     (1,427,764)      (401,233)     9,465,846

May, 2005 - cancellation of
shares ...........................   (47,000,000)       (47,000)           47,000              -              -              -

June, 2005 - for services ........        10,000             10             5,490              -              -          5,500

June, 2005 - private placement
at $0.55 per share ...............       536,218            536           294,384              -              -        294,920

August,  2005 - private placement
at $0.55 per share ...............       300,000            300           164,700              -              -        165,000

November, 2005 - private
placement at $0.55 per share .....     1,549,354          1,550           850,595              -              -        852,145

Share issuance costs .............             -              -          (130,714)             -              -       (130,714)

Stock-based compensation .........             -              -            41,022              -              -         41,022

Loss for the year ................             -              -                 -              -       (272,572)      (272,572)
                                     -----------   ------------   ---------------   ------------   ------------   ------------

BALANCE, DECEMBER 31, 2005 .......    24,937,407         24,938        12,497,778     (1,427,764)      (673,805)    10,421,147


                                                         - continued -

                    The accompanying notes are an integral part of these consolidated financial statements.

                                                              F-6

XTRA-GOLD RESOURCES CORP.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(Expressed in U.S. Dollars)
(unaudited)

==============================================================================================================================
                                            Common Stock                                             Deficit
                                     --------------------------                                    Accumulated
                                                                                                    During the
                                        Number                       Additional                    Development
                                      of Shares       Amount      Paid-in Capital     Deficit         Stage          Total
------------------------------------------------------------------------------------------------------------------------------
continued ...

BALANCE, DECEMBER 31, 2005 .......    24,937,407         24,938        12,497,778     (1,427,764)      (673,805)    10,421,147

February, 2006 - conversion of
promissory note at $0.55 per share        90,909             91            49,909              -              -         50,000

March, 2006 - exercise of
warrants at $0.75 per share ......       108,500            108            81,267              -              -         81,375

March, 2006 - private placement
at $0.70 per share ...............       792,029            792           553,628              -              -        554,420

April, 2006 - exercise of
warrants at $0.75 per share ......       177,200            177           132,723              -              -        132,900

June, 2006 - cancellation of
shares ...........................       (10,000)           (10)           (6,990)             -              -         (7,000)

June, 2006 - private  placement at
$0.90 per share ..................       578,112            578           519,722              -              -        520,300

July, 2006 - private  placement at
$0.90 per share ..................     1,132,000          1,132         1,017,668              -              -      1,018,800

Share issuance costs .............             -              -          (209,800)             -              -       (209,800)

Stock-based compensation .........             -              -           131,647              -              -        131,647

Loss for the period ..............             -              -                 -              -     (1,375,973)    (1,375,973)
                                     -----------   ------------   ---------------   ------------   ------------   ------------

BALANCE, SEPTEMBER 30, 2006 ......    27,806,157   $     27,806   $    14,767,552   $ (1,427,764)  $ (2,049,778)  $ 11,317,816
==============================================================================================================================

                    The accompanying notes are an integral part of these consolidated financial statements.

                                                              F-7

XTRA-GOLD RESOURCES CORP.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
(unaudited)
SEPTEMBER 30, 2006

================================================================================

1.       HISTORY AND ORGANIZATION OF THE COMPANY

         Silverwing Systems Corporation (the "Company"), a Nevada corporation, was incorporated on September 1, 1998. On June 23, 1999, the Company completed the acquisition of Advertain On-Line Canada Inc. ("Advertain Canada"), a Canadian company operating in Vancouver, British Columbia, Canada. The Company changed its name to Advertain On-Line Inc. ("Advertain") on August 19, 1999. Advertain Canada's business was the operation of a web site, "Advertain.com", whose primary purpose was to distribute entertainment advertising on the Internet.

         In May 2001, the Company, being unable to continue its funding of Advertain Canada's operations, decided to abandon its interest in Advertain Canada. On June 15, 2001, the Company sold its investment in Advertain Canada back to Advertain Canada's original shareholder. On June 18, 2001, the Company changed its name from Advertain to RetinaPharma International, Inc. ("RetinaPharma") and became inactive.

         In 2003, the Company became a resource exploration and development company. On October 31, 2003, the Company acquired 100% of the issued and outstanding common stock of Xtra-Gold Resources, Inc.("XGRI"). XGRI was incorporated in Florida on October 24, 2003. On December 19, 2003, the Company changed its name from RetinaPharma to Xtra-Gold Resources Corp.

         In 2004, the Company acquired 100% of the issued and outstanding capital stock of Canadiana Gold Resources Limited ("Canadiana") and 90% of the issued and outstanding capital stock of Goldenrae Mining Company Limited ("Goldenrae") (Note 4). Both companies are incorporated in Ghana and the remaining 10% of the issued and outstanding capital stock of Goldenrae is held by the Government of Ghana.

         On October 20, 2005, XGRI changed its name to Xtra Energy Corp. ("Xtra Energy").

         On October 20, 2005, the Company incorporated Xtra Oil & Gas Ltd. ("XOG") in Alberta, Canada.

         On December 21, 2005, Canadiana changed its name to Xtra-Gold Exploration Limited ("XG Exploration").

         On January 13, 2006, Goldenrae changed its name to Xtra-Gold Mining Limited ("XG Mining").

         On March 2, 2006, the Company incorporated Xtra Oil & Gas (Ghana) Limited ("XOGG") in Ghana.

2.       GOING CONCERN

         The Company is in the development stage with respect to its resource properties, incurred a loss of $1,375,973 for the nine months ended September 30, 2006 and has accumulated a deficit during the development stage of $2,049,778. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

XTRA-GOLD RESOURCES CORP.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
(unaudited)
SEPTEMBER 30, 2006

================================================================================

2.       GOING CONCERN (cont'd...)

         Management of the Company ("Management") is of the opinion that sufficient financing will be obtained from external financing and further share issuances to meet the Company's obligations. At September 30, 2006, the Company has working capital of $3,426,518 and subsequent to September 30, 2006 raised an additional $310,200 pursuant to a private placement and $314,258 pursuant to the sale of its oil and gas property (Note 18).

3.       SIGNIFICANT ACCOUNTING POLICIES

         GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

         These consolidated financial statements have been prepared in conformity with generally accepted accounting principles of the United States of America ("US GAAP").

         PRINCIPLES OF CONSOLIDATION

         These consolidated financial statements include the accounts of the Company, its wholly owned subsidiaries, Xtra Energy (from October 24,
         2003), XG Exploration (from February 16, 2004), XOG (from October 20,
         2005) and XOGG (from March 2, 2006) and its 90% owned subsidiary, XG Mining (from December 22, 2004). All significant intercompany accounts and transactions have been eliminated on consolidation.

         USE OF ESTIMATES

         The preparation of consolidated financial statements in conformity with US GAAP requires Management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         CASH AND CASH EQUIVALENTS

         The Company considers highly liquid investments with original maturities of three months or less to be cash equivalents. At September 30, 2006 and December 31, 2005, cash and cash equivalents consisted of cash held at financial institutions.

         RECEIVABLES

         No allowance for doubtful accounts has been provided. Management has evaluated all receivables and believes they are all collectible.

         TRADING SECURITIES

         The Company's trading securities are reported at fair value, with unrealized gains and losses included in earnings.

XTRA-GOLD RESOURCES CORP.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
(unaudited)
SEPTEMBER 30, 2006

================================================================================

3.       SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

         EQUIPMENT

         Equipment is recorded at cost and is being amortized over its estimated useful lives using the declining balance method at the following annual rates:

              Office furniture and equipment                   20%
              Computer equipment                               30%
              Vehicle                                          30%

         DEFERRED FINANCING COSTS

         Deferred financing costs consist of expenses incurred to obtain funds pursuant to the issuance of the convertible debentures and are being amortized straight-line over the term of the debentures.

         OIL AND NATURAL GAS PROPERTIES

         The Company follows the full cost method of accounting for oil and natural gas operations. Under this method, all costs associated with the acquisition of, exploration for and development of oil and gas reserves are capitalized in cost centers on a country-by-country basis. Such costs include property acquisition costs, geological and geophysical studies, carrying charges on non-producing properties, costs of drilling productive wells, and overhead expenses directly related to these activities.

         Depletion is calculated for producing properties by using the unit-of-production method based on estimated proved reserves, before royalties, as determined by management of the Company or independent consultants. Sales or dispositions of oil and gas properties are credited to the respective cost centers and a gain or loss is recognized when all properties in a cost center have been disposed of, unless such sale or disposition significantly alters the relationship between capitalized costs and proved reserves of oil and gas attributable to the cost center. Costs of abandoned properties are accounted for as adjustments of capitalized costs and written off to expense.

         Undeveloped properties are excluded from the depletion calculation until the quantities of proved reserves can be determined.

         A ceiling test is applied to the proven properties for each cost center and for the aggregate of all cost centers by comparing the net capitalized costs to the estimated future net revenues from production of estimated proved reserves without discount, plus the costs of unproved properties net of impairment. Any excess capitalized costs are written off to expense. Further, the ceiling test for the aggregate of all cost centers is required to include the effects of future removal and site restoration costs, general and administrative expenses, financing costs and income taxes. The calculation of future net revenues is based upon prices, costs and regulations in effect at each year end.

XTRA-GOLD RESOURCES CORP.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
(unaudited)
SEPTEMBER 30, 2006

================================================================================

3.       SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

         OIL AND NATURAL GAS PROPERTIES (cont'd...)

         Unproved properties are assessed for impairment on an annual basis by applying factors that rely on historical experience. In general, the Company may write off any unproved property under one or more of the following conditions:

         (a) there are no firm plans for further drilling on the unproved property;

         (b) negative results were obtained from studies of the unproved properties;

         (c) negative results were obtained from studies conducted in the vicinity of the unproved property; or

         (d) the remaining term of the unproved property does not allow sufficient time for further studies or drilling.

         MINERAL PROPERTIES AND EXPLORATION AND DEVELOPMENT COSTS

         The costs of acquiring mineral rights are capitalized and allocated between proven and probable reserves and mineralization not considered proven and probable reserves at the date of acquisition, based on relative fair values. If it is later established that some mineralization meets the definition of proven and probable reserves, then it will be reclassified as relating to reserves at that time. After acquisition, various factors can affect the recoverability of the capitalized costs. If, after review, management concludes that the carrying amount of a mineral property is impaired, it will be written down to estimated fair value. Exploration and development costs incurred on mineral properties classified as mineralization are expensed as incurred. Development costs incurred on proven and probable reserves will be capitalized. Upon commencement of production, capitalized costs will be amortized using the unit-of-production method over the estimated life of the ore body based on proven and probable reserves.

         LONG-LIVED ASSETS

         The Company accounts for long-lived assets under Statements of Financial Accounting Standards Nos. 142 and 144 "Accounting for Goodwill and Other Intangible Assets" and "Accounting for Impairment or Disposal of Long-Lived Assets" ("SFAS 142 and 144"). In accordance with SFAS 142 and 144, long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, the recoverability test is performed using undiscounted net cash flows related to the long-lived assets.

         ASSET RETIREMENT OBLIGATIONS

         The Company records the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development, and/or normal use of the long-lived assets. The Company also records a corresponding asset which is amortized over the life of the asset. Subsequent to the initial measurement of the asset retirement obligation, the obligation is adjusted at the end of each period to reflect the passage of time (accretion expense) and changes in the estimated future cash flows underlying the obligation (asset retirement cost).

XTRA-GOLD RESOURCES CORP.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
(unaudited)
SEPTEMBER 30, 2006

================================================================================

3.       SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

         STOCK-BASED COMPENSATION

         The Company calculates the fair value of all stock options granted and records these amounts as compensation expense over the vesting period of the options using the straight-line method. The Black-Scholes option pricing model is used to calculate fair value.

         INCOME TAXES

         The Company accounts for income taxes under Statements of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         LOSS PER SHARE

         Basic loss per common share is computed using the weighted average number of common shares outstanding during the year. To calculate diluted loss per share, the Company uses the treasury stock method as defined in Financial Accounting Standards No. 128, "Earnings Per Share." As of September 30, 2006, there were 855,056 warrants (September 30, 2005 - 2,482,810); 1,996,000 options (September 30, 2005
         - 1,020,000) and convertible debentures exercisable into 900,000 common shares (September 30, 2005 - 900,000) outstanding.

         FOREIGN EXCHANGE

         The Company's functional currency is the U.S. dollar. The Company does not have non-monetary assets and liabilities that are in a currency other than the U.S. dollar. Any monetary assets and liabilities that are in a currency other than the U.S. dollar are translated at the rate prevailing at year end. Revenue and expenses in a foreign currency are translated at rates that approximate those in effect at the time of translation. Gains and losses from translation of foreign currency transactions into U.S. dollars are included in current results of operations.

         FINANCIAL INSTRUMENTS

         The Company's financial instruments consist of cash and cash equivalents, trading securities, receivables, accounts payable and accrued liabilities and convertible debentures. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from its financial instruments. The fair values of these financial instruments approximate their carrying values due to their short term nature, unless otherwise noted. The Company has its cash primarily in one commercial bank in Toronto, Ontario, Canada.

XTRA-GOLD RESOURCES CORP.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
(unaudited)
SEPTEMBER 30, 2006

================================================================================

3.       SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

         CONCENTRATION OF CREDIT RISK

         The financial instrument which potentially subjects the Company to concentration of credit risk is cash. The Company maintains cash in bank accounts that, at times, may exceed federally insured limits. As of September 30, 2006, the Company has exceeded the federally insured limit. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

         RECENT ACCOUNTING PRONOUNCEMENTS

         In December 2004, Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 153, "Exchanges of Non monetary Assets - an amendment of APB Opinion No. 29" ("SFAS 153") which amends Accounting Principles Board Opinion No. 29, "Accounting for Non Monetary Transactions" to eliminate the exception for non monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non monetary assets that do not have commercial substance. A non monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for non monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005.

         In December 2004, FASB issued Statements of Financial Accounting Standards No. 123R, "Share Based Payment" ("SFAS 123R"). SFAS 123R supersedes APB 25 and its related implementation guidance by requiring entities to recognize the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards (with limited exceptions) and revises SFAS 123 as follows:

         (i) Public entities are required to measure liabilities incurred to employees in share-based payment transactions at fair value and nonpublic entities may elect to measure their liabilities to employees incurred in share-based payment transactions at their intrinsic value whereas under SFAS 123, all share-based payment liabilities were measured at their intrinsic value.

         (ii) Nonpublic entities are required to calculate fair value using an appropriate industry sector index for the expected volatility of its share price if it is not practicable to estimate the expected volatility of the entity's share price.

         (iii) Entities are required to estimate the number of instruments for which the requisite service is expected to be rendered as opposed to accounting for forfeitures as they occur.

         (iv) Incremental compensation cost for a modification of the terms or conditions of an award is measured by comparing the fair value of the modified award with the fair value of the award immediately before the modification whereas SFAS 123 required that the effects of a modification be measured as the difference between the fair value of the modified award at the date it is granted and the award's value immediately before the modification determined based on the shorter of
         (1) its remaining initially estimated expected life or (2) the expected life of the modified award.

XTRA-GOLD RESOURCES CORP.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
(unaudited)
SEPTEMBER 30, 2006

================================================================================

3.       SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

         RECENT ACCOUNTING PRONOUNCEMENTS (cont'd...)

         SFAS 123R also clarifies and expands guidance in several areas, including measuring fair value, classifying an award as equity or as a liability and attributing compensation cost to reporting periods. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and Emerging Issues Task Force No. 96-18 "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods and Services" ("EITF 96-18"). SFAS 123R also does not address the accounting for employee share ownership plans which are subject to Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans". Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first annual reporting period that begins after June 15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first annual reporting period that begins after December 15, 2005. For nonpublic entities, SFAS 123R must be applied as of the beginning of the first annual reporting period beginning after December 15, 2005.

         In May 2005, FASB issued Statements of Financial Accounting Standards No. 154, "Accounting Changes and Error Corrections - A Replacement of APB Opinion No. 20 and FASB Statement No. 3" ("SFAS 154") which is effective for fiscal years ending after December 15, 2005. SFAS 154 requires that changes in accounting policy be accounted for on a retroactive basis.

         The adoption of these new pronouncements is not expected to have a material effect on the Company's consolidated financial position or results of operations.

4.       ACQUISITIONS

         On February 16, 2004, the Company acquired 100% of the outstanding and issued capital stock of XG Exploration by paying $25,000 and assuming $1,000 of liabilities. XG Exploration holds rights to a mineral prospecting licence on the Banso and Muoso concessions (the "Banso and Muoso Projects") located in Ghana. The total purchase price of $26,000 was written off to operations because no value was established for these prospecting rights as the Company does not yet have permits from the Government of the Republic of Ghana ("Government of Ghana") to operate on these projects.

         On December 22, 2004, the Company acquired 90% of the outstanding and issued capital stock of XG Mining by issuing 2,698,350 of the Company's common shares. XG Mining holds mining leases on the Kwabeng and Pameng concessions (the "Kwabeng and Pameng Projects"), and a mineral prospecting licence on the Apapam concession (the "Apapam Project"), all located in Ghana. The cost of the acquisition was based on the fair value of the net assets acquired.

XTRA-GOLD RESOURCES CORP.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
(unaudited)
SEPTEMBER 30, 2006

================================================================================

4.       ACQUISITIONS (cont'd...)

         The total purchase price of $8,495,387 was allocated as follows:

            Cash ................................................   $    11,510

            Receivables .........................................         8,375

            Equipment ...........................................         1,088

            Mineral property ....................................     8,484,106

            Accounts payable and accrued liabilities ............        (9,692)
                                                                    -----------
                                                                    $ 8,495,387
                                                                    ===========

         The Government of Ghana owns the remaining 10% of XG Mining's issued and outstanding capital stock. Pursuant to Ghanaian mining laws and regulations, the Government of Ghana holds a 10% interest in all mining leases in Ghana.

         Both acquisitions were accounted for using the purchase method with the net assets of the acquired companies being recorded at fair market value at the date of acquisition.

5.       INVESTMENTS

         At September 30, 2006, the Company held investments classified as trading securities, which consisted of various equity securities. All trading securities are carried at fair value. As of September 30, 2006, the fair value of trading securities was $2,697,092 (December 31, 2005
         - $2,647,207).

6.       EQUIPMENT

====================================================================================================
                                     September 30, 2006                    December 31, 2005
                             -----------------------------------------------------------------------
                                         Accumulated    Net Book              Accumulated   Net Book
                               Cost     Amortization     Value       Cost    Amortization    Value
                             -----------------------------------------------------------------------
Furniture and equipment ..   $ 20,624     $ 1,981      $  18,643   $ 2,964     $   296      $  2,668
Computer equipment .......      8,623       1,495          7,128     5,053         758         4,295
Vehicle ..................     49,472       5,565         43,907         -           -             -
                             -----------------------------------------------------------------------
                             $ 78,719     $ 9,041      $  69,678   $ 8,017     $ 1,054      $  6,963
====================================================================================================

XTRA-GOLD RESOURCES CORP.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
(unaudited)
SEPTEMBER 30, 2006

================================================================================

7.       DEFERRED FINANCING COSTS

         =======================================================================
                                          September 30, 2006   December 31, 2005
         -----------------------------------------------------------------------
         Balance, beginning of period ..     $     41,582         $         -
         Costs incurred ................                -              46,202
         Amortization ..................            6,930               4,620
         -----------------------------------------------------------------------
         Balance, end of period ........     $     34,652         $    41,582
         =======================================================================

         During the year ended December 31, 2005, the Company paid a finder's fee of $45,000 and other expenses of $1,202 relating to a convertible debenture financing (Note 10).

8.       OIL AND GAS PROPERTY

         During the year ended December 31, 2005, the Company entered into a participation agreement for a 5% participating interest in certain oil and gas leases in Saskatchewan, Canada ("Saskatchewan Project"). To earn its interest, the Company was required to pay Ranger Canyon Energy Inc. $13,925 and to pay its proportionate share of seismic and drilling expenditures incurred. The Company's share of a drilling program undertaken in 2005 was $32,613 and for the nine months ended September 30, 2006 it was $163,599. Subsequent to September 30, 2006, the Company sold its interest to an unrelated oil and gas company for $314,258.

9.       MINERAL PROPERTIES

         =======================================================================
                                          September 30, 2006   December 31, 2005
         -----------------------------------------------------------------------
         Acquisition costs (Note 4) ....     $  8,484,106         $ 8,484,106
         Asset retirement obligation
            (Note 11) ..................           39,865              39,865
         -----------------------------------------------------------------------
         Total .........................     $  8,523,971         $ 8,523,971
         =======================================================================

         KWABENG AND PAMENG PROJECTS

         The Company holds two mining leases in Ghana. These mining leases grant the Company surface and mining rights to produce gold in the leased areas until July 26, 2019. All gold production will be subject to a 3% production royalty of the net smelter returns ("NSR").

XTRA-GOLD RESOURCES CORP.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
(unaudited)
SEPTEMBER 30, 2006

================================================================================

9.       MINERAL PROPERTIES (cont'd...)

         APAPAM, BANSO AND MUOSO PROJECTS

         The Company holds prospecting licences on its Apapam, Banso and Muoso Projects in Ghana. These licences grant the Company the right to conduct exploratory work to determine whether there are mineable reserves of gold or diamonds in the licenced areas, are for two years and are renewable. If mineable reserves of gold or diamonds are discovered, the Company will have the first option to acquire a mining lease.

         OPTION AGREEMENT ON EDUM BANSO PROJECT

         In October, 2005, XG Exploration entered into an option agreement (the "Option Agreement") with Adom Mining Limited ("Adom") to acquire 100% of Adom's right, title and interest in and to a prospecting licence on the Edum Banso concession (the "Edum Banso Project") located in Ghana. Adom further granted XG Exploration the right to explore, develop, mine and sell mineral products from this concession. The Option Agreement has a five year term.

         The consideration paid was $15,000 with additional payments of $5,000 to be paid on the anniversary date of the Option Agreement in each year during the term. Upon the commencement of gold production, an additional $200,000 is to be paid, unless proven and probable reserves are less than 2,000,000 ounces, in which case the payment shall be reduced to $100,000. Upon successful transfer of title from Adom to XG Exploration, a production royalty (the "Royalty") of 2% of the net smelter returns shall be paid to Adom; provided, however that in the event that less than 2,000,000 ounces of proven and probable reserves are discovered, then the Royalty shall be 1%. The Royalty can be purchased by XG Exploration for $2,000,000; which will be reduced to $1,000,000 if proven and probable reserves are less than 2,000,000 ounces.

         MINING LEASE AND PROSPECTING LICENCE COMMITMENTS

         The Company is committed to expend, save and except for fees payable from time to time to the Minerals Commission and the Environmental Protection Agency ("EPA") (of Ghana) for an extension of an expiry date of a prospecting licence or mining lease and, in the case of the EPA, processing and certificate fees with respect to EPA permits, an aggregate of less than $500 in connection with annual or ground rent and mining permits to enter upon and gain access to the areas covered by the Company's mining leases and prospecting licences.

10.      CONVERTIBLE DEBENTURES

         During the year ended December 31, 2005, the Company completed a convertible debenture financing for gross proceeds of $900,000. The debentures bear interest at 7% per annum, payable quarterly, and the principal balance is repayable by June 30, 2010. Debenture holders have the option to convert any portion of the outstanding principal into common shares at the conversion rate of $1 per share.

XTRA-GOLD RESOURCES CORP.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
(unaudited)
SEPTEMBER 30, 2006

================================================================================

11.      ASSET RETIREMENT OBLIGATION

         =======================================================================
                                           September 30, 2006  December 31, 2005
         -----------------------------------------------------------------------

         Balance, beginning of period ...      $    43,833        $   39,865
         Obligation incurred ............                -                 -
         Accretion expense ..............            3,307             3,968
         -----------------------------------------------------------------------
         Balance, end of period .........      $    47,140        $   43,833
         =======================================================================

         The Company has a legal obligation associated with its mineral properties for clean up costs when work programs are completed.

         The undiscounted amount of cash flows, required over the estimated reserve life of the underlying assets, to settle the obligation, adjusted for inflation, is estimated at $50,000 (December 31, 2005 - $50,000). The obligation was calculated using a credit-adjusted risk free discount rate of 10% and an inflation rate of 2%. It is expected that this obligation will be funded from general Company resources at the time the costs are incurred.

12.      CAPITAL STOCK

         CANCELLATION OF SHARES

         In May 2005, 47,000,000 common shares owned by two directors were returned to treasury and cancelled.

         In June 2006, 10,000 common shares were returned to the Company in settlement of a dispute and cancelled.

         PRIVATE PLACEMENTS

         In July 2006, the Company issued 1,132,000 common shares at $0.90 per share for gross proceeds of $1,018,800. For each two shares subscribed for, the purchaser received one share purchase warrant which enables the holder to acquire an additional common share at a price of $1.50 to July 31, 2007.

         In June 2006, the Company issued 578,112 common shares at $0.90 per share for gross proceeds of $520,300. For each two shares subscribed for, the purchaser received one share purchase warrant which enables the holder to acquire an additional common share at a price of $1.50 to June 16, 2007.

         In March 2006, the Company issued 792,029 common shares at $0.70 per share for gross proceeds of $554,420.

         In November 2005, the Company issued 1,549,354 common shares at $0.55 per share for gross proceeds of $852,145.

         In August 2005, the Company issued 300,000 common shares at $0.55 per share for gross proceeds of $165,000. For each two shares subscribed for, the purchaser received one share purchase warrant which enables the holder to acquire an additional common share at a price of $0.75 to August 31, 2006.

XTRA-GOLD RESOURCES CORP.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
(unaudited)
SEPTEMBER 30, 2006

================================================================================

12.      CAPITAL STOCK (cont'd...)

         PRIVATE PLACEMENTS (cont'd...)

         In June 2005, the Company issued 536,218 common shares at $0.55 per share for gross proceeds of $294,920. For each two shares subscribed for, the purchaser received one share purchase warrant which enables the holder to acquire an additional common share at a price of $0.75 to April 30, 2006.

         ACQUISITION OF SUBSIDIARY

         Effective December 22, 2004, the Company acquired 90% of the outstanding shares of XG Mining in exchange for 2,698,350 shares of common stock (Note 4). In connection with this acquisition, 47,000,000 shares owned by two officers and directors of the Company were returned to treasury and cancelled.

         STOCK OPTIONS

         The number of shares reserved for issuance under the Company's equity compensation option plan is 3,000,000. The terms and conditions of any options granted, including the number and type of options, the exercise period, the exercise price and vesting provisions, are determined by the board of directors.

         At September 30, 2006, the following stock options were outstanding:

         =======================================================================
             Number of Options        Exercise Price         Expiry Date
         -----------------------------------------------------------------------

                  300,000                 $0.55             June 20, 2015
                  324,000                 $0.70             April 21, 2009
                  972,000                 $0.70             May 1, 2009
                  400,000                 $0.90             August 1, 2009
         =======================================================================

         Stock option transactions and the number of stock options outstanding are summarized as follows:

===============================================================================================
                                          September 30, 2006             December 31, 2005
                                      ---------------------------   ---------------------------
                                                      Weighted                      Weighted
                                        Number        Average         Number         Average
                                      of Options   Exercise Price   of Options   Exercise Price
-----------------------------------------------------------------------------------------------
Outstanding, beginning of period ..    1,020,000    $       0.55             -     $       -
   Granted ........................    1,696,000            0.75     1,020,000          0.55
   Cancelled/Expired ..............     (720,000)           0.55             -             -
                                      ----------                    ----------

Outstanding, end of period ........    1,996,000    $       0.72     1,020,000     $    0.55
===============================================================================================

Exercisable, end of period ........      252,305    $       0.65       127,500     $    0.55
===============================================================================================

XTRA-GOLD RESOURCES CORP.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
(unaudited)
SEPTEMBER 30, 2006

================================================================================

12.      CAPITAL STOCK (cont'd...)

         STOCK-BASED COMPENSATION

         The fair value of stock options granted during the nine months ended September 30, 2006 totalled $816,990 (September 30, 2005 - $310,324).
         Of this, $131,647 (September 30, 2005 - $20,511) was expensed in the period and included in general and administrative expenses. The remaining $778,052 will be expensed in future periods.

         The following assumptions were used for the Black-Scholes valuation of stock options granted during the nine months ended September 30, 2006 and the year ended December 31, 2005:

                                         September 30, 2006   December 31, 2005
                                         --------------------------------------

             Risk-free interest rate ..         4.94%                4.06%
             Expected life ............       3 years             10 years
             Annualized volatility ....        31.75%               10.42%
             Dividend rate ............            0%                   0%

         The weighted average fair value of options granted was $0.48 (December 31, 2005 - $0.30).

         WARRANTS

         At September 30, 2006, the following warrants were outstanding:

         =======================================================================
             Number of Warrants       Exercise Price         Expiry Date
         -----------------------------------------------------------------------

                  289,056                 $1.50             June 16, 2007
                  566,000                 $1.50             July 31, 2007
         =======================================================================

         Warrant transactions and the number of warrants outstanding are summarized as follows:

         =======================================================================
                                              Nine Months
                                                 ended
                                           September 30, 2006  December 31, 2005
         -----------------------------------------------------------------------

         Balance, beginning of period ...      2,482,810           2,064,700
            Issued ......................        855,056             418,110
            Exercised ...................       (285,700)                  -
            Expired .....................     (2,197,110)                  -
                                              ----------           ---------

         Balance, end of period .........        855,056           2,482,810
         =======================================================================

XTRA-GOLD RESOURCES CORP.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
(unaudited)
SEPTEMBER 30, 2006

================================================================================

12.      CAPITAL STOCK (cont'd...)

         WARRANTS (cont'd...)

         Exercise of Warrants

         (a) The expiry date for the exercise of the warrants issued in connection with the private placements completed in March and May 2004 was extended to March 31, 2006. An aggregate of 108,500 of these warrants were exercised for total proceeds of $81,375.

         (b) The exercise of the warrants issued in connection with a private placement completed in June 2005 expired on April 30, 2006. An aggregate of 177,200 of these warrants were exercised for total proceeds of $132,900.

13.      RELATED PARTY TRANSACTIONS

         During the nine months ended September 30, 2006, the Company entered into the following transactions with related parties:

         (a)      Paid or accrued consulting fees of $53,320 (September 30, 2005
                  - $48,363) to officers of the Company or companies controlled by such officers.

         (b) On January 12, 2006, the Board approved the issuance of an unsecured promissory note ("Note") in the aggregate amount of US$66,302 in connection with an account payable owing to an officer and director of the Company ("Note Holder") with respect to unpaid consulting fees, expenses incurred on behalf of the Company and a bonus. Under the terms of the Note, the Note Holder had the option to convert any portion owing under the Note from time to time into shares of the Company at the conversion price of US$0.55 per share. On January 31, 2006, the Note Holder provided the Company with a notice of conversion to convert US$50,000 of the outstanding Note into shares and was subsequently issued 90,909 shares on February 9, 2006.

         Amounts due to a related party are non-interest bearing, unsecured and have no fixed terms of repayment.

         The amounts charged to the Company for the services provided have been determined by negotiation among the parties. These transactions were in the normal course of operations and were measured at the exchange value, which represented the amount of consideration established and agreed to by the related parties.

XTRA-GOLD RESOURCES CORP.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
(unaudited)
SEPTEMBER 30, 2006

================================================================================

14.      SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS

===========================================================================================================
                                                                               Cumulative amounts from the
                                                                              beginning of the development
                                                                                  stage on January 1, 2003
                                    September 30, 2006   September 30, 2005          to September 30, 2006
-----------------------------------------------------------------------------------------------------------
Cash paid during the period for:
   Interest ......................     $    47,250           $   15,750               $     78,750
   Income taxes ..................     $         -           $        -               $          -
===========================================================================================================

         The significant non-cash transaction during the nine months ended September 30, 2006 was the issuance of 90,909 common shares valued at $50,000 for conversion of a promissory note (Note 13).

         The significant non-cash transaction during the nine months ended September 30, 2005 was the issuance of 10,000 common shares valued at $5,500 for consulting services.

15.      DEFERRED INCOME TAXES

         Income tax benefits attributable to losses from United States of America operations was $Nil for the nine months ended September 30, 2006 and the year ended December 31, 2005, and differed from the amounts computed by applying the United States of America federal income tax rate of 34% to pretax losses from operations as a result of the following:

         =======================================================================
                                         September 30, 2006   September 30, 2005
         -----------------------------------------------------------------------
         Income (loss) for the period       $(1,375,973)          $  197,803
         =======================================================================
         Computed "expected" tax
            (benefit) expense .........        (467,831)          $   67,253
         Non deductible (taxable)
            items .....................         176,856             (127,709)
         Lower effective income tax
            rate on loss of foreign
            subsidiaries ..............          16,292                7,890
         Valuation allowance ..........         274,683               52,566
                                            -----------           -----------

                                            $         -           $        -
         =======================================================================

         The tax effects of temporary differences that give rise to significant deferred tax assets and deferred tax liabilities are presented below:

XTRA-GOLD RESOURCES CORP.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
(unaudited)
SEPTEMBER 30, 2006

================================================================================

15.      DEFERRED INCOME TAXES (cont'd...)

         ======================================================================
                                         September 30, 2006   December 31, 2005
         ----------------------------------------------------------------------
         Deferred tax assets:
            Net operating loss carry
              forwards - US ...........     $   627,165           $  558,752
            Net operating loss carry
              forwards - Ghana ........         146,082               70,053

         Valuation allowance ..........        (773,247)            (628,805)
                                            -----------           ----------

         Total deferred tax assets ....     $         -           $        -
         ======================================================================

         The valuation allowance for deferred tax assets as of September 30, 2006 and December 31, 2005 was $773,247 and $628,805 respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

         Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in assessing the realizability of deferred tax assets. In order to fully realize the deferred tax asset attributable to net operating loss carryforwards, the Company will need to generate future taxable income of approximately $2,366,000 prior to the expiration of the net operating loss carryforwards. Of the $2,366,322 of operating loss carryforwards, $1,844,602 is attributable to the US, and expires between 2019 and 2026, and the balance of $521,720 is attributable to Ghana and expires between 2007 and 2011.

16.      SEGMENTED INFORMATION

         The Company has one reportable segment, being the exploration and development of resource properties.

         Geographic information is as follows:

         ======================================================================
                                         September 30, 2006   December 31, 2005
         ----------------------------------------------------------------------
         Capital assets:
            Canada ....................     $   214,750           $   53,501
            Ghana .....................       8,589,036            8,523,971
                                            -----------           ----------

         Total capital assets .........     $ 8,803,786           $8,577,472
         ======================================================================

XTRA-GOLD RESOURCES CORP.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
(unaudited)
SEPTEMBER 30, 2006

================================================================================

17.      CONTINGENCY AND COMMITMENTS

         a) During the period ended September 30, 2006, a former consultant to the Company's Ghanaian subsidiaries brought an action for damages in the High Court of Ghana. The former consultant is alleging wrongful termination and claiming $172,000 is owed. The Company believes the lawsuit is without merit and will defend against the lawsuit vigorously. At this time, the likelihood of the outcome is not determinable and no liability has been recorded in connection with the lawsuit.

         b) Effective July 1, 2006, the Company entered into a management consulting agreement with a company of which the Chief Executive Officer of the Company is a director whereby the Company will pay $4,404 (Cdn$5,000) per month for five years. Upon the earlier of the bulk test achieving profitability or being completed, the monthly fee will increase to $8,820 (Cdn$10,000) and upon the commencement of full scale mining operations, the monthly fee will increase to $13,231 (Cdn$15,000). In the event of termination, without cause, six months of fees will be payable. In the event of a change of control, 18 months of fees will be payable.

         c) Effective May 1, 2006, the Company entered into a management consulting agreement with the Vice President, Exploration whereby the Company will pay $4,404 (Cdn$5,000) per month for three years. In the event of termination, without cause, 18 months of fees will be payable.

         d) Effective July 1, 2006, the Company entered into a management consulting agreement with the Secretary and Treasurer whereby the Company will pay $7,497 (Cdn$8,500) per month for five years. Upon the commencement of full scale mining operations, the monthly fee will increase to $8,820 (Cdn$10,000). In the event of termination, without cause, six months of fees will be payable. In the event of a change of control, 18 months of fees will be payable.

         e) Effective November 1, 2006, the Company entered into a management consulting agreement with the Vice President, Ghana Operations whereby the Company will pay $1,000 per month for one year.

18.      SUBSEQUENT EVENTS

         Subsequent to September 30, 2006:

         A.       PRIVATE PLACEMENT

                  In October 2006, the Company issued 282,000 common shares at $1.10 per share for gross proceeds of $310,200. For each two shares subscribed for, the purchaser received one share purchase warrant which enables the holder to acquire an additional common share at a price of $1.50 to October 31, 2007.

         B.       SALE OF OIL AND GAS INTEREST

                  In October 2006, the Company sold its 5% participating interest in the Saskatchewan Project to an unrelated oil and gas company for $314,258.

         C.       STOCK OPTIONS

                  Pursuant to the resignation of an officer, 540,000 options with an exercise price of $0.70 will expire on January 30, 2007, instead of May 1, 2009, if not exercised.

                   XTRA-GOLD RESOURCES CORP. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                        CONSOLIDATED FINANCIAL STATEMENTS
                           (EXPRESSED IN U.S. DOLLARS)


                                DECEMBER 31, 2005

                             DAVIDSON & COMPANY LLP
                              Chartered Accountants
                   A Partnership of Incorporated Professionals
________________________________________________________________________________


                        REPORT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM


To the Stockholders and the Board of Directors of Xtra-Gold Resources Corp. and Subsidiaries
(A Development Stage Company)


We have audited the accompanying consolidated balance sheets of Xtra-Gold Resources Corp. and Subsidiaries (A Development Stage Company) as at December 31, 2005 and 2004 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended and for the period from the beginning of the development stage on January 1, 2003 to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as at December 31, 2005 and 2004 and the results of its operations and its cash flows for the years then ended and for the period from the beginning of the development stage on January 1, 2003 to December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company incurred losses of $272,572 and $398,533 for the years ended December 31, 2005 and 2004, respectively, and has an accumulated deficit during the development stage of $673,805, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                        "DAVIDSON & COMPANY LLP"

Vancouver, Canada                                          Chartered Accountants

March 16, 2006

                          A Member of SC INTERNATIONAL
                          ============================

          1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre,
                         Vancouver, BC, Canada, V7Y 1G6
                   Telephone (604) 687-0947 Fax (604) 687-6172

XTRA-GOLD RESOURCES CORP.
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS
(Expressed in U.S. Dollars)
AS AT DECEMBER 31

============================================================================================
                                                                     2005           2004
--------------------------------------------------------------------------------------------
ASSETS

CURRENT
    Cash and cash equivalents .................................  $    458,376   $    231,480
    Investment in trading securities, at fair value
       (cost of $2,241,762) (Note 5) ..........................     2,647,207        849,791
    Receivables ...............................................        32,667          8,375
                                                                 ------------   ------------
    TOTAL CURRENT ASSETS ......................................     3,138,250      1,089,646

EQUIPMENT (Note 6) ............................................         6,963              -
DEFERRED FINANCING COSTS (Note 7) .............................        41,582              -
OIL AND GAS PROPERTY (Note 8) .................................        46,538              -
MINERAL PROPERTIES (Note 9) ...................................     8,523,971      8,523,971
                                                                 ------------   ------------

TOTAL ASSETS ..................................................  $ 11,757,304   $  9,613,617
============================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT
    Accounts payable and accrued liabilities ..................  $    305,825   $    107,906
    Due to related party (Note 13) ............................        86,499              -
                                                                 ------------   ------------
TOTAL CURRENT LIABILITIES .....................................       392,324        107,906

CONVERTIBLE DEBENTURES (Note 10) ..............................       900,000              -
ASSET RETIREMENT OBLIGATION (Note 11) .........................        43,833         39,865
                                                                 ------------   ------------

    TOTAL LIABILITIES .........................................     1,336,157        147,771
                                                                 ------------   ------------

STOCKHOLDERS' EQUITY
    Capital stock (Note 12)
       Authorized
    250,000,000 common shares with a par value of $0.001
       Issued and outstanding
    24,937,407 common shares (2004-69,541,835 common shares) ..        24,938         69,542
    Additional paid in capital ................................    12,497,778     11,225,301
    Deficit ...................................................    (1,427,764)    (1,427,764)
    Deficit accumulated during the development stage ..........      (673,805)      (401,233)
                                                                 ------------   ------------

    TOTAL STOCKHOLDERS' EQUITY ................................    10,421,147      9,465,846
                                                                 ------------   ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ....................  $ 11,757,304   $  9,613,617
============================================================================================

HISTORY AND ORGANIZATION OF THE COMPANY (Note 1)
SUBSEQUENT EVENTS (Note 17)

   The accompanying notes are an integral part of these consolidated financial statements.

                                            F-27

XTRA-GOLD RESOURCES CORP.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Expressed in U.S. Dollars)

==============================================================================================================
                                                  Cumulative amounts
                                                 from the beginning of
                                                 the development stage
                                                 on January 1, 2003 to      Year Ended          Year Ended
                                                   December 31, 2005     December 31, 2005   December 31, 2004
--------------------------------------------------------------------------------------------------------------
EXPENSES
  Amortization ................................      $      1,054          $      1,054        $          -
  Exploration .................................           788,252               476,223             312,029
  General and administrative ..................           634,701               416,639             215,362
  Foreign exchange gain .......................          (137,364)              (72,876)            (64,488)
  Mineral interests (Note 4) ..................            26,000                     -              26,000
                                                     ------------          ------------        ------------

LOSS BEFORE OTHER ITEMS .......................        (1,312,643)             (821,040)           (488,903)
                                                     ------------          ------------        ------------

OTHER ITEMS
  Interest expense ............................           (40,089)              (40,089)                  -
  Realized gains on sales of trading securities           161,465               160,170               1,295
  Net unrealized gain on trading securities ...           389,910               323,624              66,286
  Other income ................................           127,552               104,763              22,789
                                                     ------------          ------------        ------------
                                                          638,838               548,468              90,370
                                                     ------------          ------------        ------------

LOSS FOR THE PERIOD ...........................      $   (673,805)         $   (272,572)       $   (398,533)
==============================================================================================================

BASIC AND DILUTED LOSS PER COMMON SHARE .......                            $      (0.01)       $      (0.01)
==============================================================================================================

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING ....................                              42,075,408          65,660,173
==============================================================================================================

            The accompanying notes are an integral part of these consolidated financial statements.

                                                     F-28

XTRA-GOLD RESOURCES CORP.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in U.S. Dollars)

==============================================================================================================
                                                  Cumulative amounts
                                                 from the beginning of
                                                 the development stage
                                                 on January 1, 2003 to      Year Ended          Year Ended
                                                   December 31, 2005     December 31, 2005   December 31, 2004
--------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Loss for the period .........................       $  (673,805)          $  (272,572)        $  (398,533)
  Items not affecting cash:
    Amortization ..............................             1,054                 1,054                   -
    Amortization of deferred financing costs ..             4,620                 4,620                   -
    Accretion of asset retirement obligation ..             3,968                 3,968                   -
    Shares issued for services ................             5,500                 5,500                   -
    Stock-based compensation ..................            41,022                41,022                   -
    Unrealized foreign exchange gain ..........          (151,455)              (93,339)            (58,116)
    Realized gains on sale of trading
     securities ...............................          (161,465)             (160,170)             (1,295)
    Purchase of trading securities ............        (4,790,770)           (3,532,825)         (1,257,945)
    Proceeds on sale of trading securities ....         2,846,393             2,312,542             533,851
    Unrealized gain on trading securities .....          (389,910)             (323,624)            (66,286)
    Loss on disposal of equipment .............             1,088                     -               1,088
    Mineral property acquired on
     purchase of subsidiary ...................            26,000                     -              26,000
    Expenses paid by stockholders .............             2,700                     -                   -

  Changes in non-cash working capital items:
    Increase in receivables ...................           (24,292)              (24,292)                  -

    Increase in accounts payable
     and accrued liabilities ..................           248,595               151,381              97,214
    Increase in due to related party ..........            86,499                86,499                   -
                                                      -----------           -----------         -----------

  Net cash used in operating activities .......        (2,924,258)           (1,800,236)         (1,124,022)
                                                      -----------           -----------         -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of
   convertible debentures .....................           900,000               900,000                   -
  Deferred financing costs ....................           (46,202)              (46,202)                  -
  Issuance of capital stock, net of
   financing costs ............................         2,550,343             1,181,351           1,368,992
                                                      -----------           -----------         -----------

  Net cash provided by financing activities ...         3,404,141             2,035,149           1,368,992
                                                      -----------           -----------         -----------

                                                 - continued -

            The accompanying notes are an integral part of these consolidated financial statements.

                                                     F-29

XTRA-GOLD RESOURCES CORP.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in U.S. Dollars)

==============================================================================================================
                                                  Cumulative amounts
                                                 from the beginning of
                                                 the development stage
                                                 on January 1, 2003 to      Year Ended          Year Ended
                                                   December 31, 2005     December 31, 2005   December 31, 2004
--------------------------------------------------------------------------------------------------------------
Continued...

CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of equipment ....................            (8,017)               (8,017)                  -
  Acquisition of cash on purchase
   of subsidiary ..............................            11,510                     -              11,510
  Acquisition of subsidiary ...................           (25,000)                    -             (25,000)
                                                      -----------           -----------         -----------

  Net cash used in investing activities .......           (21,507)               (8,017)            (13,490)
                                                      -----------           -----------         -----------

CHANGE IN CASH AND CASH EQUIVALENTS
DURING THE PERIOD .............................           458,376               226,896             231,480

CASH AND CASH EQUIVALENTS,
BEGINNING OF THE PERIOD .......................                 -               231,480                   -
                                                      -----------           -----------         -----------

CASH AND CASH EQUIVALENTS, END OF THE PERIOD ..       $   458,376           $   458,376         $   231,480
==============================================================================================================

SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS (Note 14)

            The accompanying notes are an integral part of these consolidated financial statements.

                                                     F-30

XTRA-GOLD RESOURCES CORP.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(Expressed in U.S. Dollars)

========================================================================================================================
                                                                                                Deficit
                                         Common Stock                                         Accumulated
                                   -----------------------     Additional                     During the
                                      Number                    Paid-in                       Development
                                    of Shares      Amount       Capital         Deficit          Stage          Total
------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2003 .....    62,714,085    $ 62,714    $  1,367,750    $(1,427,764)    $   (2,700)    $         -

March,  2004 - private placement
  at $0.35 per share ...........     2,000,000       2,000         698,000              -              -         700,000

May, 2004 - private placement at
  $0.35 per share ..............     2,129,400       2,129         743,161              -              -         745,290

December, 2004 - acquisition of
  subsidiary via issuance of
  common stock .................     2,698,350       2,699       8,492,688              -              -       8,495,387

Share issuance costs ...........             -           -         (76,298)             -              -         (76,298)

Loss for the year ..............             -           -               -              -       (398,533)       (398,533)
                                   -----------    --------    ------------    -----------     ----------     -----------

BALANCE, DECEMBER 31, 2004 .....    69,541,835      69,542      11,225,301     (1,427,764)      (401,233)      9,465,846


May, 2005 - cancellation of
  shares .......................   (47,000,000)    (47,000)         47,000              -              -               -

June, 2005 - for services ......        10,000          10           5,490              -              -           5,500

June, 2005 - private placement
  at $0.55 per share ...........       536,218         536         294,384              -              -         294,920

August, 2005 - private placement
at $0.55 per share .............       300,000         300         164,700              -              -         165,000

November, 2005 - private
  placement at $0.55 per share .     1,549,354       1,550         850,595              -              -         852,145

Share issuance costs ...........             -           -        (130,714)             -              -        (130,714)

Stock-based compensation .......             -           -          41,022              -              -          41,022

Loss for the year ..............             -           -               -              -       (272,572)       (272,572)
                                   -----------    --------    ------------    -----------     ----------     -----------

BALANCE, DECEMBER 31, 2005 .....    24,937,407    $ 24,938    $ 12,497,778    $(1,427,764)    $ (673,805)    $10,421,147
========================================================================================================================

                 The accompanying notes are an integral part of these consolidated financial statements.

                                                          F-31

XTRA-GOLD RESOURCES CORP.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
DECEMBER 31, 2005

================================================================================

1.       HISTORY AND ORGANIZATION OF THE COMPANY

         Silverwing Systems Corporation (the "Company"), a Nevada corporation, was incorporated on September 1, 1998. On June 23, 1999, the Company completed the acquisition of Advertain On-Line Canada Inc. ("Advertain Canada"), a Canadian company operating in Vancouver, British Columbia, Canada. The Company changed its name to Advertain On-Line Inc. ("Advertain") on August 19, 1999. Advertain Canada's business was the operation of a web site, "Advertain.com", whose primary purpose was to distribute entertainment advertising on the Internet.

         In May 2001, the Company, being unable to continue its funding of Advertain Canada's operations, decided to abandon its interest in Advertain Canada. On June 15, 2001, the Company sold its investment in Advertain Canada back to Advertain Canada's original shareholder. On June 18, 2001, the Company changed its name from Advertain to RetinaPharma International, Inc. ("RetinaPharma") and became inactive.

         In 2003, the Company became a resource exploration and development company. On October 31, 2003, the Company acquired 100% of the issued and outstanding common stock of Xtra-Gold Resources, Inc.("XGRI"). XGRI was incorporated in Florida on October 24, 2003. On December 19, 2003, the Company changed its name from RetinaPharma to Xtra-Gold Resources Corp.

         In 2004, the Company acquired 100% of the issued and outstanding capital stock of Canadiana Gold Resources Limited ("Canadiana") and 90% of the issued and outstanding capital stock of Goldenrae Mining Company Limited ("Goldenrae") (Note 4). Both companies are incorporated in Ghana and the remaining 10% of the issued and outstanding capital stock of Goldenrae is held by the Government of Ghana.

         On October 20, 2005, XGRI changed its name to Xtra Energy Corp. ("Xtra Energy").

         On October 20, 2005, the Company incorporated Xtra Oil & Gas Ltd. ("XOG") in Alberta, Canada.

         On December 21, 2005, Canadiana changed its name to Xtra-Gold Exploration Limited ("XG Exploration").

         On January 13, 2006, Goldenrae changed its name to Xtra-Gold Mining Limited ("XG Mining").

         On March 2, 2006, the Company incorporated Xtra Oil & Gas (Ghana) Limited ("XOGG") in Ghana.

2.       GOING CONCERN

         The Company is in the development stage with respect to its resource properties, incurred losses of $272,572 and $398,533 during the years ended December 31, 2005 and 2004, respectively, and has accumulated a deficit during the development stage of $673,805. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

XTRA-GOLD RESOURCES CORP.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
DECEMBER 31, 2005

================================================================================

2.       GOING CONCERN (cont'd...)

         Management of the Company ("Management") is of the opinion that sufficient financing will be obtained from external financing and further share issuances to meet the Company's obligations. At December 31, 2005, the Company has working capital of $2,745,926 and subsequent to year end has raised an additional $573,170 pursuant to a private placement and the exercise of warrants (Note 17).

3.       SIGNIFICANT ACCOUNTING POLICIES

         GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

         These consolidated financial statements have been prepared in conformity with generally accepted accounting principles of the United States of America ("US GAAP").

         PRINCIPLES OF CONSOLIDATION

         These consolidated financial statements include the accounts of the Company, its wholly owned subsidiaries, Xtra Energy (from October 24,
         2003), XG Exploration (from February 16, 2004) and XOG (from October 20, 2005), and its 90% owned subsidiary, XG Mining (from December 22,
         2004). All significant intercompany accounts and transactions have been eliminated on consolidation.

         USE OF ESTIMATES

         The preparation of consolidated financial statements in conformity with US GAAP requires Management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         CASH AND CASH EQUIVALENTS

         The Company considers highly liquid investments with original maturities of three months or less to be cash equivalents. At December 31, 2005 and 2004, cash and cash equivalents consisted of cash held at financial institutions.

         RECEIVABLES

         No allowance for doubtful accounts has been provided. Management has evaluated all receivables and believes they are all collectible.

         TRADING SECURITIES

         The Company's trading securities are reported at fair value, with unrealized gains and losses included in earnings.

XTRA-GOLD RESOURCES CORP.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
DECEMBER 31, 2005

================================================================================

3.       SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

         EQUIPMENT

         Equipment is recorded at cost and is being amortized over its estimated useful lives using the declining balance method at the following annual rates:

              Office furniture and equipment                   20%
              Computer equipment                               30%

         DEFERRED FINANCING COSTS

         Deferred financing costs consist of expenses incurred to obtain funds pursuant to the issuance of the convertible debentures and are being amortized straight-line over the term of the debentures.

         OIL AND NATURAL GAS PROPERTIES

         The Company follows the full cost method of accounting for oil and natural gas operations. Under this method, all costs associated with the acquisition of, exploration for and development of oil and gas reserves are capitalized in cost centers on a country-by-country basis. Such costs include property acquisition costs, geological and geophysical studies, carrying charges on non-producing properties, costs of drilling productive wells, and overhead expenses directly related to these activities.

         Depletion is calculated for producing properties by using the unit-of-production method based on estimated proved reserves, before royalties, as determined by management of the Company or independent consultants. Sales or dispositions of oil and gas properties are credited to the respective cost centers and a gain or loss is recognized when all properties in a cost center have been disposed of, unless such sale or disposition significantly alters the relationship between capitalized costs and proved reserves of oil and gas attributable to the cost center. Costs of abandoned properties are accounted for as adjustments of capitalized costs and written off to expense.

         Undeveloped properties are excluded from the depletion calculation until the quantities of proved reserves can be determined.

         A ceiling test is applied to the proven properties for each cost center and for the aggregate of all cost centers by comparing the net capitalized costs to the estimated future net revenues from production of estimated proved reserves without discount, plus the costs of unproved properties net of impairment. Any excess capitalized costs are written off to expense. Further, the ceiling test for the aggregate of all cost centers is required to include the effects of future removal and site restoration costs, general and administrative expenses, financing costs and income taxes. The calculation of future net revenues is based upon prices, costs and regulations in effect at each year end.

         Unproved properties are assessed for impairment on an annual basis by applying factors that rely on historical experience. In general, the Company may write off any unproved property under one or more of the following conditions:

XTRA-GOLD RESOURCES CORP.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
DECEMBER 31, 2005

================================================================================

3.       SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

         OIL AND NATURAL GAS PROPERTIES (cont'd...)

         (a) there are no firm plans for further drilling on the unproved property; (b) negative results were obtained from studies of the unproved properties;
         (c) negative results were obtained from studies conducted in the vicinity of the unproved property; or (d) the remaining term of the unproved property does not allow sufficient time for further studies or drilling.

         MINERAL PROPERTIES AND EXPLORATION AND DEVELOPMENT COSTS

         The costs of acquiring mineral rights are capitalized and allocated between proven and probable reserves and mineralization not considered proven and probable reserves at the date of acquisition, based on relative fair values. If it is later established that some mineralization meets the definition of proven and probable reserves, then it will be reclassified as relating to reserves at that time. After acquisition, various factors can affect the recoverability of the capitalized costs. If, after review, management concludes that the carrying amount of a mineral property is impaired, it will be written down to estimated fair value. Exploration and development costs incurred on mineral properties classified as mineralization are expensed as incurred. Development costs incurred on proven and probable reserves will be capitalized. Upon commencement of production, capitalized costs will be amortized using the unit-of-production method over the estimated life of the ore body based on proven and probable reserves.

         LONG-LIVED ASSETS

         The Company accounts for long-lived assets under Statements of Financial Accounting Standards Nos. 142 and 144 "Accounting for Goodwill and Other Intangible Assets" and "Accounting for Impairment or Disposal of Long-Lived Assets" ("SFAS 142 and 144"). In accordance with SFAS 142 and 144, long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, the recoverability test is performed using undiscounted net cash flows related to the long-lived assets.

         ASSET RETIREMENT OBLIGATIONS

         The Company records the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development, and/or normal use of the long-lived assets. The Company also records a corresponding asset which is amortized over the life of the asset. Subsequent to the initial measurement of the asset retirement obligation, the obligation is adjusted at the end of each period to reflect the passage of time (accretion expense) and changes in the estimated future cash flows underlying the obligation (asset retirement cost).

         STOCK-BASED COMPENSATION

         The Company calculates the fair value of all stock options granted and records these amounts as compensation expense over the vesting period of the options using the straight-line method. The Black-Scholes option pricing model is used to calculate fair value.

XTRA-GOLD RESOURCES CORP.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
DECEMBER 31, 2005

================================================================================

3.       SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

         INCOME TAXES

         The Company accounts for income taxes under Statements of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         LOSS PER SHARE

         Basic loss per common share is computed using the weighted average number of common shares outstanding during the year. To calculate diluted loss per share, the Company uses the treasury stock method as defined in Financial Accounting Standards No. 128, "Earnings Per Share." As of December 31, 2005, there were 2,482,810 warrants (2004 - 2,064,700), 1,020,000 options (2004 - Nil) and convertible debentures exercisable into 900,000 common shares (2004 - Nil) which have not been included in the weighted average number of common shares outstanding as these were anti-dilutive.

         FOREIGN EXCHANGE

         The Company's functional currency is the U.S. dollar. The Company does not have non-monetary assets and liabilities that are in a currency other than the U.S. dollar. Any monetary assets and liabilities that are in a currency other than the U.S. dollar are translated at the rate prevailing at year end. Revenue and expenses in a foreign currency are translated at rates that approximate those in effect at the time of translation. Gains and losses from translation of foreign currency transactions into U.S. dollars are included in current results of operations.

         FINANCIAL INSTRUMENTS

         The Company's financial instruments consist of cash and cash equivalents, trading securities, receivables, accounts payable and accrued liabilities, amounts due to a related party and convertible debentures. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from its financial instruments. The fair values of these financial instruments approximate their carrying values due to their short term nature, unless otherwise noted. The Company has its cash primarily in one commercial bank in Toronto, Ontario, Canada.

         CONCENTRATION OF CREDIT RISK

         The financial instrument which potentially subjects the Company to concentration of credit risk is cash. The Company maintains cash in bank accounts that, at times, may exceed federally insured limits. As of December 31, 2005, the Company has exceeded the federally insured limit. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

XTRA-GOLD RESOURCES CORP.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
DECEMBER 31, 2005

================================================================================

3.       SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

         RECENT ACCOUNTING PRONOUNCEMENTS

         In December 2004, Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 153, "Exchanges of Non monetary Assets - an amendment of APB Opinion No. 29" ("SFAS 153") which amends Accounting Principles Board Opinion No. 29, "Accounting for Non Monetary Transactions" to eliminate the exception for non monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non monetary assets that do not have commercial substance. A non monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for non monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005.

         In December 2004, FASB issued Statements of Financial Accounting Standards No. 123R, "Share Based Payment" ("SFAS 123R"). SFAS 123R supersedes APB 25 and its related implementation guidance by requiring entities to recognize the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards (with limited exceptions) and revises SFAS 123 as follows:

         (i) Public entities are required to measure liabilities incurred to employees in share-based payment transactions at fair value and nonpublic entities may elect to measure their liabilities to employees incurred in share-based payment transactions at their intrinsic value whereas under SFAS 123, all share-based payment liabilities were measured at their intrinsic value.

         (ii) Nonpublic entities are required to calculate fair value using an appropriate industry sector index for the expected volatility of its share price if it is not practicable to estimate the expected volatility of the entity's share price.

         (iii) Entities are required to estimate the number of instruments for which the requisite service is expected to be rendered as opposed to accounting for forfeitures as they occur.

         (iv) Incremental compensation cost for a modification of the terms or conditions of an award is measured by comparing the fair value of the modified award with the fair value of the award immediately before the modification whereas SFAS 123 required that the effects of a modification be measured as the difference between the fair value of the modified award at the date it is granted and the award's value immediately before the modification determined based on the shorter of
         (1) its remaining initially estimated expected life or (2) the expected life of the modified award.

         SFAS 123R also clarifies and expands guidance in several areas, including measuring fair value, classifying an award as equity or as a liability and attributing compensation cost to reporting periods. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and Emerging Issues Task Force No. 96-18 "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods and Services" ("EITF 96-18"). SFAS 123R also does not address the accounting for employee share ownership plans which are subject to Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans". Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first annual reporting period that begins after June 15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first annual reporting period that begins after December 15, 2005. For nonpublic entities, SFAS 123R must be applied as of the beginning of the first annual reporting period beginning after December 15, 2005.

XTRA-GOLD RESOURCES CORP.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
DECEMBER 31, 2005

================================================================================

3.       SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

         RECENT ACCOUNTING PRONOUNCEMENTS (cont'd...)

         In May 2005, FASB issued Statements of Financial Accounting Standards No. 154, "Accounting Changes and Error Corrections - A Replacement of APB Opinion No. 20 and FASB Statement No. 3" ("SFAS 154") which is effective for fiscal years ending after December 15, 2005. SFAS 154 requires that changes in accounting policy be accounted for on a retroactive basis.

         The adoption of these new pronouncements is not expected to have a material effect on the Company's consolidated financial position or results of operations.

4.       ACQUISITIONS

         On February 16, 2004, the Company acquired 100% of the outstanding and issued capital stock of XG Exploration by paying $25,000 and assuming $1,000 of liabilities. XG Exploration holds rights to a mineral prospecting licence on the Banso and Muoso concessions (the "Banso and Muoso Projects") located in Ghana. The total purchase price of $26,000 was written off to operations because no value was established for these prospecting rights as the Company does not yet have mining leases from the Government of the Republic of Ghana ("Government of Ghana") to conduct mining operations on these projects.

         On December 22, 2004, the Company acquired 90% of the outstanding and issued capital stock of XG Mining by issuing 2,698,350 of the Company's common shares. XG Mining holds mining leases on the Kwabeng and Pameng concessions (the "Kwabeng and Pameng Projects"), and a mineral prospecting licence on the Apapam concession (the "Apapam Project"), all located in Ghana. The cost of the acquisition was based on the fair value of the net assets acquired.

         The total purchase price of $8,495,387 was allocated as follows:

            Cash .....................................  $    11,510

            Receivables ..............................        8,375

            Equipment ................................        1,088

            Mineral property .........................    8,484,106

            Accounts payable and accrued liabilities .       (9,692)
                                                        -----------

                                                        $ 8,495,387
                                                        ===========

         The Government of Ghana owns the remaining 10% of XG Mining's issued and outstanding capital stock. Pursuant to Ghanaian mining laws and regulations, the Government of Ghana holds a 10% interest in all mining leases in Ghana.

         Both acquisitions were accounted for using the purchase method with the net assets of the acquired companies being recorded at fair market value at the date of acquisition.

XTRA-GOLD RESOURCES CORP.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
DECEMBER 31, 2005

================================================================================

5.       INVESTMENTS

         At December 31, 2005, the Company held investments classified as trading securities, which consisted of various equity securities. All trading securities are carried at fair value. As of December 31, 2005, the fair value of trading securities was $2,647,207 (2004 - $849,791).

6.       EQUIPMENT

===============================================================================================
                                          2005                               2004
                            -------------------------------------------------------------------
                                     Accumulated    Net Book            Accumulated    Net Book
                             Cost    Amortization    Value      Cost    Amortization    Value
                            -------------------------------------------------------------------
Furniture and equipment ..  $2,964      $  296       $2,668    $    -      $    -       $    -
Computer equipment .......   5,053         758        4,295         -           -            -
                            -------------------------------------------------------------------
                            $8,017      $1,054       $6,963    $    -      $    -       $    -
===============================================================================================

7.       DEFERRED FINANCING COSTS

         ==============================================================
                                                   2005          2004
         --------------------------------------------------------------
         Balance, beginning of year ........     $      -      $      -
         Costs incurred ....................       46,202             -
         Amortization ......................        4,620             -
         --------------------------------------------------------------
         Balance, end of year ..............     $ 41,582      $      -
         ==============================================================

         During the year ended December 31, 2005, the Company paid a finder's fee of $45,000 and other expenses of $1,202 relating to a convertible debenture financing (Note 10).

8.       OIL AND GAS PROPERTY

         During the year ended December 31, 2005, the Company entered into a participation agreement for a 5% participating interest in certain oil and gas leases in Saskatchewan, Canada ("Saskatchewan Project"). To earn its interest, the Company was required to pay Ranger Canyon Energy Inc. $13,925 and to pay its proportionate share of seismic and drilling expenditures incurred. The Company's share of a drilling program undertaken in 2005 was $32,613.

XTRA-GOLD RESOURCES CORP.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
DECEMBER 31, 2005

================================================================================

9.       MINERAL PROPERTIES

         =================================================================
                                                     2005          2004
         -----------------------------------------------------------------
         Acquisition costs (Note 4) ..........    $8,484,106    $8,484,106
         Asset retirement obligation (Note 11)        39,865        39,865
         -----------------------------------------------------------------
         Total ...............................    $8,523,971    $8,523,971
         =================================================================

         KWABENG AND PAMENG PROJECTS

         The Company holds two mining leases in Ghana. These mining leases grant the Company surface and mining rights to produce gold in the leased areas until July 26, 2019. All gold production will be subject to a 3% production royalty of the net smelter returns ("NSR").

         APAPAM, BANSO AND MUOSO PROJECTS

         The Company holds prospecting licences on its Apapam, Banso and Muoso Projects in Ghana. These licences grant the Company the right to conduct exploratory work to determine whether there are mineable reserves of gold or diamonds in the licenced areas, are for two years and are renewable. If mineable reserves of gold or diamonds are discovered, the Company will have the first option to acquire a mining lease.

         OPTION AGREEMENT ON EDUM BANSO PROJECT

         In October, 2005, XG Exploration entered into an option agreement (the "Option Agreement") with Adom Mining Limited ("Adom") to acquire 100% of Adom's right, title and interest in and to a prospecting licence on the Edum Banso concession (the "Edum Banso Project") located in Ghana. Adom further granted XG Exploration the right to explore, develop, mine and sell mineral products from this concession. The Option Agreement has a five year term. The consideration paid was $15,000 with additional payments of $5,000 to be paid on the anniversary date of the Option Agreement in each year during the term. Upon the commencement of gold production, an additional $200,000 is to be paid, unless proven and probable reserves are less than 2,000,000 ounces, in which case the payment shall be reduced to $100,000. Upon successful transfer of title from Adom to XG Exploration, a production royalty (the "Royalty") of 2% of the net smelter returns shall be paid to Adom; provided, however that in the event that less than 2,000,000 ounces of proven and probable reserves are discovered, then the Royalty shall be 1%. The Royalty can be purchased by XG Exploration for $2,000,000; which will be reduced to $1,000,000 if proven and probable reserves are less than 2,000,000 ounces.

         MINING LEASE AND PROSPECTING LICENCE COMMITMENTS

         The Company is committed to expend, save and except for fees payable from time to time to the Minerals Commission and the Environmental Protection Agency ("EPA") (of Ghana) for an extension of an expiry date of a prospecting licence or mining lease and, in the case of the EPA, processing and certificate fees with respect to EPA permits, an aggregate of less than $500 in connection with annual or ground rent and mining permits to enter upon and gain access to the areas covered by the Company's mining leases and prospecting licences.

XTRA-GOLD RESOURCES CORP.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
DECEMBER 31, 2005

================================================================================

10.      CONVERTIBLE DEBENTURES

         During the year ended December 31, 2005, the Company completed a convertible debenture financing for gross proceeds of $900,000. The debentures bear interest at 7% per annum, payable quarterly, and the principal balance is repayable by June 30, 2010. Debenture holders have the option to convert any portion of the outstanding principal into common shares at the conversion rate of $1 per share.

11.      ASSET RETIREMENT OBLIGATION

         ==============================================================
                                                    2005         2004
         --------------------------------------------------------------
         Balance, beginning of year .........      $39,865      $     -
         Obligation incurred ................            -       39,865
         Accretion expense ..................        3,968            -
         --------------------------------------------------------------
         Balance, end of year ...............      $43,833      $39,865
         ==============================================================

         The Company has a legal obligation associated with its mineral properties for clean up costs when work programs are completed.

         The undiscounted amount of cash flows, required over the estimated reserve life of the underlying assets, to settle the obligation, adjusted for inflation, is estimated at $50,000 (2004 - $50,000). The obligation was calculated using a credit-adjusted risk free discount rate of 10% and an inflation rate of 2%. It is expected that this obligation will be funded from general Company resources at the time the costs are incurred.

12.      CAPITAL STOCK

         CANCELLATION OF SHARES

         In May 2005, 47,000,000 common shares owned by two directors were returned to treasury and cancelled.

         PRIVATE PLACEMENTS

         In November 2005, the Company issued 1,549,354 common shares at $0.55 per share for gross proceeds of $852,145.

         In August 2005, the Company issued 300,000 common shares at $0.55 per share for gross proceeds of $165,000. For each two shares subscribed for, the purchaser received one share purchase warrant which enables the holder to acquire an additional common share at a price of $0.75 to August 31, 2006.

         In June 2005, the Company issued 536,218 common shares at $0.55 per share for gross proceeds of $294,920. For each two shares subscribed for, the purchaser received one share purchase warrant which enables the holder to acquire an additional common share at a price of $0.75 to April 30, 2006.

XTRA-GOLD RESOURCES CORP.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
DECEMBER 31, 2005

================================================================================

12.      CAPITAL STOCK (cont'd...)

         PRIVATE PLACEMENTS (cont'd...)

         In May 2004, the Company issued 2,129,400 common shares at $0.35 per share for gross proceeds of $745,290. For each two shares subscribed for, the purchaser received one share purchase warrant which enables the holder to acquire an additional common share at a price of $0.75 for one year. The Company subsequently extended the exercise period to February 28, 2006.

         In March 2004, the Company issued 2,000,000 common shares at $0.35 per share for gross proceeds of $700,000. For each two shares subscribed for, the purchaser received one share purchase warrant which enables the holder to acquire an additional common share at a price of $0.75 for one year. The Company subsequently extended the exercise period to February 28, 2006.

         ACQUISITION OF SUBSIDIARY

         Effective December 22, 2004, the Company acquired 90% of the outstanding shares of XG Mining in exchange for 2,698,350 shares of common stock (Note 4). In connection with this acquisition, 47,000,000 shares owned by two officers and directors of the Company were returned to treasury and cancelled.

         STOCK OPTIONS

         The number of shares reserved for issuance under the Company's equity compensation option plan is 3,000,000. The terms and conditions of any options granted, including the number and type of options, the exercise period, the exercise price and vesting provisions, are determined by the board of directors.

         At December 31, 2005, the following stock options were outstanding:

         ===========================================================
            Number of Options      Exercise Price       Expiry Date
         -----------------------------------------------------------
                1,020,000              $0.55           June 20, 2015
         ===========================================================

         Stock option transactions and the number of stock options outstanding are summarized as follows:

=============================================================================================
                                                2005                          2004
                                    ---------------------------   ---------------------------
                                                   Weighted                      Weighted
                                      Number        Average         Number         Average
                                    of Options   Exercise Price   of Options   Exercise Price
---------------------------------------------------------------------------------------------
Outstanding, beginning of year ...           -       $    -             -           $   -
    Granted ......................   1,020,000         0.55             -               -
    Cancelled/Expired ............           -            -             -               -
                                     ---------                       ----

Outstanding, end of year .........   1,020,000       $ 0.55             -           $   -
=============================================================================================

Exercisable, end of year .........     127,500       $ 0.55             -           $   -
=============================================================================================

XTRA-GOLD RESOURCES CORP.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
DECEMBER 31, 2005

================================================================================

12.      CAPITAL STOCK (cont'd...)

         STOCK-BASED COMPENSATION

         The fair value of stock options granted during the year ended December 31, 2005 totalled $310,324 (2004 - $Nil). Of this, $41,022 (2004 -
         $Nil) was expensed in the year and included in general and administrative expenses. The remaining $269,302 will be expensed in future periods.

         The following assumptions were used for the Black-Scholes valuation of stock options granted during the years ended December 31, 2005 and 2004:

                                                 December     December
                                                 31, 2005     31, 2004
                                                 ---------------------
         Risk-free interest rate .............     4.06%         -
         Expected life .......................   10 years        -
         Annualized volatility ...............    10.42%         -
         Dividend rate .......................      0%           -

         The weighted average fair value of options granted was $0.30 (2004 - $Nil).

         WARRANTS

         At December 31, 2005, the following warrants were outstanding:

         ====================================================================
         Number of Warrants     Exercise Price           Expiry Date
         --------------------------------------------------------------------
              2,064,700            $ 0.75         February 28, 2006 (Note 17)
                268,110              0.75         April 30, 2006
                150,000              0.75         August 31, 2006
         ====================================================================

         Warrant transactions and the number of warrants outstanding are summarized as follows:

         ==============================================================
                                                  2005          2004
         --------------------------------------------------------------
         Balance, beginning of year .....      2,064,700              -
             Issued .....................        418,110      2,064,700
             Exercised ..................              -              -
             Expired ....................              -              -
                                               ---------      ---------

         Balance, end of year ...........      2,482,810      2,064,700
         ==============================================================

XTRA-GOLD RESOURCES CORP.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
DECEMBER 31, 2005

================================================================================

13.      RELATED PARTY TRANSACTIONS

         During the year, the Company entered into the following transactions with related parties:

         (a) Paid or accrued consulting fees of $97,767 (2004 - $Nil) to officers of the Company.

         Amounts due to a related party are non-interest bearing, unsecured and have no fixed terms of repayment.

         The amounts charged to the Company for the services provided have been determined by negotiation among the parties. These transactions were in the normal course of operations and were measured at the exchange value, which represented the amount of consideration established and agreed to by the related parties.


14.      SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS

================================================================================
                                                            Cumulative amounts
                                                           from the beginning of
                                                           the development stage
                                                            on January 1, 2003
                                     2005        2004      to December 31, 2005
--------------------------------------------------------------------------------
Cash paid during the period for:
  Interest ...................     $ 31,500    $      -         $  31,500
  Income taxes ...............     $      -    $      -         $       -
================================================================================

         The significant non-cash transaction during the year ended December 31, 2005 was the issuance of 10,000 common shares valued at $5,500 for consulting services.

         The significant non-cash transaction during the year ended December 31, 2004 was the issuance of 2,698,350 shares of common stock of the Company for the acquisition of XG Mining (Note 4).


15.      DEFERRED INCOME TAXES

         Income tax benefits attributable to losses from United States of America operations was $Nil for the years ended December 31, 2005 and 2004, and differed from the amounts computed by applying the United States of America federal income tax rate of 34% to pretax losses from operations as a result of the following:

XTRA-GOLD RESOURCES CORP.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
DECEMBER 31, 2005

================================================================================

15.      DEFERRED INCOME TAXES (cont'd...)

         ==============================================================
                                                    2005        2004
         --------------------------------------------------------------
         Loss for the year ....................  $(272,572)  $(398,533)
         ==============================================================

         Computed "expected" tax benefit ......  $ (92,674)  $(135,501)
         Non deductible (deductible) items ....    (54,487)      4,234
         Lower effective income tax rate on
           loss of foreign subsidiaries .......        673      10,886
         Valuation allowance ..................    146,488     120,381
                                                 ---------   ---------
                                                 $       -   $       -
         ==============================================================

         The tax effects of temporary differences that give rise to significant deferred tax assets and deferred tax liabilities are as follows:

         ===================================================================
                                                         2005        2004
         -------------------------------------------------------------------
         Deferred tax assets:
           Net operating loss carry forwards - US ..  $ 558,752   $ 510,015
           Net operating loss carry forwards - Ghana     70,053      66,911
         Valuation allowance .......................   (628,805)   (576,926)
                                                      ---------   ---------
         Total deferred tax assets .................  $       -   $       -
         ===================================================================

         The valuation allowance for deferred tax assets as of December 31, 2005 and 2004 was $628,805 and $576,926, respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

         Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in assessing the realizability of deferred tax assets. In order to fully realize the deferred tax asset attributable to net operating loss carryforwards, the Company will need to generate future taxable income of approximately $1,920,000 prior to the expiration of the net operating loss carryforwards. Of the $1,920,807 of operating loss carryforwards, $1,670,617 is attributable to the US, and expires between 2019 and 2025, and the balance of $250,190 is attributable to Ghana and expires between 2007 and 2010.

XTRA-GOLD RESOURCES CORP.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
DECEMBER 31, 2005

================================================================================

16.      SEGMENTED INFORMATION

         The Company has one reportable segment, being the exploration and development of resource properties.

         Geographic information is as follows:

         ==============================================================
                                                2005            2004
         --------------------------------------------------------------
         Capital assets:
            Canada ....................      $   53,501      $        -
            Ghana .....................       8,523,971       8,523,971
                                             ----------      ----------

         Total capital assets .........      $8,577,472      $8,523,971
         ==============================================================

17.      SUBSEQUENT EVENTS

         Subsequent to December 31, 2005:

         A. PRIVATE PLACEMENT

            The Company issued 792,029 common shares at $0.70 per share for gross proceeds of $554,420.

         B. EXERCISE OF WARRANTS

            (i) The expiry date for the exercise of the warrants issued in connection with the private placements completed in March and May 2004 (Note 12) was extended to March 31, 2006.

            (ii) In February 2006, 25,000 warrants were exercised for total proceeds of $18,750.

         C. PROMISSORY NOTE AND SUBSEQUENT CONVERSION INTO SHARES

            On January 12, 2006, the Board approved the issuance of an unsecured promissory note ("Note") in the aggregate amount of US$66,302 in connection with an account payable owing to an officer and director of the Company ("Note Holder") with respect to unpaid consulting fees, expenses incurred on behalf of the Company and a bonus. Under the terms of the Note, the Note Holder had the option to convert any portion owing under the Note from time to time into shares of the Company at the conversion price of US$0.55 per share. On January 31, 2006, the Note Holder provided the Company with a notice of conversion to convert US$50,000 of the outstanding Note into shares and was subsequently issued 90,909 shares on February 9, 2006.

NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION SET FORTH HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

Prospectus Summary ....................................................       7
Risk Factors ..........................................................       9
Use of Proceeds .......................................................      21
Market for Common Stock and Dividend Policy ...........................      21
Forward-Looking Statements ............................................      23
Management's Discussion and Analysis or Plan of Operation .............      24
Business ..............................................................      35
Management ............................................................      65
Executive Compensation ................................................      69
Certain Relationships and Related Transactions ........................      75
Principal Stockholders ................................................      77
Description of Securities .............................................      78
Selling Security Holders ..............................................      79
Plan of Distribution ..................................................      94
Shares Eligible for Future Sale .......................................      96
Legal Matters .........................................................      96
Experts ...............................................................      96
Additional Information ................................................      97
Financial Statements ..................................................     F-1


                                12,146,478 SHARES

                            XTRA-GOLD RESOURCES CORP.

                                   PROSPECTUS

                             ________________, 2006

                                    PART TWO

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As authorized by the Nevada Revised Statutes, our articles of incorporation provide that none of our directors shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except liability for:

         o any breach of a director's duty of loyalty to our company or our stockholders;

         o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

         o unlawful payments of dividends or unlawful stock redemptions or repurchases; and

         o any transaction from which a director derived an improper personal benefit.

         This provision limits our rights and the rights of our stockholders to recover monetary damages against a director for breach of the fiduciary duty of care except in the situations described above. This provision does not limit our rights or the rights of any stockholder to seek injunctive relief or rescission if a director breaches his duty of care. These provisions will not alter the liability of our directors under federal securities laws. Our by-laws require us to indemnify our directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described above.

         Our articles of incorporation further provide for the indemnification of any and all persons who serve as our directors, officers, employees or agents to the fullest extent permitted under Nevada law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The estimated expenses in connection with the distribution of the securities being registered, all of which are payable by our Company, are as follows:

SEC Registration and Filing Fee ...............................   $       1,560
Legal Fees and Expenses* ......................................   $      20,000
Accounting Fees and Expenses* .................................   $      15,000
Financial Printing* ...........................................   $       5,000
Transfer Agent Fees* ..........................................   $       1,000
Blue Sky Fees and Expenses* ...................................   $           0
Miscellaneous* ................................................   $         500
                                                                  -------------
TOTAL EXPENSES ................................................   $      43,060
                                                                  =============

* Estimated

None of the foregoing expenses are being paid by the Selling Security Holders.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         On October 28, 2003, as consideration for the option grant from CaribGold Minerals, Inc., Xtra Energy issued 20,000 shares of its common stock to CaribGold. These shares were subsequently exchanged for 20,000 shares of our common stock upon our acquisition of all of the outstanding capital stock of Xtra Energy (the "XTRA ENERGY ACQUISITION"). CaribGold was provided access to business and financial information about our Company and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment in our Company. Accordingly, CaribGold was a "sophisticated" investor within the meaning of federal securities laws. The certificate evidencing the shares issued in the transaction included a legend stating that the securities were not registered under the Securities Act and may not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. The Xtra Energy Acquisition was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

         On October 31, 2003, our Company issued 10,050,000 shares of our common stock to acquire the balance of the issued and outstanding shares of Xtra Energy pursuant to a share exchange (the "SHARE EXCHANGE") with the following shareholders of Xtra Energy:

-------------------------------------------------------------------------------
                           NAME                                NUMBER OF SHARES
-------------------------------------------------------------------------------
William Edward (Ted) McKechnie .............................       5,000,000
-------------------------------------------------------------------------------
Paul Zyla ..................................................       5,000,000
-------------------------------------------------------------------------------
Brokton International Inc. .................................          50,000
-------------------------------------------------------------------------------
TOTAL SECURITIES ISSUED ....................................      10,050,000
-------------------------------------------------------------------------------

         The Xtra Energy shareholders were provided access to business and financial information about our Company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of conducting the Share Exchange with our Company. Accordingly, the Xtra Energy shareholders were "sophisticated" investors within the meaning of federal securities laws. The certificates evidencing the shares issued in the transaction included a legend stating that the securities were not registered under the Securities Act and may not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. The Share Exchange was exempt from the registration requirements of the Securities Act by reason of
Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

         On December 19, 2003, our Company conducted a stock consolidation whereby every shareholder of record, as set out in the following table, was issued five shares for each one share held.

-----------------------------------------------------------------------------------------------
                               NUMBER OF SHARES                                 TOTAL SHARES
                                     HELD          NUMBER OF SHARES ISSUED          HELD
NAME OF SHAREHOLDER            PRE-CONSOLIDATION       ON CONSOLIDATION      POST CONSOLIDATION
-----------------------------------------------------------------------------------------------
Cede & Co. ....................        46,705               186,820                233,525
-----------------------------------------------------------------------------------------------
Trevor Allen ..................             5                    20                     25
-----------------------------------------------------------------------------------------------
Pauline Amoy and Keith Lay ....            10                    40                     50
-----------------------------------------------------------------------------------------------
Bamby Investments Ltd. ........         2,800                11,200                 14,000
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                               NUMBER OF SHARES                                 TOTAL SHARES
                                     HELD          NUMBER OF SHARES ISSUED          HELD
NAME OF SHAREHOLDER            PRE-CONSOLIDATION       ON CONSOLIDATION      POST CONSOLIDATION
-----------------------------------------------------------------------------------------------
Brokton International Ltd. ....        50,000               200,000                250,000
-----------------------------------------------------------------------------------------------
Noreen Brown ..................            10                    40                     50
-----------------------------------------------------------------------------------------------
Jayne Burgoyne ................             5                    20                     25
-----------------------------------------------------------------------------------------------
CaribGold Minerals Inc. .......        20,000                80,000                100,000
-----------------------------------------------------------------------------------------------
Ian Daniel ....................            53                   212                    265
-----------------------------------------------------------------------------------------------
Judy Davey ....................            10                    40                     50
-----------------------------------------------------------------------------------------------
Harwinderj Dhillon ............            10                    40                     50
-----------------------------------------------------------------------------------------------
Dynastar Investments Ltd. .....         1,000                 4,000                  5,000
-----------------------------------------------------------------------------------------------
Jason Ellis ...................             5                    20                     25
-----------------------------------------------------------------------------------------------
Janice Eng/Charles Macachor ...            10                    40                     50
-----------------------------------------------------------------------------------------------
Nancy Etchart .................            10                    40                     50
-----------------------------------------------------------------------------------------------
G.M. Capital Partners .........     1,200,000             4,800,000              6,000,000
-----------------------------------------------------------------------------------------------
Ursula Handschin ..............         4,000                16,000                 20,000
-----------------------------------------------------------------------------------------------
High Quality Corp. ............         1,000                 4,000                  5,000
-----------------------------------------------------------------------------------------------
Huda Ltd. .....................         4,000                16,000                 20,000
-----------------------------------------------------------------------------------------------
Wan Jung ......................            10                    40                     50
-----------------------------------------------------------------------------------------------
Sukhibir Kallu ................            10                    40                     50
-----------------------------------------------------------------------------------------------
Knight Financial Ltd. .........     1,200,000             4,800,000              6,000,000
-----------------------------------------------------------------------------------------------
Michelle Koch .................            10                    40                     50
-----------------------------------------------------------------------------------------------
Glenn Lachowiez ...............            10                    40                     50
-----------------------------------------------------------------------------------------------
Edward and Edith Lay ..........            40                   160                    200
-----------------------------------------------------------------------------------------------
Barry Lee .....................            10                    40                     50
-----------------------------------------------------------------------------------------------
Franklin Macachor Jr. .........            20                    80                    100
-----------------------------------------------------------------------------------------------
Barry Maedel ..................            60                   240                    300
-----------------------------------------------------------------------------------------------
N.H. Maedel ...................           170                   680                    850
-----------------------------------------------------------------------------------------------
Bernard Magale ................             5                    20                     25
-----------------------------------------------------------------------------------------------
Nicolas Mathys ................         4,000                16,000                 20,000
-----------------------------------------------------------------------------------------------
Jollean Matsen ................           230                   920                  1,150
-----------------------------------------------------------------------------------------------
Karby Matsen ..................            50                   200                    250
-----------------------------------------------------------------------------------------------
Ted McKechnie .................     5,000,000            20,000,000             25,000,000
-----------------------------------------------------------------------------------------------
New Creations Consulting ......           200                   800                  1,000
-----------------------------------------------------------------------------------------------
New Creations Consulting ......           128                   512                    640
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                               NUMBER OF SHARES                                 TOTAL SHARES
                                     HELD          NUMBER OF SHARES ISSUED          HELD
NAME OF SHAREHOLDER            PRE-CONSOLIDATION       ON CONSOLIDATION      POST CONSOLIDATION
-----------------------------------------------------------------------------------------------
Merv Peters ...................            10                    40                     50
-----------------------------------------------------------------------------------------------
Brent Peters ..................            10                    40                     50
-----------------------------------------------------------------------------------------------
Michael Reynoch ...............            10                    40                     50
-----------------------------------------------------------------------------------------------
Ian Shanks ....................            10                    40                     50
-----------------------------------------------------------------------------------------------
Alison Sharpe .................            10                    40                     50
-----------------------------------------------------------------------------------------------
Anne Sharpe ...................            10                    40                     50
-----------------------------------------------------------------------------------------------
Betsy Sharpe ..................            10                    40                     50
-----------------------------------------------------------------------------------------------
Don Sharpe ....................            10                    40                     50
-----------------------------------------------------------------------------------------------
Lynn Sharpe ...................            10                    40                     50
-----------------------------------------------------------------------------------------------
Thomas and Mary Sheppard ......            30                   120                    150
-----------------------------------------------------------------------------------------------
Christian Snelgrove ...........            10                    40                     50
-----------------------------------------------------------------------------------------------
Shawn Spronken ................            15                    60                     75
-----------------------------------------------------------------------------------------------
Kenneth Szuszkiewicz ..........             5                    20                     25
-----------------------------------------------------------------------------------------------
Tannis Szuszkiewicz ...........             5                    20                     25
-----------------------------------------------------------------------------------------------
Ken Thomas ....................            10                    40                     50
-----------------------------------------------------------------------------------------------
Tiger-Eye Investments Cayman ..         4,000                16,000                 20,000
-----------------------------------------------------------------------------------------------
TTI Market Explorers Inc. .....            56                   224                    280
-----------------------------------------------------------------------------------------------
Randy West ....................            10                    40                     50
-----------------------------------------------------------------------------------------------
Paul Zyla .....................     5,000,000            20,000,000             25,000,000
-----------------------------------------------------------------------------------------------
TOTAL SECURITIES ISSUED .......                          50,171,268
-----------------------------------------------------------------------------------------------

         The Share Exchange was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

         On March 31, 2004, we completed a private financing for an aggregate purchase price of $700,000 and, in connection therewith, we issued a total of 2,000,000 shares of our common stock and warrants to purchase an additional 1,000,000 shares to the following 22 accredited [or sophisticated] investors:

--------------------------------------------------------------------------------
                  NAME                     NUMBER OF SHARES   NUMBER OF WARRANTS
--------------------------------------------------------------------------------
Avonlea Homes Investments Ltd. .........         150,000              75,000
--------------------------------------------------------------------------------
Anne McGinnis ..........................         100,000              50,000
--------------------------------------------------------------------------------
Asad Sheikh ............................         140,000              70,000
--------------------------------------------------------------------------------
Gordon Winter ..........................          60,000              30,000
--------------------------------------------------------------------------------
Sal Bossio .............................         100,000              50,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  NAME                     NUMBER OF SHARES   NUMBER OF WARRANTS
--------------------------------------------------------------------------------
Rene Petitjean .........................          30,000              15,000
--------------------------------------------------------------------------------
Mazhar Sheikh ..........................         140,000              70,000
--------------------------------------------------------------------------------
Paul Zyla ..............................          84,000              42,000
--------------------------------------------------------------------------------
Bridgitte Longshore, Trustee ...........         100,000              50,000
--------------------------------------------------------------------------------
Jim Schweitzer .........................         100,000              50,000
--------------------------------------------------------------------------------
Wamada Inc. ............................         140,000              70,000
--------------------------------------------------------------------------------
Ivano De Cotiis ........................          30,000              15,000
--------------------------------------------------------------------------------
Steven Adelstein .......................          72,000              36,000
--------------------------------------------------------------------------------
Michael J. Hausman .....................          30,000              15,000
--------------------------------------------------------------------------------
Joseph Parisi ..........................          30,000              15,000
--------------------------------------------------------------------------------
Steve E. Vlach .........................          72,000              36,000
--------------------------------------------------------------------------------
Ashley Investors Corp. .................         100,000              50,000
--------------------------------------------------------------------------------
Michael Herman .........................         150,000              75,000
--------------------------------------------------------------------------------
Leonard Sculler ........................          50,000              25,000
--------------------------------------------------------------------------------
B. S. Jr. Inc. .........................         143,000              71,500
--------------------------------------------------------------------------------
Hans J. Morsches .......................          35,000              17,500
--------------------------------------------------------------------------------
Thousand Hills Properties Inc. .........         144,000              72,000
--------------------------------------------------------------------------------
TOTAL SECURITIES ISSUED ................       2,000,000           1,000,000
--------------------------------------------------------------------------------

         The warrants were initially exercisable until March 31, 2005. Pursuant to Board approval, the expiry date for the exercise of warrants was extended to March 31, 2006, at an exercise price of $.75 per share, subject to adjustment. As of March 31, 2006, 78,500 of the 1,000,000 Warrants were exercised for 78,500 Shares. The remaining 921,500 Warrants were cancelled following their expiration on March 31, 2006. Each of the investors was provided access to business and financial information about our Company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in our Company. Accordingly, the investors were "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend stating that the securities were not registered under the Securities Act and may not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. No commissions or finder's fees were paid. The transaction was exempt from the registration requirements of the Securities Act by reason of
Section 4(2) thereunder as a transaction by an issuer not involving any public offering, and under Rule 506 of Regulation D.

         On May 31, 2004, we completed a private financing for an aggregate purchase price of $745,290 and, in connection therewith, we issued a total of 2,129,400 shares of our common stock and warrants to purchase an additional 1,064,700 shares to the following 24 accredited [or sophisticated] investors:

--------------------------------------------------------------------------------
                  NAME                     NUMBER OF SHARES   NUMBER OF WARRANTS
--------------------------------------------------------------------------------
Anacort Capital Inc. ...................          60,000              30,000
--------------------------------------------------------------------------------
Nancy Blasiak ..........................          30,000              15,000
--------------------------------------------------------------------------------
Dale Burstall ..........................          46,000              23,000
--------------------------------------------------------------------------------
Cathy Butler ...........................          15,000               7,500
--------------------------------------------------------------------------------
J. C. Cassina ..........................          50,000              25,000
--------------------------------------------------------------------------------
Michael Cooper .........................          30,000              15,000
--------------------------------------------------------------------------------
John DeBoer ............................          40,000              20,000
--------------------------------------------------------------------------------
Joanne Dorval-Dronyk ...................          50,000              25,000
--------------------------------------------------------------------------------
Allen Emes .............................          60,000              30,000
--------------------------------------------------------------------------------
Shelly Green ...........................          50,000              25,000
--------------------------------------------------------------------------------
Sandra Hall ............................          50,000              25,000
--------------------------------------------------------------------------------
Arthur G. Hibbard ......................          60,000              30,000
--------------------------------------------------------------------------------
Robert Ritzer ..........................          30,000              15,000
--------------------------------------------------------------------------------
Wendy E. Shaw ..........................          14,000               7,000
--------------------------------------------------------------------------------
Sheridan Platinum Group Ltd. ...........          71,400              35,700
--------------------------------------------------------------------------------
Richard Smith ..........................          30,000              15,000
--------------------------------------------------------------------------------
Jeff Walker ............................          30,000              15,000
--------------------------------------------------------------------------------
Paul Weisberg ..........................          30,000              15,000
--------------------------------------------------------------------------------
Paul Zyla ..............................          16,000               8,000
--------------------------------------------------------------------------------
Avonlea Homes Investments Ltd. .........         595,000             297,500
--------------------------------------------------------------------------------
Finneran Investments Ltd. ..............         150,000              75,000
--------------------------------------------------------------------------------
Stephen J. Maass .......................          72,000              36,000
--------------------------------------------------------------------------------
Anthony V. and Karen R. Laterza ........         500,000             250,000
--------------------------------------------------------------------------------
LOM Securities (Bermuda) Limited .......          50,000              25,000
--------------------------------------------------------------------------------
TOTAL SECURITIES ISSUED ................       2,129,400           1,064,700
--------------------------------------------------------------------------------

         The warrants were initially exercisable until May 31, 2005. Pursuant to Board approval, the expiry date for the exercise of warrants was extended to March 31, 2006, at an exercise price of $.75 per share, subject to adjustment. As of March 31, 2006, 30,000 of the 1,064,700 Warrants were exercised for 30,000 Shares. The remaining 1,034,700 Warrants were cancelled following their expiration on March 31, 2006. Each of the investors was provided access to business and financial information about our Company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in our Company. Accordingly, the investors were "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend stating that the securities were not registered under the Securities Act and may not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. Haywood Securities Inc. and Norstar Securities International, registered broker-dealers received an aggregate commission in the amount of US$21,123.20 for assisting our Company with the sale of the securities issued in connection with this transaction. We also paid two individuals an aggregate finder's fee of $1,347.50 for introducing our Company to certain investors in connection with this transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering, and under Regulation S.

         On December 22, 2004, we executed a share purchase agreement with the trustees representing the note and debenture holders of Akrokeri-Ashanti Gold Limited to extinguish their debts totaling approximately CAD$5,936,700 (USD$5,320,100). Akrokeri-Ashanti had pledged as security to the note and debenture Holders, 90% of the issued and outstanding shares of its subsidiary, XG Mining (formerly Goldenrae Mining Company Limited). We exchanged one-half share of our common stock for every CAD$1.00 (USD$.90) principal amount of notes and debentures and issued a total of 2,698,350 shares of our common stock for the CAD$5,396,700 (USD$5,320,100) outstanding principal amount of the notes and debentures.

--------------------------------------------------------------------------------
              NAME OF NOTE OR DEBENTURE HOLDER                  NUMBER OF SHARES
--------------------------------------------------------------------------------
Canadian Christian Education Foundation ......................       171,500
--------------------------------------------------------------------------------
Rory Cattanach ...............................................           300
--------------------------------------------------------------------------------
CDS & Co. ....................................................     1,743,100
--------------------------------------------------------------------------------
Marlene Chase ................................................            50
--------------------------------------------------------------------------------
Cyhen Developments Ltd. ......................................        50,000
--------------------------------------------------------------------------------
Penny Dibley .................................................           250
--------------------------------------------------------------------------------
Andrew Dielemen Sr. ..........................................           550
--------------------------------------------------------------------------------
John Griffin .................................................         2,500
--------------------------------------------------------------------------------
Wilfred Griffioen ............................................        74,950
--------------------------------------------------------------------------------
Gundyco CIBC World Markets ...................................           500
--------------------------------------------------------------------------------
Laurentian Trust of Canada Inc., in trust for Donald Deeves ..         5,000
--------------------------------------------------------------------------------
Trust La Laurentienne ........................................           350
--------------------------------------------------------------------------------
Jeannie Luimes ...............................................         5,000
--------------------------------------------------------------------------------
Margaret Van Velzen ..........................................         1,000
--------------------------------------------------------------------------------
Hilda Vroom ..................................................         5,250
--------------------------------------------------------------------------------
W.D. Latimer Co. Ltd. ........................................        38,050
--------------------------------------------------------------------------------
Albert Bultje ................................................         8,520
--------------------------------------------------------------------------------
John Cappon ..................................................        17,135
--------------------------------------------------------------------------------
CDS & Co. ....................................................       286,235
--------------------------------------------------------------------------------
Anthony Cristani .............................................         9,600
--------------------------------------------------------------------------------
John De Boer .................................................         1,695
--------------------------------------------------------------------------------
John and Nell De Boer ........................................         7,615
--------------------------------------------------------------------------------
Henk and Yvonne De Bruin .....................................        21,600
--------------------------------------------------------------------------------
Diane Van Dyk ................................................        18,130
--------------------------------------------------------------------------------
Grace Engelsman ..............................................        17,870
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              NAME OF NOTE OR DEBENTURE HOLDER                  NUMBER OF SHARES
--------------------------------------------------------------------------------
Fundamental Capital Corp. ....................................         9,600
--------------------------------------------------------------------------------
Doug Groombrdige .............................................         2,405
--------------------------------------------------------------------------------
Arie and Wilma Kleine ........................................        18,300
--------------------------------------------------------------------------------
Peter and Tina Koning ........................................        22,430
--------------------------------------------------------------------------------
Jeannie Luimes ...............................................         3,140
--------------------------------------------------------------------------------
Paul and Susan McFarlan ......................................         9,600
--------------------------------------------------------------------------------
Paul Mercer and Katherine Ashendenm ..........................         9,690
--------------------------------------------------------------------------------
Art Miedema ..................................................         3,470
--------------------------------------------------------------------------------
J. Douglas Mills .............................................         4,465
--------------------------------------------------------------------------------
Larry Parker .................................................        59,215
--------------------------------------------------------------------------------
Yke Reitsma ..................................................         4,310
--------------------------------------------------------------------------------
Susan Thomson ................................................         5,950
--------------------------------------------------------------------------------
William Ubbens ...............................................         2,515
--------------------------------------------------------------------------------
William and Wendy Ubbens .....................................           415
--------------------------------------------------------------------------------
George Vroom .................................................        10,720
--------------------------------------------------------------------------------
Hilda Vroom ..................................................        44,325
--------------------------------------------------------------------------------
John Vroom ...................................................         1,050
--------------------------------------------------------------------------------
TOTAL SECURITIES ISSUED ......................................     2,698,350
--------------------------------------------------------------------------------

         The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

         On June 21, 2005, our Board approved the granting of an aggregate of 1,020,000 nonqualified stock options to certain officers, directors or consultants of our Company vesting in equal amounts over a four year term at an exercise price of $0.55 per share. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

--------------------------------------------------------------------------------
                                                  NUMBER OF SHARES TO BE GRANTED
              NAME OF OPTIONEE                       ON EXERCISE OF OPTIONS
--------------------------------------------------------------------------------
William Edward (Ted) McKechnie ...............                300,000
--------------------------------------------------------------------------------
Daniel Earle .................................                720,000
--------------------------------------------------------------------------------
TOTAL SECURITIES ISSUED ......................              1,020,000
--------------------------------------------------------------------------------

         On June 30, 2005, we completed a private financing for an aggregate purchase price of $294,920 and, in connection therewith, we issued a total of 536,218 shares of our common stock and warrants to purchase an additional 268,110 shares to the following 16 accredited [or sophisticated] investors:

--------------------------------------------------------------------------------
                    NAME                   NUMBER OF SHARES   NUMBER OF WARRANTS
--------------------------------------------------------------------------------
Bradam Financial Holdings Ltd. .........        185,000              92,500
--------------------------------------------------------------------------------
CMK Financial Holdings Ltd. ............         60,000              30,000
--------------------------------------------------------------------------------
Court Global SA ........................          4,000               2,000
--------------------------------------------------------------------------------
Interloan AG ...........................         19,000               9,500
--------------------------------------------------------------------------------
Merlin Asset Holdings SA ...............         18,000               9,000
--------------------------------------------------------------------------------
Christopher Nola .......................        181,818              90,910
--------------------------------------------------------------------------------
Nube Administration Inc. ...............          6,000               3,000
--------------------------------------------------------------------------------
Piper Foundation .......................          6,000               3,000
--------------------------------------------------------------------------------
Anita Shapolsky ........................         14,000               7,000
--------------------------------------------------------------------------------
N. Sleeva ..............................          6,500               3,250
--------------------------------------------------------------------------------
Suzanne Speckert .......................          4,000               2,000
--------------------------------------------------------------------------------
I. Spivack .............................          1,600                 800
--------------------------------------------------------------------------------
Tom Stefopulos .........................          4,000               2,000
--------------------------------------------------------------------------------
Marianne Strub .........................          2,500               1,250
--------------------------------------------------------------------------------
Subaraschi Foundation ..................         21,000              10,500
--------------------------------------------------------------------------------
B. Wilson ..............................          2,800               1,400
--------------------------------------------------------------------------------
TOTAL SECURITIES ISSUED ................        536,218             268,110
--------------------------------------------------------------------------------

         The warrants were exercisable until April 30, 2006, at an exercise price of $.75 per share, subject to adjustment. As of April 30, 2006, 177,200 of the 268,110 Warrants were exercised for 177,200 Shares. The remaining 90,910 Warrants were cancelled following their expiration on April 30, 2006. Each of the investors was provided access to business and financial information about our Company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in our Company. Accordingly, the investors were "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend stating that the securities were not registered under the Securities Act and may not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. We paid a private foreign investment company a finder's fee of $29,000 for introducing our Company to certain investors in connection with this transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of
Section 4(2) thereunder as a transaction by an issuer not involving any public offering, and under Rule 506 of Regulation D and under Regulation S.

         On July 7, 2005, we completed a private debt financing for which we received aggregate loan proceeds of $900,000. We issued three convertible debentures as security therefor whereby the holders of the convertible debentures are entitled to convert the principal balance owing from time to time thereunder into an aggregate of up to 900,000 shares of our common stock and Accrued Interest for an aggregate of 15,750 shares of our common stock to the following three accredited [or sophisticated] investors:

-----------------------------------------------------------------------------------------------
                                          NUMBER OF SHARES ISSUABLE   NUMBER OF SHARES ISSUABLE
                                              ON CONVERSION OF             ON CONVERSION OF
                  NAME                     CONVERTIBLE DEBENTURES          ACCRUED INTEREST
-----------------------------------------------------------------------------------------------
Alpine Atlantic Asset Management AG ...              250,000                       4,375
-----------------------------------------------------------------------------------------------
Bradam Financial Holdings Ltd. ........              500,000                       8,750
-----------------------------------------------------------------------------------------------
CMK Financial Holdings Ltd. ...........              150,000                       2,625
-----------------------------------------------------------------------------------------------
TOTAL SECURITIES ISSUED ...............              900,000                      15,750
-----------------------------------------------------------------------------------------------

         Each of the above-noted investors was provided access to business and financial information about our Company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in our Company. Accordingly, the investors were "sophisticated" within the meaning of federal securities laws. Each convertible debenture and the securities into which they are convertible (collectively, the "SECURITIES") include a legend stating that the securities were not registered under the Securities Act and may not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with these transactions. We paid a private foreign investment company a finder's fee of $56,000 for introducing our Company to certain investors in connection with this transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of
Section 4(2) thereunder as a transaction by an issuer not involving any public offering and under Regulation S. This transaction was an "offshore" transaction with non-U.S. persons.

         On August 31, 2005, we completed a private financing for an aggregate purchase price of $165,000 and, in connection therewith, we issued a total of 300,000 shares of our common stock and warrants to purchase an additional 150,000 shares to the following three accredited [or sophisticated] investors:

--------------------------------------------------------------------------------
                  NAME                    NUMBER OF SHARES   NUMBER OF WARRANTS
--------------------------------------------------------------------------------
Brian Lines ...........................         200,000             100,000
--------------------------------------------------------------------------------
Fred Honea and Carmen de Liniers ......         100,000              50,000
--------------------------------------------------------------------------------
TOTAL SECURITIES ISSUED ...............         300,000             150,000
--------------------------------------------------------------------------------

         The warrants are exercisable until August 31, 2006, at an exercise price of $.75 per share, subject to adjustment. As of August 31, 2006, none of the warrants had been exercised. Each of the investors was provided access to business and financial information about our Company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in our Company. Accordingly, the investors were "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend stating that the securities were not registered under the Securities Act and may not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. Haywood Securities Inc., a registered broker-dealer received a commission in the amount of US$5,500 for assisting our Company with the sale of the securities issued in connection with this transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of
Section 4(2) thereunder as a transaction by an issuer not involving any public offering and under Regulation S. This transaction was an "offshore" transaction to non-U.S. persons.

         On November 7, 2005, we completed a private financing for an aggregate purchase price of $852,145 and, in connection therewith, we issued a total of 1,549,354 shares of our common stock to the following 22 accredited [or sophisticated] investors:

--------------------------------------------------------------------------------
                          NAME                              NUMBER OF SHARES
--------------------------------------------------------------------------------
Sufran Investments Ltd. ................................          50,000
--------------------------------------------------------------------------------
Walter Schneider .......................................         100,000
--------------------------------------------------------------------------------
Peter Schmid ...........................................          20,000
--------------------------------------------------------------------------------
Leon van der Merwe .....................................         100,000
--------------------------------------------------------------------------------
Margaret Speckert ......................................         100,000
--------------------------------------------------------------------------------
Pipeline Displays and Fixtures Inc. ....................          50,000
--------------------------------------------------------------------------------
1127024 Ontario Limited ................................          35,000
--------------------------------------------------------------------------------
Allen Emes .............................................          30,000
--------------------------------------------------------------------------------
H. Richard Smith .......................................          40,000
--------------------------------------------------------------------------------
Arthur G. Hibbard ......................................          90,000
--------------------------------------------------------------------------------
Anacort Capital Inc. ...................................          40,000
--------------------------------------------------------------------------------
John Richard Charlton ..................................         200,000
--------------------------------------------------------------------------------
Katherine Carson .......................................          19,354
--------------------------------------------------------------------------------
Joanne Dorval-Dronyk ...................................          60,000
--------------------------------------------------------------------------------
Richard Coglan .........................................         100,000
--------------------------------------------------------------------------------
Asad Sheikh ............................................         100,000
--------------------------------------------------------------------------------
Walter Dainard .........................................         100,000
--------------------------------------------------------------------------------
Slowjen Ltd. ...........................................          15,000
--------------------------------------------------------------------------------
Zapfe Holdings Inc. ....................................         100,000
--------------------------------------------------------------------------------
John McFarlane .........................................          50,000
--------------------------------------------------------------------------------
Norman Clements ........................................          50,000
--------------------------------------------------------------------------------
Kander Financial Corp. .................................         100,000
--------------------------------------------------------------------------------
TOTAL SECURITIES ISSUED ................................       1,549,354
--------------------------------------------------------------------------------

         Each of the above-noted investors was provided access to business and financial information about our Company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in our Company. Accordingly, the investors were "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend stating that the securities were not registered under the Securities Act and may not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. Haywood Securities Inc., a registered broker-dealer received a commission in the amount of US$2,200 for assisting our Company with the sale of the securities issued in connection with this transaction. We also paid a private foreign investment company a finder's fee of $48,089 and an individual a finder's fee of $8,800 for introducing our Company to certain investors in connection with this transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder and Regulation S. This transaction was an "offshore" transaction to non-U.S. persons.

         We established our 2005 Equity Compensation Plan (the "PLAN") effective June 21, 2005, which provides for the issuance of nonqualified options to officers, directors and key employees, consultants, advisors and other service providers. As of November 28, 2006, we have issued and outstanding options to purchase 1,996,000 shares of common stock under the Plan at an exercise price of
(i) $0.55 per share for 300,000 options expiring on June 20, 2015; (ii) $0.70 per share for 324,000 options expiring on April 21, 2009; (iii) $0.70 per share for 972,000 options of which 432,000 options expire on May 1, 2009 and 540,000 options which expire on January 30, 2007; and (iv) $0.90 per share for 400,000 options expiring on August 1, 2009. The options were issued to six consultants of our Company, four of whom are also current officers and/or directors of our Company. The security issuances were exempt from registration by Section 4(2) of the Securities Act. The option holders had access to information about us and had the opportunity to ask questions about us. The options issued contain a legend restricting their transferability absent registration or an available exemption.

         On January 12, 2006, we issued a $66,302 convertible promissory note (the "NOTE") to a former officer and director of our Company, for accrued expenses incurred on behalf of our Company, unpaid consulting fees and a bonus. This issuance was exempt from registration under the Securities Act in reliance on Section 4(2). The certificate evidencing the Note that was issued contained a legend restricting its transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

         On March 6, 2006, we completed a private financing for an aggregate purchase price of $554,420 and, in connection therewith, we issued a total of 792,029 shares of our common stock to the following eight accredited [or sophisticated] investors:

--------------------------------------------------------------------------------
                          NAME                              NUMBER OF SHARES
--------------------------------------------------------------------------------
Fred Honea and Carmen de Liniers .......................         250,000
--------------------------------------------------------------------------------
Morton Berman ..........................................          35,000
--------------------------------------------------------------------------------
Brulene Inc. ...........................................         142,000
--------------------------------------------------------------------------------
J.W.T. Witzel ..........................................          70,000
--------------------------------------------------------------------------------
Eric Robert Taylor .....................................         150,029
--------------------------------------------------------------------------------
E.C. McFeely ...........................................         100,000
--------------------------------------------------------------------------------
Fred Kozak .............................................          20,000
--------------------------------------------------------------------------------
Bank Julius Baer & Co. Ltd. ............................          25,000
--------------------------------------------------------------------------------
TOTAL SECURITIES ISSUED ................................         792,029
--------------------------------------------------------------------------------

         Each of the above-noted investors was provided access to business and financial information about our Company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in our Company. Accordingly, the investors were "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend stating that the securities were not registered under the Securities Act and may not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. We also paid two private foreign investment companies an aggregate finder's fee of $58,000 for introducing our Company to certain investors in connection with this transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder and under Rule 506 of Regulation D and Regulation S.

         On April 21, 2006, our Board approved the granting of an aggregate of 324,000 nonqualified stock options to certain officers, directors or consultants of our Company vesting in equal amounts over a three year term at an exercise price of $0.70 per share. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

--------------------------------------------------------------------------------
                                               NUMBER OF SHARES TO BE GRANTED
              NAME OF OPTIONEE                     ON EXERCISE OF OPTIONS
--------------------------------------------------------------------------------
William Edward (Ted) McKechnie .............               216,000
--------------------------------------------------------------------------------
Rebecca Kiomi Mori .........................               108,000
--------------------------------------------------------------------------------
TOTAL SECURITIES ISSUED ....................               324,000
--------------------------------------------------------------------------------

         On May 1, 2006, our Board approved the granting of an aggregate of 972,000 nonqualified stock options to certain officers, directors or consultants of our Company vesting in equal amounts over a three year term at an exercise price of $0.70 per share. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

--------------------------------------------------------------------------------
                                               NUMBER OF SHARES TO BE GRANTED
              NAME OF OPTIONEE                     ON EXERCISE OF OPTIONS
--------------------------------------------------------------------------------
Dr. Michael Byron ..........................               540,000 (1)
--------------------------------------------------------------------------------
Yves Clement ...............................               324,000
--------------------------------------------------------------------------------
Alhaji Abudulai ............................               108,000
--------------------------------------------------------------------------------
TOTAL SECURITIES ISSUED ....................               972,000
--------------------------------------------------------------------------------

(1) Following the resignation of the optionee on October 30, 2006, all of these options became vested and will expire on January 30, 2007.

         On June 16, 2006, we completed a private financing for an aggregate purchase price of $520,300 and, in connection therewith, we issued a total of 578,112 shares of our common stock and warrants to purchase an additional 289,056 shares to the following ten accredited [or sophisticated] investors:

--------------------------------------------------------------------------------
             NAME                 NUMBER OF SHARES          NUMBER OF WARRANTS
--------------------------------------------------------------------------------
Norman Clements ..............         70,000                     35,000
--------------------------------------------------------------------------------
Ron Nichol ...................         10,000                      5,000
--------------------------------------------------------------------------------
Sharon Christie ..............         50,000                     25,000
--------------------------------------------------------------------------------
Thousand Hills Properties ....         60,000                     30,000
--------------------------------------------------------------------------------
Michael and Vicki Lawrence ...         30,000                     15,000
--------------------------------------------------------------------------------
Frankie Mead .................         16,000                      8,000
--------------------------------------------------------------------------------
Christopher Nola .............        111,112                     55,556
--------------------------------------------------------------------------------
Basil F. Nola ................         20,000                     10,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             NAME                 NUMBER OF SHARES          NUMBER OF WARRANTS
--------------------------------------------------------------------------------
Eric Taylor ..................        111,000                     55,500
--------------------------------------------------------------------------------
Fred Honea ...................        100,000                     50,000
--------------------------------------------------------------------------------
TOTAL SECURITIES ISSUED ......        578,112                    289,056
--------------------------------------------------------------------------------

         The warrants are exercisable until June 16, 2007, at an exercise price of $1.50 per share, subject to adjustment. Each of the above-noted investors was provided access to business and financial information about our Company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in our Company. Accordingly, the investors were "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend stating that the securities were not registered under the Securities Act and may not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. We also paid two private foreign investment companies an aggregate finder's fee of $52,000 for introducing our Company to certain investors in connection with this transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder and under Rule 506 of Regulation D and Regulation S.

         On July 24, 2006, we completed a private financing for an aggregate purchase price of $1,018,800 and, in connection therewith, we issued a total of 1,132,000 shares of our common stock and warrants to purchase an additional 566,000 shares to the following two accredited [or sophisticated] investors:

--------------------------------------------------------------------------------
             NAME                 NUMBER OF SHARES          NUMBER OF WARRANTS
--------------------------------------------------------------------------------
Sprott Securities Inc. .......       1,110,000                   555,000
--------------------------------------------------------------------------------
Peter L. Winnell .............          22,000                    11,000
--------------------------------------------------------------------------------
TOTAL SECURITIES ISSUED ......       1,132,000                   566,000
--------------------------------------------------------------------------------

         The warrants are exercisable until July 31, 2007, at an exercise price of $1.50 per share, subject to adjustment. Each of the above-noted investors was provided access to business and financial information about our Company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in our Company. Accordingly, the investors were "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend stating that the securities were not registered under the Securities Act and may not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. We also paid a private foreign investment company a finder's fee of $50,000 and an individual a finder's fee of $50,000 for introducing our Company to certain investors in connection with this transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder and under Regulation S. This transaction was an "offshore" transaction to non-U.S. persons.

         On August 1, 2006, our Board approved the granting of an aggregate of 400,000 nonqualified stock options ("NSO'S") to certain officers, directors or consultants of our Company. The NSO's granted to our officer and director will vest in equal amounts over a three year term and the NSO's granted to a consultant will vest upon the achievement of certain milestones as to 100,000 per achievement. The NSO's have an exercise price of $0.90 per share. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

--------------------------------------------------------------------------------
                                               NUMBER OF SHARES TO BE GRANTED
              NAME OF OPTIONEE                     ON EXERCISE OF OPTIONS
--------------------------------------------------------------------------------
William Edward (Ted) McKechnie .............               200,000
--------------------------------------------------------------------------------
John Douglas Mills .........................               200,000
--------------------------------------------------------------------------------
TOTAL SECURITIES ISSUED ....................               400,000
--------------------------------------------------------------------------------

         On November 27, 2006, we completed a private financing for an aggregate purchase price of $310,200 and, in connection therewith, we issued a total of 282,000 shares of our common stock and warrants to purchase an additional 141,000 shares to the following eight accredited [or sophisticated] investors:

--------------------------------------------------------------------------------
             NAME                 NUMBER OF SHARES          NUMBER OF WARRANTS
--------------------------------------------------------------------------------
Walter Schneider .............          50,000                     25,000
--------------------------------------------------------------------------------
Adrian Jaggi .................          20,000                     10,000
--------------------------------------------------------------------------------
Markus Bertschin .............          30,000                     15,000
--------------------------------------------------------------------------------
Ernst Baur ...................          30,000                     15,000
--------------------------------------------------------------------------------
Matthias Schole ..............          32,000                     16,000
--------------------------------------------------------------------------------
Earl Charleton ...............          10,000                      5,000
--------------------------------------------------------------------------------
Leon Van Der Merwe ...........         100,000                     50,000
--------------------------------------------------------------------------------
Kurt Groebli .................          10,000                      5,000
--------------------------------------------------------------------------------
TOTAL SECURITIES ISSUED ......         282,000                    141,000
--------------------------------------------------------------------------------

         The warrants are exercisable until October 31, 2007, at an exercise price of $1.50 per share, subject to adjustment. Each of the above-noted investors was provided access to business and financial information about our Company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in our Company. Accordingly, the investors were "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend stating that the securities were not registered under the Securities Act and may not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. We paid an individual a finder's fee of $24,816 for introducing our Company to certain investors in connection with this transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder and under Regulation S. This transaction was an "offshore" transaction to non-U.S. persons.

ITEM 27.      EXHIBITS

EXHIBIT NO.                        DESCRIPTION OF DOCUMENT

2.1 Stock Exchange Agreement dated October 31, 2003, by and between Xtra-Gold Resources Corp. and the former shareholders of Xtra Energy Corp. (formerly Xtra-Gold Resources, Inc.)

3.1 Articles of Incorporation of Silverwing Systems Corporation filed on September 1, 1998

3.2 Articles of Amendment filed on August 19, 1999 to change our name to Advertain On-Line Inc.

3.3 Articles of Amendment filed June 18, 2001 to change our name to RetinaPharma International, Inc.

3.4 Articles of Amendment filed on October 8, 2001 to increase our capital stock from 25,000,000 to 100,000,000 shares

3.5 Articles of Amendment filed December 16, 2003 to change our name to Xtra-Gold Resources Corp. and to increase our capital stock from 100,000,000 to 250,000,000 shares

3.6           By-laws

4.1           Form of common stock purchase warrant

4.2           Form of convertible debenture

5             Legal Opinion of Schneider Weinberger & Beilly LLP *

10.1          2005 Equity Compensation Plan

10.2 Memorandum of Agreement dated October 28, 2003, by and between Xtra Energy Corp. (formerly Xtra-Gold Resources, Inc.) and Ranger Canyon Energy Inc. (formerly CaribGold Minerals, Inc.) *

10.3 Agreement dated February 16, 2004 by and between Xtra-Gold Resources Corp. and Akrokeri-Ashanti Gold Mines Inc.

10.4 Share Purchase Agreement dated December 22, 2004 between Xtra-Gold Resources Corp. and 2058168 Ontario Inc., the trustee for the former note holders of Akrokeri-Ashanti Gold Mines Inc.

10.5 Share Purchase Agreement dated December 22, 2004 among Xtra-Gold Resources Corp., 2058168 Ontario Inc., the trustee for the former debenture holders of Akrokeri-Ashanti Gold Mines Inc. and 2060768 Ontario Corp.

10.6 Stock Cancellation Agreement dated December 22, 2004 by and between Paul Zyla and Xtra-Gold Resources Corp. with respect to the cancellation of 24,000,000 shares

10.7 Stock Cancellation Agreement dated December 22, 2004 by and between William Edward McKechnie and Xtra-Gold Resources Corp. with respect to the cancellation of 23,000,000 shares

10.09 Stock option agreement dated September 5, 2005 with William Edward McKechnie, as optionee

10.10 Stock option agreement dated April 21, 2006 with William Edward McKechnie, as optionee

10.11 Stock option agreement dated April 21, 2006 with Kiomi Mori, as optionee

10.12 Stock option agreement dated May 1, 2006 with Michael Byron, as optionee

10.13 Stock option agreement dated May 1, 2006 with Yves Clement, as optionee

10.14 Stock option agreement dated May 1, 2006 with Alhaji Abudulai, as optionee

10.15 Stock option agreement dated August 1, 2006 with William Edward McKechnie, as optionee

10.16 Stock option agreement dated August 1, 2006 with John Douglas Mills, as optionee

10.17         Management consulting agreement dated May 1, 2006 with Yves
              Clement

10.18 Management consulting agreement dated July 1, 2006 with Goldeye Consultants Ltd.

10.19         Management consulting agreement dated July 1, 2006 with Rebecca
              Kiomi Mori

10.20         Consulting agreement dated August 1, 2006 with JD Mining Ltd. *

10.21 Management consulting agreement dated November 1, 2006 with Alhaji Nantogma Abudulai

10.22         Mining lease with respect to the Kwabeng concession *

10.23         Mining lease with respect to the Pameng concession *

10.24 Prospecting licence with respect to the Banso and Muoso concessions

10.25         Prospecting licence with respect to the Apapam concession

10.26         Prospecting licence with respect to the Edum Banso concession

10.27 Option Agreement dated October 17, 2005 between Xtra-Gold Exploration Limited and Adom Mining Limited *

10.28 Consulting agreement dated January 17, 2006 between Xtra-Gold Mining Limited and Bio Consult Limited

10.29 Amending Agreement dated October 19, 2006 between Xtra-Gold Exploration and Adom Mining Limited

10.30 Purchase and Sale Agreement dated September 1, 2006 between Xtra Oil & Gas Ltd. and TriStar Oil & Gas Ltd. *

14            Code of Ethics

23.1          Consent of Schneider Weinberger & Beilly LLP (filed with
              Exhibit 5) *

23.2          Consent of Davidson & Company LLP
__________

* to be filed


ITEM 28. UNDERTAKINGS

         The undersigned small business issuer will:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

               i. Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

               ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

               iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

               iv. Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Canada on November 30, 2006.


                          XTRA-GOLD RESOURCES CORP.


                          By:  /s/ WILLIAM EDWARD MCKECHNIE
                               ----------------------------
                               WILLIAM EDWARD MCKECHNIE
                               Chief (Principal) Executive and Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                      TITLE                           DATE


/s/ WILLIAM EDWARD MCKECHNIE   Chief (Principal) Financial     November 30, 2006
----------------------------   Officer, Chairman, Chief
WILLIAM EDWARD MCKECHNIE       (Principal) Executive Officer
                               and Director


/s/ REBECCA KIOMI MORI         Secretary and Treasurer         November 30, 2006
----------------------------   and Director
REBECCA KIOMI MORI


/s/ JAMES WERTH LONGSHORE      Director                        November 30, 2006
----------------------------
JAMES WERTH LONGSHORE